UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
NEW JERSEY RESOURCES CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

New Jersey Resources

2025 Proxy Statement

Annual Meeting: January 21, 2026

Virtual Meeting Site:

www.virtualshareholdermeeting.com/NJR2026

We believe our ability to execute our strategy and deliver sustainable growth is driven by our people, culture and commitment to meeting customers’ energy needs and providing long-term value to shareowners.

These core values drive our Commitment to Stakeholders:
•Safe and Reliable Service
•Customer Satisfaction
•Sustainable Growth and Innovation
•Engaged and High-Performing Workforce
•Social Responsibility
•Superior Financial Performance

Message from Our President and CEO

“NJR's model of diversified, complementary businesses continues to deliver strong growth, while driving forward new technology and innovation.”

STEVE WESTHOVEN DECEMBER 10, 2025
Dear Shareowner,
I am pleased to report that fiscal year 2025 was another strong year for New Jersey Resources ("NJR") - one defined by focus, execution, innovation and progress. Guided by our growth strategy, our results underscore the resilience of our business model, the strength of our operating discipline and our commitment to long-term value creation for shareowners.
In fiscal year 2025, NJR achieved net financial earnings of $3.29 per share — up from $2.95 last year — surpassing our robust long-term growth target of 7–9 percent. We also increased our initial net financial earnings per share ("NFEPS") guidance during the fiscal year for the fifth consecutive period, and we increased our dividend to a rate of $1.90 per share, marking our 30th consecutive year of dividend growth. We believe these solid results reflect the strength of the company, the talent of our team and our strong track record of strategic investments and disciplined capital allocation.
Today’s energy markets remain as dynamic as ever, demanding agility, foresight and continued investment in the systems and people that keep our company moving forward. Growing demand, affordability pressures and evolving public policy are causing a shift in the industry. We view our portfolio of complementary businesses as uniquely positioned to adapt to change and continue delivering meaningful outcomes for our customers and strong returns for our shareowners.
NJR remains committed to ensuring safety, reliability and affordability for the families and businesses we serve through system enhancements and energy-efficiency programs. Our prudent investments in innovative solutions are driving emission reductions and advancing our sustainability goals. Together, these efforts supported our fiscal year 2025 performance and position our company for continued success.
Please join us at our 2026 Annual Shareowners Meeting on January 21, 2026, at 9:30 a.m., Eastern Standard Time, via webcast at www.virtualshareholdermeeting.com/NJR2026. Your vote is important. Whether or not you attend the meeting, I encourage you to make sure your shares are properly represented by voting in one of the following convenient ways — by internet, telephone or mail.
On behalf of our entire company, I thank you for your investment and confidence in NJR. Guided by our sound strategy, culture of innovation, Commitment to Stakeholders and exceptional team, we have a solid foundation to grow our business and deliver long-term value. We look forward to continuing to reward your trust with the consistent performance and proven results our stakeholders expect.
Sincerely,
Steve Westhoven
President and CEO
(1)Net financial earnings is a financial measure not calculated in accordance with generally accepted accounting principles (“GAAP”) of the United States and is discussed in greater detail under “Net Financial Earnings Component.” For a full discussion of net financial earnings and a reconciliation to net income, please see Appendix A.

2025 Proxy Statement	1

Notice of Annual Meeting of Shareowners	New Jersey Resources Corporation 1415 Wyckoff Road Wall, New Jersey 07719

Annual Meeting: Wednesday, January 21, 2026 9:30 A.M., Eastern Standard Time	Online, via Webcast at www.virtualshareholdermeeting.com/NJR2026

The 2026 Annual Meeting of Shareowners is being held for the following purposes:

ITEMS OF BUSINESS

To elect as directors the five nominees to the Board of Directors named in the attached Proxy Statement, each for a term expiring in 2029

To approve a non-binding advisory resolution approving the compensation of our named executive officers

To approve our 2026 Stock Award and Incentive Plan

To ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026

To transact any other business that may properly be brought before the 2026 Annual Meeting of Shareowners or any adjournments or postponements thereof

The New Jersey Resources Corporation 2026 Annual Meeting of Shareowners (the “Meeting”) will be held in a virtual meeting format, via the internet, with no physical in-person meeting. We have designed the format of the virtual meeting to ensure that our shareowners who attend the Meeting will be afforded comparable rights and opportunities to participate as they would at an in-person meeting.
If you cannot attend the Meeting, a replay of the Meeting will be available at the Investor Relations section of our website for one year following the date of the Meeting.
Shareowners will be able to attend and vote at the Meeting and to submit questions before and during the Meeting via the internet. To participate in the Meeting (e.g., to submit questions or vote), you will need the control number provided on your proxy card, voting instruction form or Notice Regarding Availability of Proxy Materials. For more information, please see “Questions and Answers About the Meeting,” which begins on page 109 of the attached Proxy Statement ("Proxy Statement").

2	2025 Proxy Statement

Notice of Annual Meeting of Shareowners

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

BY INTERNET www.proxyvote.com or scan the Quick Response “QR” Barcode on your proxy card.	BY TELEPHONE Call 1-800-690-6903 as noted on your proxy card.	BY MAIL Sign, date and return your proxy card in the enclosed envelope.
AT THE VIRTUAL MEETING
You also may vote online during the Meeting by following the instructions provided on the website during the Meeting. See “Questions and Answers About the Meeting” for instructions on how to attend the Meeting.

The Board of Directors of NJR (the “Board”) has fixed the close of business on November 25, 2025, as the record date (the “Record Date”) for the determination of the shareowners entitled to notice of, and to vote at, the Meeting. Only shareowners of record at the close of business on the Record Date will be entitled to vote at the Meeting.
In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we are furnishing proxy materials to our shareowners via the internet. You may read, print or download our 2025 Proxy Statement and Annual Report at
http://investor.njresources.com/annual-proxy.cfm.
On or about December 10, 2025, we will mail our shareowners a notice (the “Notice”) that explains (i) how to access our 2025 Proxy Statement and Annual Report, (ii) how to vote and (iii) how to attend the Meeting. The Notice will also provide instructions on how to request a paper copy of these documents.
The Meeting is taking place in a virtual-only format, which allows us to connect with more shareowners and answer more questions while simultaneously providing our shareowners with all of the same rights, including the opportunities to vote and ask questions, that they would have had at an in-person meeting. For more information, please see the section titled “Questions and Answers About the Meeting.”
We hope you will attend our virtual meeting. Regardless of whether you plan to attend, it is important that your shares are represented and voted at the Meeting. If you received a paper copy of the proxy card or voting instruction form by mail, you can vote by signing, dating and returning that document. You can revoke your proxy at any time before it is exercised in the manner set forth in “Questions and Answers About the Meeting,” which begins on page 109 of this Proxy Statement.
Registered shareowners and participants in plans holding shares of our Common Stock may vote by telephone, internet or mail. To use these convenient services, follow the steps detailed in the voting instructions that are attached to the proxy card. Beneficial owners of shares of our Common Stock held in street name through a bank or brokerage account should follow the voting instructions they receive from the institution that holds such shares. Brokers may not vote your shares on the election of directors, the non-binding proposal regarding the compensation of our named executive officers or the approval of the 2026 Stock Award and Incentive Plan without specific instructions as to how to vote. Please return your proxy card so your vote can be counted as promptly as possible.
Thank you.

Tejal K. Mehta
Corporate Secretary and Assistant General Counsel Wall, New Jersey
Dated:
December 10, 2025
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREOWNERS TO BE HELD ON JANUARY 21, 2026.
The 2025 Proxy Statement, Notice of Annual Meeting and Annual Report are available at http://investor.njresources.com/annual-proxy.cfm.

2025 Proxy Statement	3

4	2025 Proxy Statement

Proxy Statement Summary
This summary highlights certain information from this Proxy Statement, but it does not contain all the information you should consider when deciding how to vote. Unless the context otherwise indicates, references to “New Jersey Resources,” “NJR,” “we,” “us,” “our” or “the Company” mean New Jersey Resources Corporation and its affiliates. For more complete information about the performance of NJR, please see our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, as filed with the SEC. This Proxy Statement and accompanying form of proxy and annual report to shareowners are being mailed to the shareowners of record as of the close of business on November 25, 2025, commencing on or about December 10, 2025.

January 21, 2026 | 9:30 a.m., Eastern Standard Time

Online, Via Webcast At
www.virtualshareholdermeeting.com/NJR2026

Meeting Agenda
The matters we will act upon at the Meeting are:

	Proposal	Board’s Recommendation	Page Reference

1	Elect as directors the five nominees named herein, each for a term expiring in 2029	FOR each nominee	9

2	Approve a non-binding advisory resolution approving the compensation of our named executive officers	FOR	91

3	Approve our 2026 Stock Award and Incentive Plan	FOR	92

4	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026	FOR	105

We may also transact any other business that properly comes before the Meeting or any adjournments or postponements thereof.
Directors
Ensuring that our Board has the optimal balance of skills, viewpoints, perspectives and experience is a top priority of the Board and the Nominating/Corporate Governance Committee ("NCGC") of the Board. The nominees for whom you are being asked to vote are a group of highly qualified leaders with a broad range of business, regulatory, industry, legal and financial experience.
For additional information about the experience, skills and qualifications of each individual nominee, please see the chart on page 11 and biographical data beginning on page 12.

2025 Proxy Statement	5

Proxy Statement Summary

The graphic below reflects Board composition and statistics if all nominees are elected at the Meeting in January 2026 and upon the retirement of Chair Donald L. Correll as of the Meeting.(1) Ages of directors throughout this Proxy Statement are as of October 1, 2025.

William T. Yardley** (60)
INDEPENDENT
Chief Executive Officer, Portland Natural Gas Transmission

Gregory E. Aliff (72)
INDEPENDENT
Retired, Partner, Deloitte & Touche LLP

Stephen D. Westhoven (57)
President and Chief Executive Officer, New Jersey Resources

James H. DeGraffenreidt, Jr. (72)
INDEPENDENT
Retired, Chair and Chief Executive Officer, WGL Holdings, Inc.

Sharon C. Taylor (71)
INDEPENDENT
Retired, Senior Vice President, Human Resources, Prudential Financial

6.3 years
Average Tenure
Directors' Tenure

36% Female
Directors' Gender

91%
Independent
Independence

66.5 years
Average Age
Directors' Age

M. Susan Hardwick (63)
INDEPENDENT
Retired, Chief Executive Officer, American Water Works Company, Inc.

Michael A. O'Sullivan (65)
INDEPENDENT
Retired, Senior Vice President, NextEra Energy Resources, Inc.

Peter C. Harvey (67)
INDEPENDENT
Partner, Patterson Belknap Webb & Tyler LLP

Thomas C. O'Connor (69)
INDEPENDENT
Retired, Chair, President and Chief Executive Officer, DCP Midstream, LLC

Amy B. Mansue* (61)
INDEPENDENT
President and Chief Executive Officer, Inspira Health Network

Jane M. Kenny (74)
INDEPENDENT
Founder and Managing Partner, The Whitman Strategy Group, LLC

*    Board Member as of Nov. 1, 2025
**    Board Member as of July 1, 2025
(1)The tenure of the incoming Board Chair will be effective immediately following the Meeting.

		Board Committees Assignments as of 1/1/26
	Tenure (Appx. Years)	Audit	Executive(1)	Leadership Development & Compensation	Nominating/ Corporate Governance	Significant Ties to NJ
Aliff	6	Chair
Correll	17		Chair
DeGraffenreidt	6
Hardwick	5
Harvey	2
Kenny	19				Chair
Mansue	<1
O'Connor	8
O'Sullivan	3
Taylor	13			Chair
Westhoven	7
Yardley	<1
(1)A new Chair of the Executive Committee will be appointed effective promptly following the Meeting.

6	2025 Proxy Statement

Proxy Statement Summary

Performance Highlights
Net Income
per share
Net Financial Earnings per share
Dividends Paid
per share
Compensation Highlights
Compensation for our executive officers has a strong link to NJR’s financial performance and creation of long-term value for our shareowners. As shown below, a significant amount of each executive officer’s total target compensation is performance-based or “at risk” through annual short-term and long-term incentives.

Base Salary
Annual Short-Term
Long-Term

2025 Proxy Statement	7

Proxy Statement Summary

Governance Highlights
New Jersey Resources is committed to strong corporate governance aligned with shareowner interests. The Board, through its NCGC, regularly monitors leading practices in governance and adopts measures that it determines are in the best interests of the Company and its shareowners. The following highlights our corporate governance practices and policies. See the sections entitled “Corporate Governance and Related Matters” and “Executive Compensation” for more information.

Board Structure and Independence
▶All directors and nominees are independent, except our President and Chief Executive Officer ("CEO")
▶Separate Board Chair and CEO
▶100 percent independent Audit Committee, NCGC and Leadership Development and Compensation Committee ("LDCC") members
▶Strong independent Board Chair who can call special meetings of the Board and actively supervises meeting materials, agendas and schedules
▶Directors are subject to robust stock ownership guidelines
▶Executive Sessions of independent directors at every regularly scheduled Board meeting
▶Mandatory retirement age of 75

Board Oversight
▶Strong Board and management succession planning process
▶Employees, directors and officers prohibited from hedging or pledging our stock
▶Board manages risk oversight with specific risk areas delegated to relevant Board committees
▶Robust Enterprise Risk Management program to facilitate the Board's identification and monitoring of risk
▶Robust Compensation Recovery/Clawback and Insider Trading Policies
▶Effective annual Board and Board committee evaluation process
▶Board oversight of regulatory changes, cybersecurity and technology risks, including artificial intelligence, and risks related to sustainability and human capital management (including inclusion and belonging)

Shareowner Rights
▶Majority of shareowners have the right to call special meetings of shareowners
▶Shareowners may act by written consent
▶No “poison-pill” shareowners rights plan
▶Only one class of stock, Common Stock, that is entitled to vote on the election of directors and other matters submitted to a vote of shareowners
▶Annual “Say-on-Pay” vote with history of strong approval

Board Composition
▶A varied, balanced mix of skills, experience and perspectives represented
▶Thirty-six percent female directors following the Meeting, with 2/3 active Committee Chair roles held by women
▶Active Board refreshment with five new directors in last five years
▶Ongoing succession planning discussion
▶Tenure of Board averages approximately 6.3 years

8	2025 Proxy Statement

Election of Directors

ITEM 1 ON PROXY CARD

Our Restated Certificate of Incorporation, as amended, provides that the Board will be divided into three classes that are as nearly equal in number as possible. The Board, with the appointment of Amy B. Mansue effective November 1, 2025, currently consists of twelve members divided into three classes, Class I, Class II and Class III, with overlapping terms. As of the date of this Proxy Statement, the members of the Classes are as follows:

Our directors will hold office until their successors have been elected and qualified or until their earlier death, resignation, disqualification or removal for cause by the affirmative vote of the holders of at least 75% of our outstanding stock entitled to vote on election of directors.
Based on the recommendation of the NCGC, each of Jane M. Kenny, Sharon C. Taylor, Stephen D. Westhoven, William T. Yardley and Amy B. Mansue has been nominated for election as a director at the Meeting for a three-year term expiring in 2029, and until their respective successors are elected and have been qualified. Mr. Yardley, who was appointed to the Board in April 2025, was known to several members of the Board and management via his industry experience and recommended to the NCGC by an external search consultant, and Ms. Mansue, who was appointed to the Board in September 2025, was initially recommended to the NCGC by a current Board member. Donald L. Correll, who is currently a Class I director, is retiring as of the Meeting. The Board greatly appreciates Mr. Correll's years of service and contributions to the Board.
Each of the other nominees currently serves as a director of the Company and was previously elected to the Board for a term expiring at the Meeting. There were no nominee recommendations from shareowners. Unless otherwise indicated on a proxy, the proxy holders intend to vote the shares each proxy represents for all nominees for election as directors.
Under New Jersey law, directors are elected by a plurality of the votes cast at an election. However, the Company’s Corporate Governance Guidelines provide that any nominee for director in an uncontested election who receives a greater number of shareowner votes “withheld” from his or her election than votes “for” his or her election must promptly tender a resignation to the Board for consideration. The NCGC will then evaluate the best interests of the Company and will recommend to the Board whether to accept or reject the tendered resignation. The Company will disclose the Board’s decision of whether to accept or reject the resignation and explain how the decision was reached.
Proxies solicited by the Board will be voted in favor of the nominees listed below, unless otherwise specified in the proxy. All of the nominees have consented to serve if elected. We know of no reason why any nominee would not be available for election or, if elected, would be unable to serve. While we do not anticipate that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute any other person approved by the Board.

Class	Term Expiring	# Directors In Class	Director(s)
Class I	2027 Annual Meeting	Four	Donald L. Correll*, James H. DeGraffenreidt, M. Susan Hardwick, and Peter C. Harvey
Class II	2028 Annual Meeting	Three	Thomas C. O’Connor, Gregory E. Aliff, and Michael A. O’Sullivan
Class III	2026 Annual Meeting	Five	Jane M. Kenny**, Sharon C. Taylor, Stephen D. Westhoven, William T. Yardley, and Amy B. Mansue

*   Mr. Correll will be retiring as of the Meeting, pursuant to the mandatory retirement age for the Board.
**  Pursuant to the mandatory retirement age for the Board, we anticipate that Ms. Kenny will be retiring as of the Annual Meeting of Shareowners in 2027, which we expect will decrease the number of Class III directors from five directors to four directors.
The authorized number of directors may be changed by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors. This classification of our Board may have the effect of delaying or preventing changes in our control or management.

2025 Proxy Statement	9

Election of Directors

Summary of Director Qualifications and Experience
Our Corporate Governance Guidelines place great emphasis on having the right mix of directors with a variety of backgrounds, experiences, leadership positions, skills, accomplishments, financial expertise, professional interests, personal qualities and other traits desirable for achieving an appropriate group of qualified individuals.
The NCGC looks for our current and potential directors collectively to have a range of skills and qualifications that provide the foundation for sound governance and effective oversight that aligns with our Company’s strategy and values.

We believe it is critically important that the NCGC recruit directors who help achieve the goal of a well-rounded Board that functions as a collegial and cohesive unit.

The qualifications, attributes and experience of directors, including nominees, if elected at the Meeting, are summarized below, and the director biographies contain additional information.
The NCGC establishes and regularly reviews with the Board the qualifications, attributes, skills and experience that it believes are desirable for directors to ensure that they align with the Company’s long-term strategy. The most important of these are described below, and the number of directors possessing those skills and experience is indicated, consistent with the results of our recently revised Board of Directors skill-set self-identification questionnaire, completed by the Board in November 2025. This list of skills in the following matrix is a valuable tool for the Board as they plan for retirements and consider which skills and experiences need to be replaced or added.

10	2025 Proxy Statement

Election of Directors

Skills and Experience of Directors*

Utility Experience in operating a regulated utility business, such as our principal subsidiary, New Jersey Natural Gas Company; knowledge of customer operations and ratemaking	8 Directors

Natural Gas Midstream/Transportation Experience in natural gas supply, transmission, storage and distribution	7 Directors

Government and Regulatory Affairs
Experience in interacting with regulators and policymakers and/or working within government agencies; exposure to heavily regulated industries and their governing bodies
11 Directors

CEO Experience Experience as a Chief Executive Officer of an organization	7 Directors

Financial Acumen/Accounting/Audit Familiarity with financial reporting, critical accounting policies and/or experience as a public company Chief Financial Officer or audit partner	8 Directors

Corporate Governance
Experience with public company corporate governance-related issues and best practices; a deep understanding of strong governance and compliance practices that protect and align with the interests of investors and other stakeholders
12 Directors

Technology/Cybersecurity/Digital Transformation
Experience with cybersecurity, information technology, artificial intelligence, data analytics, digital business model enablement and/or oversight of cybersecurity programs; understanding of cyber threats, risk mitigation and policy
8 Directors

Energy Services/Commodity Trading Experience in the energy services industry, including wholesale energy marketing, energy trading and delivery of midstream energy service and/or storage	5 Directors

Customer/Community Engagement Experience in community affairs, public relations, marketing, stakeholder relations, customer satisfaction and corporate reputation	10 Directors

Legal Experience and/or formal education as an attorney	2 Directors

Environmental and Sustainability Experience with climate strategy, sustainability (including sustainability reporting), and stakeholder expectations	7 Directors

Renewable Energy/Energy Efficiency
Experience in the renewable energy industry, including solar energy generation and distribution and/or experience linking green initiatives to commercial opportunities
6 Directors

Leadership Development/Succession Planning/Talent Management
Experience in talent management, leadership development and succession planning to ensure a pipeline of leadership for an organization; experience in planning and building a talented workforce that meets the needs essential to the Company’s operations
12 Directors

Capital Markets & Investor Relations Experience with mergers and acquisitions, debt and equity markets and managing relationships with banks, institutional investors and other stakeholders	4 Directors

Risk Management Knowledge of enterprise risk frameworks, compliance and emerging risk oversight	9 Directors

Strategy and Growth Leadership Experience in strategic planning and growth and value creation	12 Directors

*    Includes Mr. Correll, as he remains a Board member as of the mailing of this Proxy Statement, and Ms. Mansue, as her appointment was effective November 1, 2025.

2025 Proxy Statement	11

Election of Directors

Nominees for Election as Director for a Three-Year Term Expiring in 2029

JANE M. KENNY Founder and Managing Partner, The Whitman Strategy Group, LLC Age: 74 Director since: 2006 Independent
CAREER HIGHLIGHTS:
▶Founder and Managing Partner, The Whitman Strategy Group, LLC, a consulting firm specializing in governmental relations and environmental and energy issues, since 2005.
▶Regional Administrator of the Environmental Protection Agency, overseeing the federal agency’s work in New York, New Jersey, Puerto Rico and the Virgin Islands, from 2001 to 2004.
▶Commissioner of the New Jersey Department of Community Affairs from 1996 to 2001.
▶Chief of Policy to the Governor of New Jersey from 1994 to 1996.
RELEVANT EXPERTISE:
Ms. Kenny’s extensive public policy experience, particularly as Administrator for Region 2 of the United States Environmental Protection Agency and a top advisor to three governors of New Jersey, is essential for a company like ours, whose Board regularly navigates complex regulatory and policy matters. That experience, along with her firm's active consulting practice on environmental, energy and public policy matters―where she remains engaged in emerging and complex issues―has provided Ms. Kenny with a comprehensive understanding of the energy industry. This expertise is important in supporting the Board's ongoing monitoring and evaluation of our business.
OTHER PUBLIC COMPANY DIRECTORSHIPS:
▶None
COMMITTEES:
▶Chair, Nominating/Corporate Governance Committee
▶Leadership Development and Compensation Committee
▶Executive Committee

SKILLS & EXPERIENCE
▶Utility
▶Government and Regulatory Affairs
▶Corporate Governance
▶Technology/ Cybersecurity/Digital Transformation
▶Energy Services/ Commodity Trading
▶Customer/Community Engagement
▶Environmental and Sustainability
▶Renewable Energy/ Energy Efficiency
▶Leadership Development/ Succession Planning/ Talent Management
▶Strategy and Growth Leadership

AMY B. MANSUE President and Chief Executive Officer, Inspira Health Network Age: 61 Director since: 2025 Independent
CAREER HIGHLIGHTS:
▶President and Chief Executive Officer of Inspira Health Network, a network of healthcare providers delivering a full continuum of primary, acute and advance care services across southern New Jersey since 2020.
▶Chief Experience Officer and Southern Region President of RWJBarnabas Health from 2016 to 2020.
▶President and Chief Executive Officer of Children's Specialized Hospital from 2003 to 2016.
▶Deputy Chief of Staff to former New Jersey Governor James McGreevey from 2002 to 2003.
RELEVANT EXPERTISE:
Ms. Mansue has more than 30 years of leadership experience spanning healthcare, government and public policy. She currently serves as President and Chief Executive Officer of Inspira Health, a leading New Jersey healthcare system. Prior to joining Inspira, she held senior leadership roles at RWJBarnabas Health, where among other responsibilities, she was responsible for the strategic operational performance of multiple tertiary and community hospital facilities. Earlier in her career, Ms. Mansue held positions in New Jersey state government, including as Deputy Commissioner of the Department of Human Services. Her experience navigating highly regulated industries, aligning strategic priorities with public policy objectives, and engaging diverse stakeholders provides valuable experience to our Board.
OTHER PUBLIC COMPANY DIRECTORSHIPS:
▶Middlesex Water Company (MSEX) (2010 to present)

SKILLS & EXPERIENCE
▶Government and Regulatory Affairs
▶CEO Experience
▶Corporate Governance
▶Technology/ Cybersecurity/Digital Transformation
▶Customer/Community Engagement
▶Leadership Development/ Succession Planning/Talent Management
▶Risk Management
▶Strategy and Growth Leadership

12	2025 Proxy Statement

Election of Directors

SHARON C. TAYLOR Retired Senior Vice President, Human Resources, Prudential Financial Age: 71 Director since: 2012 Independent
CAREER HIGHLIGHTS:
▶Retired. Senior Vice President, Human Resources, Prudential Financial, a global financial services company, from 2002 to 2017.
▶Current Trustee of the Horizon Foundation for New Jersey, which promotes health, well-being and quality of life in New Jersey communities.
▶Current Trustee of the Montclair Art Museum. Chair of Diversity & Inclusion Committee, Co Chair, Human Resources Committee.
▶Director, HireVue, an artificial intelligence and human resources management company, 2021 to present.
▶Current member of the Board of Trustees, National Academy of Human Resources Foundation. Secretary and Chair of the Investment Committee.
RELEVANT EXPERTISE:
Ms. Taylor has an extensive background and expertise in human resources, particularly in the areas of executive compensation, employee benefits, talent and senior officer succession management, inclusion and belonging and labor and employee relations. She has also worked in the areas of vendor governance, corporate social responsibility and impact investing, operations and systems, business continuity, risk management and privacy. That background, together with her broad experience as a senior executive officer of one of the nation’s largest financial services companies and her service on the boards of several organizations in key leadership roles, provides the Board with an important perspective in the critical areas of human capital planning and management, executive compensation, succession and strategic planning, operational effectiveness, risk controls and privacy. Her extensive experience in the aforementioned areas also provides her with an ideal background to serve as the Chair of the LDCC.
OTHER PUBLIC COMPANY DIRECTORSHIPS:
▶None
COMMITTEES:
▶Chair, Leadership Development and Compensation Committee
▶Nominating/Corporate Governance Committee
▶Executive Committee

SKILLS & EXPERIENCE
▶Government and Regulatory Affairs
▶Corporate Governance
▶Technology/ Cybersecurity/Digital Transformation
▶Customer/Community Engagement
▶Environmental and Sustainability
▶Leadership Development/ Succession Planning/ Talent Management
▶Risk Management
▶Strategy and Growth Leadership

STEPHEN D. WESTHOVEN President and Chief Executive Officer of New Jersey Resources Age: 57 Director since: 2018
CAREER HIGHLIGHTS:
▶President and Chief Executive Officer of New Jersey Resources since October 2019.
▶Prior to his current role, Mr. Westhoven served as President and Chief Operating Officer of New Jersey Resources from October 2018 to September 2019.
▶Executive Vice President and Chief Operating Officer of New Jersey Resources from November 2017 to September 2018.
▶Senior Vice President and Chief Operating Officer of NJR Energy Services Company, LLC (“NJRES”) and NJR Clean Energy Ventures (“NJRCEV”) from October 2016 to November 2017.
▶Senior Vice President of NJRES from May 2010 to September 2016.
▶Member of the Board of Directors of Choose New Jersey, an economic development organization; the American Gas Association; and the National Petroleum Council.
RELEVANT EXPERTISE:
Mr. Westhoven has been with the Company since 1990. His leadership and contributions have been instrumental to the growth of our businesses. His experience leading NJRES and NJRCEV, as well as his knowledge of natural gas markets, provides the Board with unique insight into the energy industry. Further, through Mr. Westhoven’s years of service as an executive officer of the Company, he has developed extensive knowledge in the areas of leadership, finance, strategy, risk oversight, safety, management and corporate governance, each of which provides great value to the Board. This experience, along with Mr. Westhoven’s integral role in formulating NJR’s strategic direction, represents a significant asset to the Board.
OTHER PUBLIC COMPANY DIRECTORSHIPS:
▶None
COMMITTEES:
▶Executive Committee

SKILLS & EXPERIENCE
▶Utility
▶Natural Gas Midstream/Transportation
▶Government and Regulatory Affairs
▶CEO Experience
▶Financial Acumen/Accounting/Audit
▶Corporate Governance
▶Energy Services/ Commodity Trading
▶Renewable Energy/Energy Efficiency
▶Leadership Development/ Succession Planning/Talent Management
▶Strategy and Growth Leadership

2025 Proxy Statement	13

Election of Directors

WILLIAM T. YARDLEY Chief Executive Officer, Portland Natural Gas Transmission System Age: 60 Director since: 2025 Independent
CAREER HIGHLIGHTS:
▶Chief Executive Officer of Portland Natural Gas Transmission System, a 295-mile interstate natural gas pipeline that transports natural gas from the Canadian border to New England and Atlantic Canada.
▶Served as Executive Vice President and President of Gas Transmission and Midstream, Enbridge, Inc., a multinational pipeline and energy company, from 2017 to 2022.
▶Served in several senior roles at Spectra Energy Corp., prior to its merger with Enbridge, Inc., including Group Vice President and President, U.S. Transmission, and Group Vice President, Northeast Transmission from 2012 to 2017.
▶Held previous roles at Duke Energy as General Manager of Marketing and Vice President of Marketing and Business Development, Gas Transmission.
RELEVANT EXPERTISE:
Mr. Yardley is a seasoned executive in the energy and natural gas infrastructure sector, bringing more than two decades of leadership in transmission, midstream and regulatory strategy. He currently serves as Chief Executive Officer of the Portland Natural Gas Transmission System, a natural gas pipeline company serving constrained northeastern U.S. markets. Before assuming that role, he held key leadership positions at Enbridge, Inc., where he was Executive Vice President and President of Gas Transmission & Midstream. In that capacity, he oversaw growth initiatives, pipeline integrity and safety, regulatory strategy and alignment with energy transition goals across 17 U.S. and Canadian natural gas systems. Mr. Yardley's deep experience in energy infrastructure, regulatory environments and operational leadership positions him to contribute materially to our Board's oversight of strategic growth, regulatory risk, infrastructure investment and alignment with evolving energy policy.
OTHER PUBLIC COMPANY DIRECTORSHIPS:
▶Superior Plus, Inc. (TSX: SPB) (2025 to present)
COMMITTEES:
▶Audit Committee (as of January 1, 2026)

SKILLS & EXPERIENCE
▶Utility
▶Natural Gas Midstream/Transportation
▶CEO Experience
▶Financial Acumen/Accounting/Audit
▶Corporate Governance
▶Technology/ Cybersecurity/Digital Transformation
▶Energy Services/ Commodity Trading
▶Customer/Community Engagement
▶Renewable Energy/Energy Efficiency
▶Leadership Development/ Succession Planning/Talent Management
▶Risk Management
▶Strategy and Growth Leadership

THE BOARD RECOMMENDS THAT SHAREOWNERS VOTE “FOR” ALL OF THE DIRECTOR NOMINEES LISTED ABOVE.

14	2025 Proxy Statement

Election of Directors

Directors with Terms Expiring in 2027

JAMES H. DEGRAFFENREIDT, JR. Retired Chair and Chief Executive Officer, WGL Holdings, Inc. Age: 72 Director since: 2019 Independent
CAREER HIGHLIGHTS:
▶Retired. Chair and Chief Executive Officer of WGL Holdings, Inc., a diversified energy business that provides natural gas, electricity, green power carbon reduction and energy services, from 2001 to 2009.
▶President, WGL Holdings, Inc. from 1994 to 2001.
▶Chair, American Gas Association, during 2007.
▶Director, Massachusetts Mutual Life Insurance Company, since 2002.
RELEVANT EXPERTISE:
As the former Chief Executive Officer of a New York Stock Exchange‑listed public utility holding company and from his past service as Chair of the American Gas Association, Mr. DeGraffenreidt brings to the Board significant public utility and public company experience. Mr. DeGraffenreidt’s experience as a board member, including two years as industry co‑Chair of the Alliance to Save Energy, an organization that promotes energy efficiency and environmental stewardship, brings an important perspective to our Board’s oversight of those issues and aligns with the Company’s business strategy. Earlier in his career, Mr. DeGraffenreidt was an attorney with considerable experience and expertise in regulatory issues, and also served as a utility consumer advocate. This combination of roles affords him unique insight into stakeholder considerations and the complex regulatory matters affecting the Company. His background, legal experience and wide‑ranging expertise in the natural gas industry enable him to provide valuable insight as a member of the Board.
OTHER PUBLIC COMPANY DIRECTORSHIPS:
▶Harbor Bankshares Corporation (NYSE:HRBK) (1996 to present)
COMMITTEES:
▶Nominating/Corporate Governance Committee
▶Leadership Development and Compensation Committee

SKILLS & EXPERIENCE
▶Utility
▶Natural Gas Midstream/Transportation
▶Government and Regulatory Affairs
▶CEO Experience
▶Financial Acumen/Accounting/Audit
▶Corporate Governance
▶Technology/ Cybersecurity/Digital Transformation
▶Energy Services/ Commodity Trading
▶Customer/Community Engagement
▶Legal
▶Leadership Development/ Succession Planning/Talent Management
▶Capital Markets/Investor Relations
▶Risk Management
▶Strategy and Growth Leadership

M. SUSAN HARDWICK Retired Chief Executive Officer, American Water Works Company, Inc. Age: 63 Director since: 2020 Independent
CAREER HIGHLIGHTS:
▶Retired. Chief Executive Officer of American Water Works Company, Inc., from February 2022 to May 2025; served as President and Chief Executive Officer from February 2022 to August 2024.
▶Executive Vice President and Chief Financial Officer of American Water Works Company, Inc., from July 2019 to April 2022.
▶Executive Vice President - Finance of American Water Works Company, Inc., from June 2019 to July 2019.
▶Previously served as the Executive Vice President and Chief Financial Officer of Vectren Corporation, a diversified energy holding company with utility subsidiaries in the natural gas and electricity markets and other non‑regulated businesses (acquired by CenterPoint Energy in 2019).
▶Began at Vectren Corporation in January 2000 and served in a variety of positions, including Vice President, Controller and Assistant Treasurer; Senior Vice President, Finance; Senior Vice President, Chief Financial Officer; and Executive Vice President and Chief Financial Officer.
RELEVANT EXPERTISE:
Ms. Hardwick’s experience as the former Chief Executive Officer of the country's largest regulated water and wastewater utility company and as the Chief Financial Officer of multiple utility companies; her experience developing and executing business and financial strategy for regulated utility and market‑based businesses; and her experience overseeing accounting and finance functions, enterprise risk management, investor relations, customer operations and regulatory services all provide her with a wide range of financial expertise that enhances the Board and makes her uniquely qualified as a member of the Audit Committee.
OTHER PUBLIC COMPANY DIRECTORSHIPS:
▶American Water Works Company, Inc. (NYSE: AWK) (February 2022 to May 2025)
COMMITTEES:
▶Audit Committee

SKILLS & EXPERIENCE
▶Utility
▶Natural Gas Midstream/Transportation
▶Government and Regulatory Affairs
▶CEO Experience
▶Financial Acumen/Accounting/Audit
▶Corporate Governance
▶Technology/ Cybersecurity/Digital Transformation
▶Customer/Community Engagement
▶Environmental and Sustainability
▶Leadership Development/ Succession Planning/Talent Management
▶Capital Markets/Investor Relations
▶Risk Management
▶Strategy and Growth Leadership

2025 Proxy Statement	15

Election of Directors

PETER C. HARVEY Partner, Patterson Belknap Webb & Tyler LLP Age: 67 Director since: 2023 Independent
CAREER HIGHLIGHTS:
▶Partner, Patterson Belknap Webb & Tyler LLP, a New York‑based law firm providing legal services across more than 20 practice areas, encompassing both commercial and litigation law.
▶Previously served as the Attorney General of New Jersey from 2003 to 2006.
▶Previously served as a federal prosecutor in the U.S. Attorney’s Office for the District of New Jersey where he tried cases involving organized crime and financial fraud.
RELEVANT EXPERTISE:
Mr. Harvey has over 30 years of courtroom experience as a former New Jersey Attorney General, federal prosecutor and leading civil and criminal trial attorney, uniquely situating him to provide thoughtful, independent leadership to our Board, particularly in the areas of government relations, public policy, governance and social issues. As a nationally recognized lawyer with extensive experience in both government and the private sector, as well as great depth of work in the diversity and social justice arenas, Mr. Harvey has significant experience advising on legal and policy issues, which makes him an asset to our Board.
OTHER PUBLIC COMPANY DIRECTORSHIPS:
▶None
COMMITTEES:
▶Leadership Development and Compensation Committee
▶Nominating/Corporate Governance Committee

SKILLS & EXPERIENCE
▶Government and Regulatory Affairs
▶Corporate Governance
▶Customer/Community Engagement
▶Legal
▶Leadership Development/ Succession Planning/Talent Management
▶Risk Management
▶Strategy and Growth Leadership

Directors with Terms Expiring in 2028

GREGORY E. ALIFF Retired Partner, Deloitte & Touche LLP Age: 72 Director since: 2019 Independent
CAREER HIGHLIGHTS:
▶Retired. Partner, Deloitte & Touche LLP, an independent accounting firm, from 1987 to 2015.
▶Served as Vice Chair and Senior Partner of Energy & Resources from 2002 to 2013.
▶Led Deloitte’s U.S. Energy and Natural Resources Management Services from 2013 to 2015.
RELEVANT EXPERTISE:
Mr. Aliff’s experience as a long-term partner at Deloitte & Touche LLP, including in particular his focus on energy and natural resources, provides him with not only an extensive financial and accounting background that adds depth to our Audit Committee, but also industry knowledge that uniquely qualifies him to serve on our Board and as Chair of the Audit Committee. His service on the board of directors of other regulated entities that are also public companies provides him with important experience and perspectives with respect to risk management, operations, the regulatory compliance required for highly regulated businesses and public company best practices.
OTHER PUBLIC COMPANY DIRECTORSHIPS:
▶California Water Service Group, Inc. (NYSE: CWT) (September 2015 to present)
COMMITTEES:
▶Chair, Audit Committee
▶Executive Committee
▶Nominating/Corporate Governance Committee

SKILLS & EXPERIENCE
▶Natural Gas Midstream/Transportation
▶Government and Regulatory Affairs
▶Financial Acumen/Accounting/Audit
▶Corporate Governance
▶Technology/ Cybersecurity/Digital Transformation
▶Environmental and Sustainability
▶Renewable Energy/Energy Efficiency
▶Leadership Development/ Succession Planning/Talent Management
▶Risk Management
▶Strategy and Growth Leadership

16	2025 Proxy Statement

Election of Directors

THOMAS C. O’CONNOR Retired Chair, President and Chief Executive Officer, DCP Midstream, LLC Age: 69 Director since: 2017 Independent
CAREER HIGHLIGHTS:
▶Retired. Chair, President and Chief Executive Officer, DCP Midstream, LLC, one of the nation’s largest gas gatherers, processors and marketers of natural gas liquids, from 2007 to 2013.
▶Held a variety of positions with Duke Energy in its natural gas pipeline, electric and commercial business units from 1987 to 2007.
RELEVANT EXPERTISE:
Mr. O’Connor has extensive experience leading regulated and unregulated natural gas and electric midstream and distribution operations and wholesale energy trading businesses from his years as an executive of DCP Midstream and Duke Energy. He also has board-level experience in solar energy facility development, operations and valuation. His vast knowledge and executive leadership experience give him a strong operational and strategic background with knowledge of many of the issues that regulated and unregulated energy companies confront, particularly with respect to the natural gas industry.
OTHER PUBLIC COMPANY DIRECTORSHIPS:
▶Keyera Corporation (TSO: KEY) (January 2014 to present)
COMMITTEES:
▶Audit Committee
▶Leadership Development and Compensation Committee

SKILLS & EXPERIENCE
▶Utility
▶Natural Gas Midstream/Transportation
▶Government and Regulatory Affairs
▶CEO Experience
▶Financial Acumen/Accounting/Audit
▶Corporate Governance
▶Energy Services/ Commodity Trading
▶Customer/Community Engagement
▶Environmental and Sustainability
▶Renewable Energy/Energy Efficiency
▶Leadership Development/ Succession Planning/Talent Management
▶Capital Markets/Investor Relations
▶Risk Management
▶Strategy and Growth Leadership

MICHAEL A. O’SULLIVAN Retired Senior Vice President, Development, NextEra Energy Resources, Inc. Age: 65 Director since: 2022 Independent
CAREER HIGHLIGHTS:
▶Retired. Senior Vice President of Development at NextEra Energy Resources, Inc. from July 2001 to April 2020.
▶Prior to NextEra, served as Vice President of the Midwest Division of AES Corp., a utility and power generation company.
▶Served as Division Vice President of NRG North America, an integrated energy company.
▶Other key prior roles include: Vice President of Business Development at Indeck Energy Services, Inc., a developer, owner and operator of renewable and conventional energy projects; and Development Manager at Homart Development, a subsidiary of Sears and a builder of shopping centers and malls.
RELEVANT EXPERTISE:
Mr. O’Sullivan is a recognized leader in the energy industry with significant executive management experience in finance, development, operations, regulatory and sustainability. For nearly two decades, he served as Senior Vice President of Development at NextEra, where he led the company’s renewable development and mergers and acquisition efforts, including the deployment of approximately $40 billion into more than 250 solar, wind, storage, nuclear and fossil fuel projects across 36 states and four provinces in Canada. He also served as a member of the NextEra executive team and operating committee from 2001 to 2020.
OTHER PUBLIC COMPANY DIRECTORSHIPS:
▶None
COMMITTEES:
▶Audit Committee

SKILLS & EXPERIENCE
▶Utility
▶Natural Gas Midstream/Transportation
▶Government and Regulatory Affairs
▶Financial Acumen/Accounting/Audit
▶Corporate Governance
▶Technology/ Cybersecurity/Digital Transformation
▶Customer/Community Engagement
▶Environmental and Sustainability
▶Renewable Energy/Energy Efficiency
▶Leadership Development/ Succession Planning/Talent Management
▶Capital Markets/Investor Relations
▶Risk Management
▶Strategy and Growth Leadership

2025 Proxy Statement	17

Election of Directors

Director Nominations and Evaluation Processes
As demonstrated through the 2025 appointments of Mr. Yardley and Ms. Mansue, refreshing our Board is important to provide new perspectives and ideas while ensuring sufficient experience and institutional knowledge to help mitigate risk. We replenish needed skills and experience and refresh Board committees through rotation of chairs and memberships.
NCGC Process for Identifying and Evaluating Director Candidates and Director Candidate Recommendations and Nominations by Shareowners

Assessment NCGC assesses skills and characteristics of Board members in the context of business strategy

Analysis NCGC conducts analysis to determine current and projected gaps and needs in Board composition, in view of upcoming retirements

Development Candidate list is developed with recommendations by directors, management and occasionally external recruiters

Interviews NCGC conducts interviews and screens potential candidates for independence and potential conflicts

Recommendation Successful nominees are recommended to the Board by the NCGC

Selection Board evaluates and selects nominees

We believe that effective oversight of our strategic direction requires our Board to be composed of a mix of individuals who possess varied attributes and core competencies important to our Company. The NCGC identifies and evaluates director candidates in accordance with the director qualification standards described in the Corporate Governance Guidelines and consistent with applicable governing standards. The NCGC evaluates each candidate’s individual qualifications, background and expertise and considers how the candidate would contribute to the overall composition and expertise of the Board. Successful nominees bring the skills, talents, knowledge, judgment and expertise to ensure that the composition, structure and operation of the Board serve the best interests of our shareowners. The NCGC also considers the amount of time that a candidate will likely have to devote to the duties required of a director.
When identifying first-time candidates to the Board, the NCGC considers the appropriate skills and characteristics required of Board members in the context of our business and strategy and the current make-up of the Board, as well as other traits desirable for an optimal combination of qualified individuals. The NCGC also regularly assesses the appropriate skills and characteristics of Board members. This assessment includes numerous factors, such as the demographics of the communities we serve. The Board values the variety of thought that arises from directors possessing a mix of backgrounds and experiences.
The NCGC and Board monitor the effectiveness of this process through the Board’s enhanced self-evaluation process.

The NCGC and the Board believe that the current Board is composed of highly talented individuals with varied backgrounds, skills, professional and industry experience and other personal qualities and attributes well suited to perform oversight responsibilities for the Company and its shareowners.

18	2025 Proxy Statement

Election of Directors

Sources of Nominees
Board succession is an ongoing process and is a standing item of discussion at NCGC meetings. The NCGC recognizes the importance of thoughtful Board refreshment and engages in a continuing process of identifying attributes sought for future Board members. The NCGC considers potential candidates from a myriad of sources, including the professional networks of our current Board members. The NCGC is also authorized to engage professional search firms at the Company’s expense to assist with the identification, evaluation and conducting of due diligence on potential nominees for Board vacancies. Such third-party resources will continue to be utilized as necessary going forward to the extent new director candidates are sought. During fiscal year 2025, the Company did engage a third-party search firm to assist in the process of vetting potential candidates to the Board.
The NCGC considers qualified director candidate recommendations from shareowners. Shareowner nominees are evaluated under the same standards as nominees recommended by management or the non-management members of the Board. Recommendations should be sent to Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719. Under our Bylaws, as amended and restated (the “Bylaws”), the Corporate Secretary must receive any nomination for director no later than 5:00 p.m. Eastern Time on September 23, 2026, nor earlier than 5:00 p.m. Eastern Time on August 24, 2026, for the 2027 Annual Meeting of Shareowners. In addition, any shareowner entitled to vote for the election of directors may nominate persons for election to the Board if such shareowner complies with the procedures set forth in the Bylaws and Rule 14a-19 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and summarized under “Questions and Answers About the Meeting,” which begins on page 109 of this Proxy Statement, under Question 17, “How do I make a shareowner proposal for the 2027 Annual Meeting of Shareowners?” The NCGC did not receive any recommendations from any shareowners in connection with the Meeting.
Annual Director Performance Evaluations
As required by our Corporate Governance Guidelines, the Board conducts an annual evaluation of its performance. The Board has the authority to retain advisors or consultants and to provide for their compensation by the Company, as the Board deems appropriate, to assist in designing and implementing this evaluation.
All Board members participate in the annual Board evaluation, which is administered by the NCGC. The assessment focuses on the following areas: Board structure and leadership, logistics, conduct of the meetings, discharge of Board responsibilities and Board culture and ethics. Directors also are asked to identify ways to improve the effectiveness of the Board. During fiscal year 2025, to supplement written Board evaluations, the NCGC Chair continued the practice of interviewing each Board member to solicit their views on the Board’s performance. The results of the interviews were shared with the NCGC and discussed with the Board. Feedback from the leadership team was also provided to the Board informally at the Board’s request. Each of the Audit Committee, the NCGC and the LDCC also conducts a self-evaluation administered by its committee chair on an annual basis. Overall, the Board’s current structure, composition and effectiveness were deemed to be very strong in light of its consistently collaborative interactions, and the current committee structures and compositions were deemed appropriate.

2025 Proxy Statement	19

Corporate Governance and Related Matters
Our business affairs are managed under the direction of the Board. Directors are kept informed of our business through discussions with the CEO and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The corporate governance practices we follow are summarized below.

Corporate Governance Documents The following documents are available at investor.njresources.com/governance/governance‑documents

▶Corporate Governance Guidelines ▶Charters of the Audit Committee, LDCC and NCGC ▶Bylaws ▶NJR Code of Conduct ▶Insider Trading Policy ▶Wholesale Trading Code of Conduct
▶NJR Vendor Code of Conduct
▶Dodd‑Frank Compensation Recoupment Policy
▶Supplemental Clawback Policy
▶Statement of Policy With Respect to Related Person Transactions
▶Adelphia Gateway, LLC – FERC Standards of Conduct Policy and Procedures

Board Meetings, Attendance at Annual Meeting of Shareowners & Independence Standards
During fiscal year 2025, there were six meetings of the Board. Each director attended more than 75 percent of the combined meetings of the Board and the committees on which the director served during the fiscal year. We encourage all directors to attend our annual shareowners’ meetings. All of the directors serving at the time of the 2025 Annual Meeting of Shareowners attended that meeting.
The Board sets our independence standards, which provide that a majority of the Board must be “independent” as that term is defined in our Corporate Governance Guidelines and rules of the New York Stock Exchange (“NYSE”) and the SEC as in effect from time to time. For a Board member or nominee to qualify as independent, the Board must determine that the person and his or her immediate family members do not have a material relationship with us (either directly or as a partner, shareowner or officer of an organization that has a relationship with us) or any of our affiliates.
Our Corporate Governance Guidelines are available on our website at investor.njresources.com under the caption “Governance.” The Board evaluates the independence of directors and nominees annually.
Under the categorical standards adopted by the Board, a member of the Board is not independent if:
▶the director is, or has been within the last three years, our employee, or an immediate family member is, or has been within the last three years, an executive officer of the Company;
▶the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
▶(i) the director is a current partner or employee of a firm that is our internal or external auditor; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and personally works on our audit; or (iv) the director or an immediate family member was, within the last three years, a partner or employee of such a firm and personally worked on our audit within that time;

20	2025 Proxy Statement

Corporate Governance and Related Matters

▶the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or
▶the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or two percent, of such other company’s consolidated gross revenues.
The Board will also consider a director’s charitable relationships. Contributions to tax-exempt organizations are not considered payments for purposes of the test in the final bullet point above, provided that we are required to disclose in our annual proxy statement any such contributions made by us to any tax-exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from us to the organization exceeded the greater of $1 million, or two percent, of such tax-exempt organization’s consolidated gross revenues.
For purposes of the above independence standards, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than domestic employees) who shares such person’s home. When applying the look-back provisions set forth above, the Board need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.
With the exception of Mr. Westhoven, the President and CEO, the Board has affirmatively determined that each current member of the Board is independent. Additionally, we made no contributions during fiscal year 2025 to any charitable organization in which an independent director had served as an executive officer within the preceding three fiscal years in an amount in excess of the greater of $1 million, or two percent, of the charitable organization’s consolidated gross revenues.
Changes in Board Member Principal Occupation
Any director who changes his or her principal occupation or employment or leaves or retires from the business with which such occupation or employment was carried out must submit a letter of resignation to the Chair of the Board. The letter will be submitted to the NCGC, which will make a recommendation to the Board regarding such director’s continued service on the Board. The Board will then determine whether to accept such resignation.
At the April 2025 Board meeting, Ms. Hardwick submitted a letter of resignation to the NCGC and the Chair of the Board in advance of May 14, 2025, the effective date of her retirement as the Chief Executive Officer of American Water Works. The NCGC recommended that Ms. Hardwick's resignation not be accepted, as it was deemed that her retirement would not impact her capacity or commitment to effectively discharge her responsibilities as a Board member. The Chair, in consultation with the remaining members of the Board, accepted the NCGC's recommendation and deemed that Ms. Hardwick's continuing contributions were vital and therefore did not accept Ms. Hardwick's offer of resignation.
Certain Relationships and Related Person Transactions
Our Board has adopted a written related person transaction policy, which is managed by the Audit Committee. The policy generally provides that we may enter into a related person transaction only if:
▶the Audit Committee reviews, approves or ratifies such transaction in accordance with the guidelines set forth in the policy;
▶the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party;
▶the transaction is approved by the disinterested members of the Board; or
▶the transaction involves compensation approved by the LDCC.

2025 Proxy Statement	21

Corporate Governance and Related Matters

If management recommends a related person transaction, the Audit Committee will review that transaction and determine whether to approve or disapprove it. When our General Counsel, in consultation with our CEO or our Chief Financial Officer, determines it is not practicable or desirable to wait until the next Audit Committee meeting for approval of a particular transaction, the Chair of the Audit Committee has authority to act on behalf of the Audit Committee. The Audit Committee or the Chair approves only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our shareowners, as determined in good faith. Management will update the Audit Committee as to any material change to a proposed related person transaction at a subsequent Audit Committee meeting.
For purposes of this policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (or any of our subsidiaries) were, are or will be a participant, and the amount involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect material interest. For purposes of determining whether a transaction is a related person transaction, the Audit Committee relies upon Item 404 of Regulation S-K, promulgated under the Exchange Act. Our Statement of Policy with Respect to Related Person Transactions is available on our website at investor.njresources.com under the caption “Governance.”
Except as discussed below, there have been no related person transactions or proposed transactions since the beginning of fiscal year 2025 between the Company and our directors or executive officers, either directly or indirectly.
Andrew Westhoven, the brother of our President and CEO, is employed by NJRCEV, a wholly-owned subsidiary of NJR, serving as Director – Project and Engineering Management. The total compensation paid to Andrew Westhoven during fiscal year 2025 was within the range set for employees with comparable qualifications and responsibilities who hold similar positions at the Company (salary of $178,000 to $276,000, plus short-term annual incentive compensation targeted between 15 and 50 percent of salary). He also received health insurance and other benefits available to all other employees in similar positions. His compensation was determined in accordance with our compensation practices applicable to all other employees who hold similar positions. Stephen D. Westhoven did not and does not have any direct responsibility for reviewing Andrew Westhoven’s work or any influence over his compensation or the other terms of his employment. The Audit Committee reviewed, approved and ratified the compensation of Andrew Westhoven during its November 2024 meeting.
Ms. Hardwick, a director on our Board, served as the President and CEO of American Water Works until her retirement on May 14, 2025. NJR, through NJRCEV, developed a net-metered rooftop, carport and ground-mounted solar project serving a water treatment plant owned and operated by American Water Works on its property in Somerset, New Jersey. Additionally, NJR, through NJRCEV, constructed a floating solar project located at an American Water Works reservoir in Millburn, New Jersey. All of the electrical output is sold to American Water Works under separate power purchase agreements, which are arms-length commercial transactions. Both projects remain as operating assets within NJRCEV’s portfolio of projects. Ms. Hardwick had no involvement with the projects and did not receive any compensation in connection therewith. These transactions were referred to and approved and ratified by the Audit Committee.
Board Refreshment and Succession Planning
The Board recognizes the importance of Board refreshment and succession planning to ensure that our directors collectively have the skills, experience and qualifications necessary for the Board to successfully establish and oversee management’s execution of the Company’s strategic priorities. (See “Election of Directors” above for a discussion of the key qualifications considered by the NCGC in evaluating candidates for the Board.) The Board has taken various actions to promote thoughtful Board refreshment as discussed below.
Director Retirement Policy
The Company’s Corporate Governance Guidelines provide that no director may serve beyond the date of the first annual meeting of shareowners following her or his 75th birthday. Only under extraordinary circumstances, as determined by the Board, may a retired director remain as a director emeritus. As discussed elsewhere in this Proxy Statement, Mr. Correll will be retiring from the Board in accordance with this Policy effective as of the Meeting.

22	2025 Proxy Statement

Corporate Governance and Related Matters

Board Succession Planning Activities
In view of recent and upcoming retirements, the NCGC has been actively engaged in board refreshment and succession planning, including retaining the services of external board candidate search firms and leveraging our current Board’s vast network to target candidates with skills that are appropriate and desirable for our Board. The NCGC is responsible for considering the long-term composition of the Board and believes in balancing the value of industry knowledge and experience from longer-tenured directors with new perspectives and fresh ideas that come from adding new directors to the Board. The NCGC also closely considers the pacing of expanding the Board so that new additions have sufficient overlap with longer-tenured directors to learn the business and understand the operations and culture of the Board.
The NCGC will continue to annually conduct a thorough review of the current composition of the Board and consider candidates as identified with the appropriate skills and experiences needed on the Board to properly discharge its responsibilities. The NCGC will also continue to consider appropriate balance in board tenure and board composition, with the ultimate goal of retaining experienced directors, while introducing fresh perspectives, backgrounds and skillsets through the nomination of new board members. With several new Board members added in recent years, our average
Board tenure, excluding Mr. Correll and assuming all director nominees are elected, will be approximately 6.3 years following the Meeting.
The NCGC and Board have been engaged in discussions regarding Mr. Correll's upcoming retirement as Chair of the Board and have been actively considering succession plans to ensure a smooth transition of leadership.

As our tenured directors have retired from the Board, in accordance with our mandatory retirement age policy, we have engaged in director recruitment efforts to help ensure that the size and expertise of the Board are maintained at the level the Board believes appropriate and in alignment with the strategic direction of our Company. For example, in fiscal year 2025, the Board appointed two new directors: Mr. Yardley and Ms. Mansue. Mr. Yardley's more than 30 years of experience leading regulated and competitive natural gas businesses, and Ms. Mansue's distinguished record of leadership in healthcare, public policy and community engagement, make them excellent choices to join the Board.

Board Leadership Structure
The Board does not have a policy on whether the roles of the CEO and Chair of the Board should be separate or, if they are to be separate, whether the Chair should be independent. Given our current circumstances and operating strategies, we believe at this time having a separate Chair of the Board and CEO, supported by independent standing Board committees, is the most appropriate structure for our shareowners and us and demonstrates clear leadership to our employees, shareowners and other stakeholders. Nevertheless, the Board continues to believe that the absence of a policy requiring either the separation or combination of the roles of Chair and CEO provides the Board with the flexibility to determine the best leadership structure in the future, and whether to combine the roles or not is a matter for the Board's sole discretion. The Board recognizes that no single leadership model is right for all companies at all times. As such, as part of the Board’s annual assessment process, the Board evaluates our board leadership structure to ensure it remains appropriate.
Mr. Correll has served as our independent Chair of the Board since January 2020, and will retire as of the Meeting. The tenure of the new Chair of the Board will begin immediately following the Meeting. The Board expects the new Chair of the Board to be an independent director.
The new independent Chair of the Board will continue to ensure that the independent directors play a leading role in our current leadership structure by facilitating the Board's independent oversight function. The new Chair of the Board will continue to be in frequent contact, and will regularly consult with Mr. Westhoven, our CEO.
A new Chair of the Board will be appointed by the independent directors prior to the Meeting, with such appointment to be effective immediately following the Meeting subject to such director's election at the Meeting, and will continue to ensure that the Board operates independently of management and that shareowners have an independent leadership contact. The new Chair of the Board will also continue the practice of presiding over the executive sessions of the non-management directors and serving as Chair of the Executive Committee.

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Corporate Governance and Related Matters

Our independent Chair of the Board has the following specific roles and responsibilities:
▶Ensures that the Board and its committees function independently of management
▶Chairs Board meetings
▶Helps to develop the agenda for the Board meetings and provides guidance on Board and committee meeting schedules
▶Provides advice and counsel on Board meeting schedules to ensure there is sufficient time for all agenda items
▶Calls meetings and sets agendas for executive sessions of the independent directors
▶Evaluates and oversees the quality, quantity and timeliness of the information submitted by management to the independent directors
▶Acts as a liaison between the independent directors and senior management
▶Confers with the NCGC Chair as to the membership of the various committees and committee chairs
▶Coordinates with the NCGC Chair in the performance evaluation of the Board and its committees
▶Coordinates with the LDCC in the performance evaluation of the CEO
▶Is available for consultation and direct communication, under appropriate circumstances, if requested by major shareowners
▶Retains advisors and consultants at the request of the independent directors
▶Performs such other duties and responsibilities as may be delegated to the Chair by the Board from time to time

The Board has four standing Committees: the Audit Committee, the LDCC, the NCGC and the Executive Committee. With the exception of the Executive Committee, each committee is composed solely of independent directors.
Board’s Role in Risk Oversight
The Company operates in a complex market and regulatory environment. The Board has broad responsibility to provide oversight of significant risks primarily through direct engagement with management and through delegation of ongoing risk oversight responsibilities to the committees. In particular, the Board reviews and oversees our various financial policies, financing programs, capital and operating plans, benefit plan management, safety practices, technology projects and certain risk management policies.
Management is responsible for risk management, including providing oversight and monitoring to ensure our policies are carried out and processes are executed in accordance with our performance goals and risk tolerance.
Our management team holds regular meetings to identify, discuss and assess financial risk from current macro-economic, industry and company perspectives.
The Board’s three active standing committees are responsible for risk oversight within their respective areas of responsibility. Each committee regularly reports to the Board on these matters. Generally, the Board’s committees and subsidiary boards of directors oversee the risks detailed below. Reports provided by senior leadership, as well as third-party experts, support oversight of the key risks delegated to each committee and the full Board.
Audit Committee
As part of its regular reporting process, management reports to and reviews with the Audit Committee our material risks, including proposed risk factors and other public disclosures, mitigation strategies and our internal controls over financial reporting.
The Audit Committee also engages in periodic discussions with the Chief Financial Officer, Chief Risk Officer, Corporate Controller and other members of management regarding risks, as appropriate. The Audit Committee established an internal Risk Management Committee (“RMC”) to develop, implement and enforce risk management procedures for our business segments, including the Storage and Transportation segment, NJRES, natural gas distribution via New Jersey Natural Gas ("NJNG") and NJRCEV, and to continuously monitor our credit risk management, risks related to trading positions and trading risk policies and procedures applicable to those entities. The RMC, which is comprised of individuals from our affiliated companies, meets approximately once a month and provides periodic reports to the Audit Committee. The RMC’s duties include evaluating the effectiveness of existing credit policies and procedures, reviewing material transactions and discussing emerging issues.

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The Audit Committee also oversees the Company's cybersecurity risk management practices, including the procedures and controls that management uses to identify, assess, respond to, remediate and mitigate risks related to cybersecurity. Senior leadership, including the Senior Vice President and Chief Information Officer, updates the Audit Committee and the Board at least quarterly regarding cybersecurity risks, strategies and policies. The Audit Committee also receives updates at least quarterly on technology upgrades and enhancements that affect risk assessment, as well as on emerging issues such as artificial intelligence and the implications of geopolitical, macroeconomic and risk landscapes.
Leadership Development and Compensation Committee
The LDCC considers risks relating to succession planning, human resources and human capital management, and risks that may result from our executive compensation programs. The LDCC oversees our executive compensation policies, practices and plans, and selects and oversees the Board’s independent compensation consultant. The LDCC evaluates the CEO’s performance, recommends approval of the CEO’s compensation to the Board and reviews the performance of certain other key members of management as well as succession and development plans for the CEO and other key members of management.
Nominating/Corporate Governance Committee
The NCGC considers risks related to corporate governance structure, policies and practices, board refreshment and succession planning, sustainability and corporate social responsibility. It is responsible for integrating NJR’s sustainability strategy into company-wide planning. The NCGC regularly engages with management and reviews the annual Corporate Sustainability Report, which details NJR’s progress toward clean energy, climate goals, and governance matters—including emission reduction goals, innovation in decarbonized fuels, and inclusion and belonging. While the NCGC has primary oversight of sustainability initiatives, the interdisciplinary nature of these issues leads every standing committee of the Board to consider the Company’s efforts in managing these topics.
NJNG Board of Directors
The board of directors of NJNG, our principal wholly-owned subsidiary, is composed largely of non-management directors and enhances our operational and financial risk oversight. The NJNG Board of Directors typically meets on the same day as the Board and shares the same Chair as the Board, Mr. Correll. In addition to Mr. Correll, the NJNG Board includes Mr. DeGraffenreidt, Ms. Hardwick, Mr. Harvey, Ms. Taylor and Mr. Westhoven. Mr. Correll will retire effective as of the Meeting and a new Chair will be elected and assume the role immediately following the Meeting, subject to such director's election at the Meeting.
Other Subsidiary Boards of Directors
The boards of directors of NJR’s wholly-owned subsidiaries, other than NJNG, are made up of management directors. The Board provides operational and financial risk oversight to the Company’s principal subsidiaries and frequently discusses material risks and operations of those businesses.

We believe the current leadership structure of the Board supports the risk oversight functions described above by providing independent leadership at the committee and subsidiary board level, with ultimate oversight by the full Board, led by the independent Chair of the Board.

Board’s Role in Human Capital Management
Our Board believes that human capital management is an important component of our continued growth and success and is essential to our ability to attract, retain and develop talented and skilled employees. We pride ourselves on a culture that respects co-workers and values concern for others. Fostering a culture and environment that values inclusion, belonging, and ethics helps create an organization where we embrace, leverage and respect the unique viewpoints of our employees, customers and the communities where we live, work and serve.

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On a regular basis the LDCC is updated on our human capital management strategy, focusing on our organizational and workplace priorities, culture, inclusion, and belonging, and executive leadership succession and development. The Company’s Commitment to Stakeholders ("CTS") serves as an “operational scorecard” to provide direction and guidance on what employees should focus on every day to deliver business results. The CTS includes drivers that prioritize our key objectives and place an emphasis on sustainability, innovation, talent retention and social responsibility.
The LDCC has regular involvement in talent retention and development and succession planning, and the Board provides input on important decisions in each of these areas. The Board has primary responsibility for CEO succession planning and monitors management’s succession plans for other key executives. The Board believes that maintaining a strong management team is the best way to prepare for an unanticipated executive departure.

Employee Engagement Survey Results
Periodically we conduct an employee feedback survey designed to help us gather information and insights to help better understand our Company's strengths and opportunities for improvement. The NJR Voice of Employee Engagement Survey was conducted in March 2025 with overall strong results. This includes a robust engagement score of approximately 89 percent, representing intent indicated to stay with the Company for at least the next 12 months and a willingness to recommend the Company as a great place to work. Eighty-four percent (84%) responded favorably to Manager Relationship questions (treats employees with respect, cares about me as a person, is comfortable discussing concerns). Additionally, the results found that employees firmly believe that the Company prioritizes safety, is committed to sustainability and innovation and is positioned for future success.

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Information About the Board’s Committees
The Board has four standing committees to assist with the performance of its responsibilities. Each committee (except the Executive Committee) operates under a written charter that is available on our website at investor.njresources.com under the caption “Governance.” All members of every committee, except the Executive Committee, are independent as defined in the NYSE listing standards and our own independence standards.

AUDIT COMMITTEE

Members: Gregory E. Aliff (Chair) Donald L. Correll* M. Susan Hardwick Thomas C. O’Connor Michael A. O’Sullivan William T. Yardley** Meetings Held: Eight
INDEPENDENCE
All members meet the additional independence requirements prescribed by the NYSE and the SEC for members of an audit committee.
ADDITIONAL QUALIFICATIONS
All members are “financially literate” and have accounting or related financial management expertise, as such terms are interpreted by the Board in its business judgment. The Board has also determined that each member of the Audit Committee is an “audit committee financial expert,” as such term is defined in SEC rules.
RESPONSIBILITIES
▶Oversees management’s responsibilities for accounting, integrity of the Company's financial statements and internal control over financial reporting
▶Selects, appoints, compensates and oversees the independent registered public accounting firm; approves the retention of, and retains, such firm, for any other purposes; and approves the audit and non‑audit fees we pay to such firm
▶Reviews the scope and the results of the work of the independent registered public accounting firm and internal auditors
▶Reviews the adequacy of internal control over financial reporting
▶Monitors financial risk
▶Has primary responsibility for the oversight of cybersecurity risk and governance, including matters involving the use of artificial intelligence
▶Prepares the Audit Committee Report
▶Fulfills its oversight responsibility for risk management by periodically assessing and responding to, as appropriate, material risks
The functions and responsibilities of the Audit Committee are described in more detail in the “Audit Committee Report.”

*    Retiring as of the Meeting
**    As of January 1, 2026

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LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE

Members: Sharon C. Taylor (Chair) Donald L. Correll* James H. DeGraffenreidt, Jr. Peter C. Harvey Jane M. Kenny Thomas C. O’Connor Meetings Held: Four
INDEPENDENCE
The Board has determined that all members meet the additional independence requirements prescribed by the SEC and the NYSE for members of a compensation committee. No member of the LDCC was at any time an officer or employee of the Company or any of our subsidiaries or is related to any other member of the LDCC, any other member of the Board or any executive officer of the Company.
RESPONSIBILITIES
▶Oversees the performance and qualifications of senior management and interprets, implements and administers the annual compensation and benefits for all of the Company’s and our subsidiaries’ officers
▶Reviews and approves financial corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers
▶Evaluates the performance of our CEO and our other executive officers in light of those goals and objectives
▶Determines and approves compensation levels for our Chief Executive Officer and our other executive officers based on this evaluation
▶Oversees strategies related to human capital management, including with respect to inclusion and belonging initiatives, talent and performance management and employee engagement
▶Makes recommendations to the Board with respect to annual and long‑term incentive compensation plans; and evaluates the performance of, and determines the salaries, incentive compensation and executive benefits for, officers
▶Administers our equity‑based and other executive compensation plans
▶Oversees our leadership development, including by reviewing our succession planning for senior management, officer promotions and affirmative action and diversity plans
▶Reviews all our executive compensation policies and procedures, including the incentives that they create and factors that may increase the likelihood of excessive risk taking, to determine whether they present a significant risk to us
▶Follows regulatory and legislative developments and considers corporate governance best practices
▶Prepares the Report of the LDCC
For additional information regarding the compensation‑related activities of the LDCC, see the sections entitled “Compensation Discussion and Analysis” and “Report of the Leadership Development and Compensation Committee.”

*    Retiring as of the Meeting
The Chair of the LDCC works with our CEO, Senior Vice President, Human Resources and Senior Vice President and General Counsel to establish the agenda for LDCC meetings. The Senior Vice President, Human Resources and management personnel reporting to her prepare data and materials for review by the LDCC using market data from both broad-based and targeted national and regional compensation surveys. Competitive industry analysis is enhanced through review by the LDCC’s independent compensation consultant of peer company proxy data, information from professional research consortia, and nationally recognized compensation databases.
The LDCC reviews the performance and compensation of our CEO with input from the full Board (in the form of written evaluations) and our CEO’s self-evaluation. The LDCC approves the compensation of the other executive officers based upon the evaluation and recommendation of our CEO and its own review of each executive officer’s individual performance highlights. When it deems appropriate, the LDCC engages its independent compensation consultant or other appropriate advisors to analyze compensation trends and competitiveness of pay packages.

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Our Board remains focused on its responsibilities in the areas of succession planning and talent development to ensure strong internal leadership capabilities that will support NJR’s strategic plan. The CEO provides a review of the performance and long-term leadership potential of our team, including possible succession candidates for key leadership positions.
The Board engages outside resources as needed to assist with the succession planning process. The Board also has developed a confidential plan for emergency succession in the event the CEO or certain other executive officers are unable to perform their duties.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

Members: Jane M. Kenny (Chair) Gregory E. Aliff James H. DeGraffenreidt, Jr. Peter C. Harvey Sharon C. Taylor Meetings Held: Five
RESPONSIBILITIES
▶Assesses the corporate needs for an effective Board
▶Makes recommendations to the Board regarding Board composition, size, compensation, skills and talent needs
▶Identifies individuals qualified to be directors, consistent with the criteria approved by the Board and set forth in the Corporate Governance Guidelines (for information on the nomination process see, “Director Nominations and Evaluations Processes”)
▶Leads the annual self‑evaluation performance review of the Board
▶Recommends to the Board the selection of nominees for election to the Board
▶Recommends to the Board the individual directors to serve on the committees of the Board
▶Recommends to the Board corporate governance guidelines and oversees related governance matters
▶Advises the Board on environmental stewardship, sustainability and matters that impact corporate social responsibility, advocacy and our reputation, including the Company’s sustainability reporting
▶Oversees the Company’s corporate governance practices
For information on how to nominate a director see “Director Nominations and Evaluations Processes.”

EXECUTIVE COMMITTEE

Members: Donald L. Correll (Chair)* Gregory E. Aliff Jane M. Kenny Sharon C. Taylor Stephen D. Westhoven Meetings Held: None
RESPONSIBILITIES
▶During the interval between meetings of the Board, the Executive Committee is authorized under our Bylaws to exercise all powers of the Board, unless specifically directed otherwise by the Board or otherwise proscribed by law.

*    Retiring as of the Meeting; a new Chair of the Executive Committee will be appointed prior to the Meeting, to be effective immediately following the Meeting, subject to such director's election at the Meeting.

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Corporate Governance and Related Matters

Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines that set forth the practices of the Board, including the following:
▶Qualification, selection and election of directors
▶Director orientation and continuing education
▶Director responsibilities
▶Board composition and performance
▶Director access to management and independent advisors
▶Director compensation and share ownership guidelines
▶Management evaluation and succession
▶Policies regarding a Lead Director, if applicable
▶Executive sessions of the non-management directors
▶The policy on communicating with the non-management directors
Compensation Committee Interlocks and Insider Participation
No member of the LDCC was at any time an officer or employee of the Company or any of our subsidiaries or is related to any other member of the LDCC, any other member of the Board or any executive officer of the Company.
Code of Business Conduct and Ethics
The Board has adopted a Code of Conduct that applies to all directors, officers, employees, temporary employees, agents, contractors and vendors of the Company. The Code of Conduct, which was most recently revised in April 2025, also satisfies SEC rules that require a code of conduct specifically for the principal executive officer and senior financial officers. The Board has also adopted a Wholesale Trading Code of Conduct, which applies to all officers, employees, agents and others authorized to act on the Company’s behalf who are directly or indirectly involved in the submission of offers or bids to buy or sell natural gas or pipeline or storage capacity. Together, these two codes of conduct form the foundation for compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct and the high integrity level of our employees. These codes of conduct cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. Copies of these codes of conduct are available on our website at investor.njresources.com under the caption “Governance.”
Insider Trading Policies and Procedures
The Company maintains an Insider Trading Policy governing the purchase, sale and/or other dispositions of the Company’s securities by our directors, officers, employees and other covered persons that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards. It is also the policy of the Company that the Company will not engage in transactions in Company securities while in possession of material non-public information relating to the Company or its securities. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our 2025 Annual Report on Form 10-K and is available on our website at investor.njresources.com under the caption “Governance.”

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Communications with the Board
Any shareowner or interested party wishing to communicate with the Chair, the non-management directors, any Board committee or specific individual director on an anonymous basis may do so by calling Ethicspoint, Inc., an unaffiliated toll-free hotline service, at 1-866-384-4277 or by submitting a report via a secure website at njr.ethicspoint.com. All communications are forwarded to the General Counsel and Chief Compliance Officer, the Chair of the Audit Committee and the Chair of the Board by the next business day. In addition, any shareowner may communicate in writing to the Board, the Chair of the Board, or the non-management directors by mailing communications to them c/o New Jersey
Resources Corporation, 1415 Wyckoff Road, P.O. Box 1468, Wall, New Jersey 07719, Attention: Chair of the Board. The Chair of the Board and his or her duly authorized agents are responsible for collecting and organizing shareowner communications with the Board.
Any credible complaint that is received will be reviewed and investigated by one or more of the General Counsel and Chief Compliance Officer, the Chair of the Audit Committee and the Chair of the Board, or such other person that the Chair of the Board determines to be appropriate, unless the Board creates a separate sub-committee to handle the investigation.
Director Compensation
The Board, at the recommendation of the NCGC, sets compensation for directors who are not employees of either the Company or our subsidiaries. Compensation of the non-employee directors is determined pursuant to the Non-Employee Director Compensation Plan, as amended, which was enacted pursuant to the 2017 Stock Award and Incentive Plan (the “2017 Plan”). The NCGC reviews the form and amount of compensation of non-employee directors at least once a year to ensure the directors are being compensated appropriately. In September 2024, the NCGC considered a competitive review of director compensation among the Company’s peer group companies that was prepared by Frederic W. Cook & Co., Inc. (“FW Cook”), an independent compensation consultant. In response to FW Cook's recommendation to account for future market movements and better align with NJR's peers, the NCGC recommended a $5,000 increase to director compensation, effective January 1, 2025. Specifically, the NCGC recommended and the Board thereafter approved, effective January 1, 2025, an increase in the value of the annual Restricted Stock Unit ("RSU") retainer from $130,000 to $135,000 and an increase in each of the non-executive Chair cash retainer and RSU retainer from $50,000 to $55,000. FW Cook also recommended, and the NCGC approved, the following: (1) a $1,000 increase to the LDCC and NCGC Committee member retainer to $8,000; and (2) a $5,000 increase to the Audit Committee Chair retainer to $20,000. For information on the peer group, see “The Compensation Review Process— Fiscal Year 2025 Peer Group” and see “The Compensation Review Process—Role of Compensation Consultant” for more information on FW Cook and its role.

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Compensation for directors who were not officers of the Company or our subsidiaries is detailed in the below table.

Director Annual Cash Retainer(1)	$89,000
Director Annual RSU Retainer (in Common Stock equivalent)(2)	$135,000	(the number of RSUs based upon the closing price of a share of Common Stock on the date of the grant)
Non‑Executive Chair Annual Cash Retainer(1)	$55,000
Non‑Executive Chair RSU Retainer(2)	$55,000
Annual Retainer - Committee Members
Audit Committee	$13,000
LDCC	$8,000
NCGC	$8,000
Additional Annual Retainer for Committee Chairs:
Audit	$20,000
LDCC	$15,000
NCGC	$15,000
NJNG Board Retainer
Member(3)	$9,000
Additional Annual Retainer- NJNG Board Chair(4)	$15,000
(1)Cash retainers are paid in two equal semi-annual installments, with the first payment made as soon as practicable after the annual meeting of shareowners and the second payment made after the July Board meeting. Cash retainers are pro-rated for directors who serve only a portion of the year.
(2)Grants of the annual equity retainer in the form of RSUs are made at the time of the annual meeting of shareowners. The number of RSUs is based upon the closing price of a share of Common Stock on the date of the grant. The RSUs accrue dividend equivalents and vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the following annual meeting of shareowners. The RSUs are prorated through a director’s termination date if a director leaves the Board before the RSUs have vested. Upon vesting, the RSUs and accrued dividend equivalents are converted into shares of Common Stock. The equity retainers are pro-rated for directors who serve only a portion of the year.
(3)NJNG Board member annual retainers and any additional meeting fees are based upon each member only being compensated for one meeting when joint Boards of Directors meetings occur.
(4)This additional retainer will only be paid if the Chair of the NJNG Board is a different person than the Chair of the Board.
Generally, we do not pay meeting fees to the directors. However, in the event of extraordinary circumstances resulting in an unusually high number of Board or committee meetings in a given year, the Board retains discretion to pay an additional per meeting fee of $1,500 to each attending non-employee director who is a member of such Board or committee.

Pursuant to our 2017 Plan, each non-employee director’s annual cash and equity compensation is limited to no more than $500,000 per fiscal year (calculating the value of any equity compensation based on the grant date fair value). Exceptions can be made only for a non-executive Chair of the Board or, in extraordinary circumstances in the LDCC’s discretion, other individual non-employee directors.

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Directors’ Deferred Compensation Plan
Non-employee directors of the Company are eligible to defer up to 100 percent of their Board compensation under the NJR Directors’ Deferred Compensation Plan (the “Directors’ Deferred Compensation Plan”). This includes the deferral of the payment of annual Board and committee retainers, and Board meeting fees and committee meeting fees, if any. At the director’s election, deferred amounts are credited to either an “interest account” or a “stock account.”
If deferred amounts are credited to a stock account, such account initially is credited with a number of shares based on the closing price of our Common Stock on the date we allocate such fees (no later than 90 days after the deferred fees would have been paid) and thereafter is credited with additional shares based on the deemed reinvestment of dividends. An interest account is credited monthly with interest at a rate equal to the Prime Rate listed in the Wall Street Journal plus two percent, based on the average daily balance credited to the account for that month. The rate is adjusted on a monthly basis. At the election of participating directors, deferred balances in the stock and interest accounts are payable within five years of deferral, or after termination of Board service in a lump sum or in installments over a period not to exceed five years after termination of Board service.
Fiscal Year 2025 Director Compensation
The following table presents information relating to total compensation of our non-employee directors for the fiscal year ended September 30, 2025.

Name(5)	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Change in Pension Value and Non‑Qualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Gregory E. Aliff	130,000	135,000	0	60	265,060
Donald L. Correll	174,000	190,000	0	60	364,060
James H. DeGraffenreidt, Jr.	114,000	135,000	0	60	249,060
Peter C. Harvey	111,411	135,000	0	60	246,471
M. Susan Hardwick	111,000	135,000	0	60	246,060
Jane M. Kenny	120,000	135,000	0	60	255,060
Thomas C. O'Connor	110,000	135,000	0	60	245,060
Michael A. O'Sullivan	102,000	135,000	0	60	237,060
Sharon C. Taylor	129,000	135,000	17,883	60	281,943
William T. Yardley	44,866	68,055	0	60	112,981
(1)This column reports the amount of cash compensation earned in fiscal year 2025 for Board (including NJNG Board) and committee service. For fiscal year 2025, each non-employee director, other than Mr. Yardley, received an annual cash retainer of $89,000. Mr. Yardley received a pro-rata payment based upon the number of days serving on the Board during calendar year 2025. Mr. Correll received an additional cash retainer of $55,000 for his service as Chair of the Board.
(2)These amounts are calculated in accordance with the share-based compensation provisions of Financial Accounting Standards Board (“FASB”) ASC Topic 718. Each director serving on January 1, 2025 received an annual retainer of 2,824.859 RSUs valued at $135,000 based on the grant date closing price of $47.79 on January 21, 2025. Mr. Correll received a total retainer of 3,975.727 RSUs valued at $190,000 based on the grant date closing price of $47.79 on January 21, 2025, reflecting his additional retainer as Chair of the Board. Mr. Yardley received a prorated retainer based upon the number of days serving on the Board during calendar year 2025 of 1,504.306 RSUs valued at $68,054.79 based on the grant date closing price of $45.24 on July 1, 2025. As of the end of fiscal year 2025, each director, other than Mr. Correll and Mr. Yardley, had 2,879.099 RSUs outstanding, including accrued dividend equivalents. Mr. Correll had 4,052.066 RSUs outstanding, including accrued dividend equivalents. Mr. Yardley had 1,504.306 RSUs outstanding and did not accrue any dividend equivalents.

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(3)Amounts in this column show the amount contributed by us in fiscal year 2025, as we provide a return on directors’ deferred compensation in interest accounts at the Prime Rate listed in the Wall Street Journal plus two percent as part of our Directors’ Deferred Compensation Plan.
(4)Amounts in this column do not represent compensation paid to any non-employee directors. Instead, these amounts reflect premiums we paid in fiscal year 2025 for a directors and officers travel insurance policy in the amount of approximately $60 per director.
(5)Ms. Mansue is not included in this table as her appointment to the Board was effective November 1, 2025.
Non‑Employee Director Share Ownership Guidelines
All non-employee directors are required to own shares of our Common Stock with a market value equal to five times the annual cash retainer. This requirement is designed to ensure that non-employee directors acquire and retain a meaningful and significant ownership interest in the Company during their tenure on the Board to foster a mutual interest between Board members and shareowners of the Company. We expect non-employee Board members to retain at least 50 percent of the
Common Stock received from the Company as part of their annual stock retainer until they meet the share ownership requirements. Only shares of Common Stock beneficially owned (as defined by the SEC’s rules and regulations) by our non-employee directors, including the directors’ restricted stock and restricted stock units, are counted in determining compliance with the guidelines.

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Stock Ownership
Principal Shareowners
The following table sets forth, as of November 25, 2025, certain information with respect to the beneficial ownership of shares of Common Stock by each person or group we know to beneficially own more than five percent of the outstanding shares of such stock.

Name and Address of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned		Percent of Outstanding Class(1)

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	15,358,414	(2)	15.2%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	11,059,550	(3)	11.0%

(1)The percentages shown in the table are based on 100,745,880 shares of Common Stock outstanding on November 25, 2025.
(2)As reported on an Amendment to Schedule 13G filed with the SEC on April 25, 2025, BlackRock, Inc. held sole voting power over 15,146,847 shares of Common Stock and sole dispositive power over 15,358,414 shares of Common Stock. The number of shares of Common Stock owned by BlackRock may have changed since the filing of the Amendment to Schedule 13G.
(3)As reported on an Amendment to Schedule 13G filed with the SEC on April 30, 2025, The Vanguard Group, Inc., reported that it held shared voting power over 65,133 shares of Common Stock, sole dispositive power over 10,886,954 shares of Common Stock, and shared dispositive power over 172,596 shares of Common Stock. The number of shares of Common Stock held by The Vanguard Group may have changed since the filing of the Amendment to Schedule 13G.

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Stock Ownership

Directors and Executive Officers
The following table sets forth, as of November 25, 2025, the beneficial ownership of our Common Stock of each of the directors, each of our executive officers listed in the Summary Compensation Table below, and all of our directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares (or shares such powers with his or her spouse). The beneficial ownership of each director and executive officer is less than one percent of the outstanding shares. The shares owned by all such persons as a group constitute approximately 0.70 percent of the total shares of Common Stock outstanding.

Name	Amount and Nature of Beneficial Ownership(1)(2)(3)
Gregory E. Aliff	21,027
Roberto F. Bel	25,833
Donald L. Correll	57,724
Amy Cradic	40,804
James H. DeGraffenreidt, Jr.	23,012
M. Susan Hardwick	17,410
Peter C. Harvey	6,779
Jane M. Kenny	39,577
Amy B. Mansue	511
Patrick J. Migliaccio	47,095
Thomas C. O'Connor	30,594
Michael A. O'Sullivan	9,227
Richard Reich	29,374
Sharon C. Taylor	57,023
Stephen D. Westhoven	247,821
William T. Yardley	1,519
All Directors and Executive Officers as a Group (19 Persons)(4)	708,148
(1)Each individual has furnished information as to the amount and nature of beneficial ownership not within our knowledge.
(2)Includes deferred shares of Common Stock held by the directors and executive officers pursuant to the Directors’ Deferred Compensation Plan or the Officers’ Deferred Compensation Plan over which they have sole voting power but no investment power, as follows: Mr. Aliff — 18,120 shares, Mr. Bel — 10,673, Mr. Correll — 50,073 shares, Mr. Harvey - 3,337, Ms. Kenny — 10,367 shares, Mr. Migliaccio — 17,879 shares, Mr. O’Connor — 27,686 shares, Mr. Reich — 2,550 shares, Ms. Taylor 20,844 shares and all directors and executive officers as a group — 162,802 shares.
(3)Includes unvested Restricted Stock Units vesting within 60 days of the Record Date.
(4)The 19 persons includes all directors, Named Executive Officers and other designated Executive Officers.

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Compensation Discussion and Analysis
This discussion and analysis of our compensation program for named executive officers should be read in conjunction with the tables and text elsewhere in this Proxy Statement that describe the compensation awarded to, earned by or paid to the named executive officers.
Executive Summary
The Compensation Discussion and Analysis explains the process the LDCC uses to determine the compensation and benefits for the following individuals, who were our “named executive officers” for the fiscal year ended September 30, 2025, and how their fiscal year 2025 compensation aligns with our pay-for-performance philosophy. It also describes the oversight of the LDCC and the rationale and processes used to determine the 2025 compensation of our named executive officers including the objectives and specific elements of our compensation program. The Compensation Discussion and Analysis contains statements regarding corporate performance targets and goals. The targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

STEPHEN D. WESTHOVEN	ROBERTO F. BEL	PATRICK J. MIGLIACCIO	AMY CRADIC	RICHARD REICH
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Senior Vice President and Chief Operating Officer, NJNG	Senior Vice President and Chief Operating Officer of Non-Utility Businesses, Strategy and External Affairs	Senior Vice President and General Counsel

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Compensation Discussion and Analysis

Compensation of our named executive officers is determined under our compensation and benefits program for executives, which is governed by the LDCC. Information with respect to the LDCC can be found on page 25 of this Proxy Statement.

At our 2025 Annual Meeting of Shareowners, over 97 percent of the votes cast on the “say-on-pay” proposal were voted in favor of the compensation we paid to our named executive officers.
Our focus on intentionally aligning management’s pay with our performance through the years has been recognized favorably by our investors. In fiscal 2025, we held collaborative meetings with several of our largest shareowners, including BlackRock, Inc., The Vanguard Group, Inc. and State Street Global Advisors, to solicit input on a variety of topics including governance matters, as shareowner understanding and feedback is important to us. For information regarding beneficial ownership, see "Corporate Governance and Related Matters - Stock Ownership - Principal Shareowners."
As shown in the following graph, shareowner response to our executive compensation has been favorable.

Say-On-Pay Votes
The LDCC believes that the shareowner vote confirms the philosophy and objective of linking our executive compensation to performance, our commitment to stakeholders, enhancement of our shareowner value and executive leadership. We view this level of shareowner support as an affirmation of our current pay practices and, as a result, no significant changes were made to our executive compensation pay practices for fiscal year 2025. Our Board and the LDCC will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.
Our Guiding Philosophy
Our compensation philosophy is guided by the principle of pay-for-performance and is related to the value created for our shareowners. While aligning each executive’s compensation with our short-term and long-term business goals, we aim to provide the incentives needed to attract, motivate, reward and retain our management talent, which is crucial to our long-term success.
Additionally, in 2024, our eight designated cultural behaviors (the "Cultural Behaviors") became part of our performance review process. The Cultural Behaviors are behaviors identified to help advance our Company's culture and strategy to remain in step with both our changing business and today's dynamic energy landscape. We believe it is critically important that our culture aligns with our business strategy to drive performance. For additional information on our Cultural Behaviors, see “Compensation Discussion and Analysis – Cultural Behaviors.” Compensation is also based upon our CTS key performance measures for Safe, Reliable Service, Customer Satisfaction, Sustainable Growth and Innovation, Engaged and High-Performing Workforce, Social Responsibility and Superior Financial Performance. For additional information on our CTS, see “Compensation Discussion and Analysis – Commitment to Stakeholders Component.”

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Compensation Discussion and Analysis

Our Executive Compensation Program for Fiscal Year 2025
During fiscal year 2025, we undertook our annual review of our executive compensation practices to ensure that our plans and practices support the goals of the organization, are competitive with industry practice and are consistent with the best interests of our shareowners. The current compensation process aligns our practices with the evolution of NJR's organizational culture, incorporates our CTS and Cultural Behaviors as part of our executive compensation program. Key features include the following:
▶An Officer Incentive Program for fiscal year 2025 (the “2025 OIP”), which consists of goals that need to be met to earn an annual short-term incentive award, including Net Financial Earnings (“NFE”)(1) goals, CTS operational measures (several of which link to sustainability and human capital management goals) and individual leadership goals.
▶A long-term equity incentive award package for Mr. Westhoven, consisting entirely of “at-risk” equity awards, including FY 2025 NFE Performance Share Units and FY 2025 Total Shareholder Return ("TSR")
Performance Share Units (“Performance Share Unit Awards”) along with Performance-Based Restricted Stock Units vesting in three annual installments, with vesting subject to achievement of a Net Financial Earnings Per Share (“NFEPS”)(1) goal for the fiscal year ended September 30, 2025.
▶A long-term equity incentive award program for our executive officers (other than Mr. Westhoven) that includes a mix of Performance Share Unit Awards and Time-Vested Restricted Stock Unit awards.
▶Our long-term equity incentive awards for fiscal year 2025, which were granted under our 2017 Plan, that include non-competition and non-solicitation covenants designed to protect us from paying out awards to departed executives who engage in certain activities that could harm the Company.
To implement our pay-for-performance philosophy, the LDCC set reasonable but rigorous goals for our 2025 OIP and performance share units granted to our named executive officers.
(1)NFE and NFEPS are financial measures not calculated in accordance with GAAP and are discussed in greater detail under “Net Financial Earnings Component.” For a full discussion of NFE and NFEPS and reconciliations to net income, see Appendix A.

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Compensation Discussion and Analysis

Fiscal Year 2025 Performance Highlights
Our Pay-for-Performance Link
Fiscal year 2025 was another strong year for our Company with solid contributions across our diversified businesses. We executed our strategy, advancing our decarbonization priorities and leading with new technologies and innovation. Our financial and operational performance in fiscal year 2025 largely met or exceeded the financial and operational goals set forth in the 2025 OIP, including the Officer Performance Hurdle. The result is annual short-term incentive award payouts to our named executive officers participating in the 2025 OIP of between 117.17 percent and 126.17 percent of their respective target award amounts. Our NFEPS for fiscal year 2025 of $3.29 was at the top of our NFEPS guidance range of $3.20 - $3.30, which was increased in the second quarter of 2025. Our total NFE for fiscal year 2025 was $329.6 million, compared to NFE of $290.8 million(1) in fiscal year 2024. Our strong operational execution was reflected by our performance against our 2025 OIP CTS targets, which included activities that are not measured by financial metrics.
Our three-year cumulative financial performance resulted in a payout of 134 percent of the fiscal year 2023 NFE-based performance share units, and our 53rd percentile total shareholder return relative to our industry comparator group over the last three fiscal years resulted in a payout of 97 percent of the fiscal year 2023 TSR-based performance share units. Additionally, because we achieved our NFEPS goal for the fiscal year 2025 Performance-Based Restricted Stock Units, such awards vested subject to the recipients' continued employment.
Delivering Strong Financial and Operational Results

NFE(1)	NFEPS(1)	Dividend	Total Shareholder Return

$329.6M	$3.29	$1.90	6.0%

NJR’s NFE was above the 2025 OIP NFE target of $282.0 million	FY 2025 NFEPS	Annual Dividend, which has been increased for 30 consecutive years	NJR delivered 6.0% in total shareholder return for FY 2025

Strong operational performance above CTS metric targets

(1)NFE and NFEPS are financial measures not calculated in accordance with GAAP and are discussed in greater detail under “Net Financial Earnings Component.” For a full discussion of NFE and NFEPS and reconciliations to net income, see Appendix A.

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Compensation Discussion and Analysis

Strong Performance Across Our Business Units
It was another solid year for New Jersey Resources, where our team executed on our growth objectives, advanced our decarbonization strategy and delivered results that largely aligned with our CTS. We increased our dividend for the 30th consecutive year, and due to strong performance, we raised NFEPS guidance during fiscal year 2025.
New Jersey Natural Gas
▶Reported fiscal 2025 NFE of $213.5 million compared with $133.4 million during fiscal 2024
▶Added over 8,200 new customers, and now serves nearly 589,000 homes and businesses across the service territory
▶Continued to maintain the fewest leaks per mile of any natural gas utility in the state, with fewer than 0.1 leaks per mile in our entire system
▶Became the first natural gas utility in New Jersey to install a retrofit carbon reduction system to reduce emissions and improve efficiency at our Ocean County operations center
▶Invested nearly $550 million, including investments in our SAVEGREEN® energy efficiency program and key infrastructure projects, throughout our distribution system
▶Deployed nearly $100 million in SAVEGREEN® energy efficiency capital, the most in the history of the program, continuing to help our customers become more energy efficient
NJR Clean Energy Ventures
▶Placed in-service 93 megawatts of new commercial solar capacity, NJRCEV's record for new capacity added in a single year
▶Secured investment options for years to come through effective safe-harboring
▶Expanded portfolio footprint to Pennsylvania
▶Continued to maintain and expand the most robust and geographically diverse pipeline of investment options in NJRCEV's history, including via joint development agreements
▶Successfully completed the divestiture of the residential solar portfolio, accelerating cash flows and earnings, and demonstrating strategic prudence in light of subsequent regulatory changes
NJR Energy Services
▶Reported fiscal 2025 NFE of $34.9 million, exceeding initial forecasts
▶Continued to execute its long-option strategy, which delivered significant additional margin during periods of strong demand and market volatility, enabling the Company to raise NFEPS guidance
▶Strong results continue to be supported by NJRES asset management agreements, which we expect will provide consistent cash contribution well into the future
Storage and Transportation (“S&T”)
▶Reported fiscal 2025 NFE of $18.5 million
▶Continued to deliver strong operational performance at Adelphia Gateway and Leaf River Energy Center
▶Conducted a number of competitive bid solicitation processes to further evaluate organic growth opportunities at Leaf River
▶Reached a settlement with customers of Adelphia Gateway on its rate case, which was approved by regulators in November 2025
NJR Home Services (“NJRHS”)
▶Completed approximately 79,000 service calls and nearly 4,000 HVAC, plumbing and generator installations, and achieved a nearly 5-star Google rating
▶Named a Ruud Top Twenty Pro partner for the ninth consecutive year
▶Recognized by the Disabled American Veterans organization for support of and service to the nation's veterans

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Compensation Discussion and Analysis

Key Compensation Corporate Governance Practices
The LDCC and the NCGC continuously review evolving practices in executive compensation and corporate governance. We have adopted certain policies and practices that we believe are consistent with industry best practices.

WHAT WE DO	WHAT WE DO NOT DO
 Use an appropriate balance between short-term and long-term compensation.
 Use multiple performance metrics under the 2025 OIP to encourage executives to focus on financial and operational goals important to the Company and other stakeholders.
  Link realized value from long-term equity incentives to absolute and relative stock price performance.
 Link annual short-term incentive compensation directly to certain environmental and social goals through our CTS.
  Conduct an annual review and assessment of potential and existing risks arising from our compensation programs and policies.
  Maintain meaningful share ownership guidelines for our directors and executive officers.
  Subject cash and equity incentive compensation paid to our executive officers to our compensation recoupment policies.
  Prohibit hedging and pledging of our stock by our directors, officers and employees.
 Require a “double trigger” for acceleration of equity award grants following a change of control.
 Engage an independent advisor, who performs no other work for the Company, to advise the LDCC on executive compensation matters and the NCGC on director compensation matters.

  Enter into employment agreements with any executive officer or guarantee any executive officer a minimum base salary, bonus or equity awards.
  Provide executive officers any excise tax payment or tax gross-up for change of control-related payments, or a tax gross-up on any perquisites.
  Provide excessive perquisites.
  Allow repricing of stock options or buyout of underwater stock options without shareowner approval.

Principles of Our Compensation Framework
The LDCC believes that the compensation program for executive officers should reward the achievement of our short-term and long-term objectives and that compensation should be related to the value created for our shareowners. Furthermore, the compensation program should reflect competitive and best practices in the marketplace. In addition, we have launched cultural behavior objectives that were implemented in fiscal year 2024 as part of the LDCC’s guiding principles for all compensation decisions. The following objectives serve as the LDCC’s guiding principles for compensation decisions.
▶Our executive compensation and benefits should attract, motivate, reward and retain the management talent necessary to achieve our business objectives at compensation levels that are fair and competitive with those of comparable companies.
▶Compensation should be set based on the leadership and contribution of each executive officer, taking into account individual skill sets, experience and achievement.
▶Compensation should also be based upon our CTS key performance measures: Safe, Reliable Service, Customer Satisfaction, Sustainable Growth and Innovation, Engaged and High-Performing Workforce, Social Responsibility and Superior Financial Performance.
▶Compensation should be linked to corporate performance as measured by financial performance and creation of long-term value for our shareowners.
▶Compensation should ensure that our culture aligns with our business strategy to drive performance. In fiscal year 2024, we identified eight key areas we call “Cultural Behaviors” that we think are essential to strengthening our culture and charting a path forward

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Compensation Discussion and Analysis

for our Company. Cultural Behaviors were first a part of the 2024 non-union performance review process in which non-union employees, including the executive officers, were evaluated. They were also a component of the evaluation process in 2025 and will continue being a component of the process going forward.
▶Compensation should consist of an appropriate mix and weighting among base salary, annual short-term incentive awards and long-term equity incentive awards such that an adequate amount of each executive officer’s total compensation is performance-based or “at risk.” Further, as an executive’s responsibilities increase, the portion of “at-risk” compensation for the executive should increase as a percentage of total compensation.
▶The compensation program should incorporate safeguards to prevent executives from taking unnecessary and excessive risks.
▶If the Company’s audited financial statements are restated due to any material noncompliance with the financial reporting requirements under the securities laws, the LDCC may, or shall if required, demand repayment of some or all incentives paid to our executive officers within the last three years.
▶We engage directly with shareowners on executive compensation and will initiate responsive actions when appropriate.

Elements of Our Compensation Program for Named Executive Officers
The table below describes each element available in our compensation program for executives and briefly explains how it promotes our objectives. We believe the combination of these elements provides an appropriate balance of rewards, incentives and benefits to our executives; enables us to meet our desired compensation objectives; strengthens our ability to attract and retain highly qualified individuals; and appropriately links pay to performance.

Element of Compensation	Description	How This Element Promotes Company Objectives

Annual Short-Term Compensation:

Base Salary	Fixed annual compensation that provides continuous income.	Aids in both recruitment and retention; designed to be competitive in the marketplace.

Annual Short-Term Incentive Awards	Performance-based compensation for achieving established annual goals based on a combination of NFE, individual leadership (as set forth in the Cultural Behaviors) and our CTS.	Motivates and rewards achievement of annual corporate objectives by providing at-risk pay opportunities linked to Company, business unit and individual performance.

Long-Term Compensation:

Performance Share Unit Awards	Grants of stock units that are payable in Common Stock and earned based on TSR performance relative to an industry comparator group and cumulative NFEPS, each over a three-year period.	Provides strong performance incentives by aligning a portion of executive compensation to long-term goals for NFEPS and relative TSR.

Time-Vested Restricted Stock Unit Awards
Grants of time-vested stock units that vest over a specified period and are payable in Common Stock. May be awarded under our long-term incentive program or used for special recognition of superior performance.

Promotes retention, increases equity ownership and aligns executive and long-term shareowner interests by linking a portion of executive compensation to changes in Company stock price and dividend payments.

Performance-Based Restricted Stock Unit Awards	Grants of stock units with time-based vesting if we achieve an annual NFEPS goal.	Provides strong performance incentives by aligning a portion of executive compensation to our financial performance, promotes retention and supports shareowner alignment objectives.

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Compensation Discussion and Analysis

Element of Compensation	Description	How This Element Promotes Company Objectives

Deferred Stock Retention Unit Awards
Grants of deferred stock retention units that are payable in Common Stock, but only if the executive complies with non-competition and non-solicitation covenants. May be awarded under our long-term incentive program or used to recognize and reward superior performance.

Promotes retention by providing a disincentive for executives to leave us for a competitor and aligns executive and long-term shareowner interests by linking a portion of executive compensation to changes in Company stock price and dividend payments.

Other Compensation:

Deferred Compensation	Opportunity to defer receipt of specified portions of compensation and to have such deferred amounts treated as if invested in specified investment vehicles.	Enables executives to structure payments to meet personal financial needs and objectives.

Post-Termination Payments and Benefits	Payments and benefits upon termination of an executive’s employment in specified circumstances, such as retirement, death, disability or a change of control.
Provides assurance of financial security, which supports lateral recruiting and executive retention and makes it easier for executives to objectively evaluate potential changes to our strategy and structure.

Other Benefits
Executives participate in employee benefit plans generally available to our employees, including our Employees’ Retirement Savings Plan; qualified defined benefit plan for retirement allowances; medical, dental, life, accidental death and dismemberment, travel and accident and long-term disability insurance; and certain limited perquisites.
Offers fair and competitive programs to provide family protection and facilitate recruitment and retention as part of our broad-based total compensation.

The Compensation Review Process
How We Approve Compensation Measures
Our planning process begins in the third quarter of our fiscal year when management identifies financial and operational goals, performance measures and action plans that are tied to our CTS and that will be executed by the business units. These goals, performance measures and action plans are approved by management in the fourth quarter of our fiscal year for the following fiscal year and are typically presented to the Board in September or November for approval. Once approved by the Board, the financial and operational goals become the compensation measures for the executive officers and are the foundation for our CTS. These measures are communicated to the entire organization through the performance planning and evaluation process and through management presentations to employees.
Role of the LDCC and the Chief Executive Officer
Governance of our compensation program is the responsibility of the LDCC, which consists solely of independent directors. The LDCC works with management, in particular our CEO and the Senior Vice President, Human Resources, in making decisions regarding our compensation program. The LDCC reviews and considers all elements of executive compensation in setting policies and determining compensation amounts. The CEO is responsible for recommending to the LDCC the compensation amounts for each of our named executive officers, other than himself. Mr. Westhoven attended meetings of the LDCC during fiscal year 2025 but did not participate in the portion of the meetings when his compensation or performance was discussed.

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Compensation Discussion and Analysis

Role of Compensation Consultant
The LDCC is authorized to retain experts, consultants and other advisors to aid in the discharge of its duties. For fiscal year 2025, the LDCC retained FW Cook as its independent compensation consultant. All work completed by FW Cook is subject to the approval of the LDCC. The independent compensation consultant’s role, with respect to the LDCC, is to provide independent advice and counsel. The independent compensation consultant was retained to (i) assist in gathering and analyzing market data, (ii) advise the LDCC on compensation standards and trends, (iii) provide an annual risk assessment of our compensation policies, (iv) assist in the implementation of policies and programs and (v) advise the LDCC with respect to the proposed 2026 Stock Award and Incentive Plan. In April 2025, after considering the relevant factors, including those prescribed under SEC and NYSE rules, the LDCC determined that FW Cook had no other financial ties to the Company or our management and that the work FW Cook performed did not create any conflicts of interest.
Prior to each meeting of the LDCC, the independent compensation consultant meets with the Chair of the LDCC. The LDCC also periodically meets in executive session with its independent compensation consultant to discuss our compensation program. During fiscal year 2025, the independent compensation consultant periodically met with management at the direction of the LDCC, participated in LDCC meetings, reviewed materials in advance of meetings, provided data to the LDCC on market trends and overall compensation design and reviewed recommendations for base salary and annual short-term and long-term equity incentive awards for our named executive officers.

Peer Group Analysis
So that we can successfully attract and retain the high-quality executive talent critical to our long-term success, we intend that the levels of compensation available to executive officers who enhance corporate value are competitive with the compensation offered by publicly held companies that are similar to us with regard to size and industry focus. To understand the competitive market for pay and set the compensation terms for our program, we analyze the compensation programs of a peer group of companies.

Fiscal Year 2025 Peer Group
In July 2024, with assistance from FW Cook, the LDCC undertook a comprehensive review to determine the peer group for fiscal year 2025 compensation. Consistent with FW Cook's recommendations, the LDCC did not make any changes to the compensation peer group, as the then-current 15-company peer group remained reasonable from both financial size and business fit purposes. The following 15 companies therefore constitute the peer group for fiscal year 2025 compensation purposes (the “2025 Peer Group”), based upon business model similarities, size and other factors.(1)

AltaGas Ltd.	IDACORP, Inc.	ONE Gas Inc.
Atmos Energy Corporation	National Fuel Gas Company	TXNM Energy (formerly PNM Resources Inc.)
Avista Corporation	NiSource Inc.	Southwest Gas Corporation
Black Hills Corporation	Northwest Natural Holding Company	Spire Inc.
Chesapeake Utilities Corporation	NorthWestern Energy Group, Inc.	UGI Corporation
(1)MDU Resources Group, Inc. was added to the compensation peer group in July 2025 for purposes of fiscal year 2026 compensation planning.
Peer Group Positioning as of May 31, 2024

Market Capitalization 53rd PERCENTILE	Revenue 20th PERCENTILE

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Compensation Discussion and Analysis

Establishing Total Direct Compensation
Total direct compensation is the sum of base salary, annual short-term incentive awards and long-term equity incentive awards. A significant portion of each named executive officer’s compensation consists of performance-based incentive awards, which only pay out to the extent the Company (or in some cases, the individual) achieves predetermined financial and strategic performance goals. The at-risk portion of total direct compensation provides higher pay for above-target levels of performance and lower pay for performance below target levels.
In setting each named executive officer’s total compensation opportunity, the LDCC does not set total direct compensation or the component parts at levels designed to achieve a mathematically precise market position. Instead, the LDCC reviews all components of each named executive officer’s total direct compensation to ensure such compensation meets the goals of the program.
As a part of this review, the LDCC considers corporate performance, compensation survey data, the advice of its independent consultant and the recommendations of management. The LDCC considers individual and overall Company operating performance to ensure executive compensation reflects past performance as well as future potential, and adequately differentiates among employees based on the scope and complexity of each employee’s job position, market comparisons, individual performance and experience and overall affordability. Our CEO’s performance, and the performance of each other named executive officer, is evaluated in light of our overall performance (as described in greater detail below) and non-financial goals and strategic objectives approved by the LDCC and the Board. Based on its latest review, the LDCC believes total compensation for each of the named executive officers is reasonable and appropriate.
The following table shows the target total direct compensation opportunity that the LDCC approved for fiscal year 2025.

Name	Salary(1) ($)	Target Annual Short-Term Incentive Amount(2) ($)	Long-Term Equity Incentive Value(3) ($)	Target Total Direct Compensation ($)
Stephen D. Westhoven	1,007,504	1,108,254	3,500,000	5,615,758
Roberto F. Bel	466,092	279,655	512,701	1,258,448
Patrick J. Migliaccio	514,947	308,968	566,442	1,390,357
Amy Cradic	447,780	268,668	492,558	1,209,006
Richard Reich	454,011	227,006	408,610	1,089,627
(1)The table states the annual salary of each named executive officer as of January 1, 2025.
(2)The target annual short-term incentive amount for Mr. Westhoven was 110 percent of annual salary. For Mr. Bel, Mr. Migliaccio and Ms. Cradic, the target short-term incentive amount was 60 percent of annual salary, and for Mr. Reich, the target short-term incentive amount was 50 percent of annual salary.
(3)Represents grant date fair market value of long-term equity incentive awards granted in fiscal year 2025. For more information regarding the granting of long-term equity incentive awards in fiscal year 2025, see “Long-Term Equity Incentive Awards.”

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Compensation Discussion and Analysis

Components of Compensation
Base Salary
Our CEO recommends base salary increases for our named executive officers other than himself. These recommendations are subject to review and approval by the LDCC and the Board. Base salary increases for our CEO are recommended by the LDCC and approved by the independent members of the Board. In setting the base salary level of each executive officer, the LDCC considers marketplace compensation data compiled and presented by its independent compensation consultant, as well as the executive’s experience level, demonstrated capabilities, time and placement in position, our geographic region and the actual performance of the Company and the executive. No particular weight is assigned to any one factor. The following are the base salaries for each of the named executive officers as of October 1, 2024. In November 2024, the Board approved increases in base salary for the named executive officers (of up to 10.00 percent), effective January 1, 2025.

Name	Base Salary as of 10/01/2024 ($)	Increase (%)	Increase ($)	Base Salary as of 1/1/2025 ($)
Stephen D. Westhoven	973,434	3.50%	34,070	1,007,504
Roberto F. Bel[1]	423,720	10.00%	42,372	466,092
Patrick J. Migliaccio	497,533	3.50%	17,414	514,947
Amy Cradic	432,638	3.50%	15,142	447,780
Richard Reich[1]	424,309	7.00%	29,702	454,011
(1)Mr. Bel's and Mr. Reich's base salaries were increased by approximately 10.00 percent and 7.00 percent, respectively, to better align them to their peers at companies in our 2025 Peer Group. The base salaries of the remaining NEOs were increased to reflect a cost-of-living adjustment.
Annual Short-Term Incentive Awards
We maintain a strong link between performance and pay within our executive compensation program by emphasizing incentives and using financial, operational and leadership measures, which we believe are key drivers of long-term value creation for shareowners. The LDCC reviews and approves the annual performance objectives for the Company and our named executive officers at the start of each fiscal year.

Our goals for the 2025 OIP were to ensure each executive officer understands his or her individual performance objectives and how they could be achieved based on areas that the officer impacts, to continue the linkage to corporate results and to provide flexibility to determine awards based on qualitative performance assessments.

2025 OIP Annual Short-Term Incentive Awards
Under the 2025 OIP, the LDCC first established a performance hurdle (“2025 OIP Performance Hurdle”). Generally, no awards would be paid to officers under the 2025 OIP unless the 2025 OIP Performance Hurdle was achieved. For fiscal year 2025, the LDCC established the 2025 OIP Performance Hurdle in November 2024 of $211.5 million in NJR NFE, which was 75 percent of the NJR target NFE amount for fiscal year 2025 of $282.0 million and $159.2 million in NJNG NFE, which was 75 percent of the NJNG target NFE amount for fiscal year 2025 of $212.3 million. NFE is explained below under “Net Financial Earnings Component.” The LDCC reserves the ability to modify, based upon its qualitative assessment, any annual short-term incentive award payable under the 2025 OIP, based upon the recommendations of the CEO and subject to the

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Compensation Discussion and Analysis

maximum payout limit. Our CEO also may recommend special recognition awards to named executive officers (other than himself) who have made significant contributions and have demonstrated a sustained level of outstanding performance. The LDCC may approve these recommended awards, and also may approve special recognition awards to the CEO. The CEO engages in extensive discussions, evaluation and review of his recommendations with the LDCC to reach a consensus on the annual short-term incentive awards.
The CEO uses the criteria set forth in the 2025 OIP to guide his recommendations of the target annual short-term incentive awards for the named executive officers, other than himself, to the LDCC. Each named executive officer’s annual short-term incentive award is based 50 percent on our NFE, 30 percent on the named executive officer achieving an individual leadership component and 20 percent on the Company meeting the goals of an overall CTS component. Each of these criteria is described below. These criteria are used to balance our focus on affordability with the use of non-financial metrics that are leading indicators of the creation of long-term shareowner value. While these criteria serve as guidelines, the CEO has discretion to recommend a modification of the actual short-term incentive awards for each of the named executive officers (other than himself) to the LDCC. No such discretion was used for the 2025 OIP. The target percentage of base salary for the annual short-term award opportunity for each of our named executive officers is set forth below.
Annual Short-Term Incentive Awards

BASE SALARY	X	Target Annual Short-Term Incentive Opportunity (% of Base Salary)	X	Net Financial Earnings Component (Weighted 50%)	+	Leadership Component (Weighted 30%)	+	Commitment to Stakeholders Component (Weighted 20%)	=	ANNUAL SHORT-TERM INCENTIVE AWARD

Name	Target Annual Short‑Term Incentive Award Opportunity
Stephen D. Westhoven	110%
Roberto F. Bel	60%
Patrick J. Migliaccio	60%
Amy Cradic	60%
Richard Reich	50%
Actual fiscal year 2025 short-term incentive award payments under the 2025 OIP, if earned, could range from 0 percent up to 150 percent of the target amount for each named executive officer, calculated as shown above. Amounts payable in excess of target may be paid in full, or in part, in the form of cash, restricted stock or deferred stock retention unit awards based on our CEO’s recommendation and LDCC approval.

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Net Financial Earnings Component
NFE represents net income excluding the accounting impact and resulting volatility in our GAAP earnings due to unrealized gains and losses from certain derivative instruments, net of applicable tax adjustments. NFE is not an alternative to a measure of liquidity or financial performance derived from GAAP, such as earnings per share. We use NFE as a key performance measure for compensation purposes because we believe it strongly encourages capital discipline and better investment decisions and leads to enhanced cash flow and shareowner value. As the chief operating decision maker, our CEO uses NFE as a measure of profit or loss in measuring the results of our operations. For a full discussion of NFE and a reconciliation to net income, please see Appendix A.
Generally, no annual short-term incentive award is payable to our named executive officers under the 2025 OIP unless we achieve the 2025 OIP Performance Hurdle of $211.5 million (75 percent of target NFE). However, the LDCC retains the ability to pay an annual short-term incentive award even if we do not achieve the 2025 OIP Performance Hurdle as there may be circumstances under which the LDCC may decide that an annual short-term incentive award is still appropriate.
Target NFE for NJR was $282.0 million for fiscal year 2025(1). The fiscal year 2025 NFE target was based on an annual compound annual growth rate consistent with our NFE guidance from fiscal year 2023 and fiscal year 2024. The fiscal year 2025 plan established a target NFE lower than actual results from fiscal year 2024, which were $290.8 million, due to outsized earnings from NJRES in fiscal year 2024, resulting primarily from certain asset management agreements, which did not recur in fiscal year 2025.
The 2025 OIP allows the LDCC to make adjustments to exclude certain items from the calculation of NFE used for purposes of the NFE component of the annual short-term incentive award formula (“Compensation Adjusted NFE”). In November 2025, the LDCC adjusted NFE to exclude the one-time positive gain, along with the associated taxes and dilution resulting from NJRCEV's sale of the 91 MW residential solar portfolio and related assets and liabilities. As a result of this exclusion, the Compensation Adjusted NFE for fiscal year 2025 was $299.6 million.
For fiscal year 2025, the target NFE amount for NJR, which was applicable to Messrs. Westhoven, Bel and Reich and Ms. Cradic, was $282.0 million. Therefore, the minimum NFE, the hurdle, applicable to these individuals was $211.5 million. NJR’s NFE for fiscal year 2025 was $329.6 million, which was reduced by the LDCC by approximately $30 million as a result of the one-time gain from the sale of the residential solar portfolio, to result in Compensation Adjusted NFE of $299.6 million. The target NFE for NJNG, applicable to Mr. Migliaccio was $212.3 million. The minimum
NFE applicable to his short-term incentive award was $159.2 million. NJNG’s NFE for fiscal year 2025 was $213.5 million.
The graphs below show the performance/payout curve for the NFE component of the annual short-term incentive awards applicable to NJR (for Messrs. Westhoven, Bel and Reich and Ms. Cradic) and NJNG (for Mr. Migliaccio). Payouts for performance between the stated percentages are interpolated.

NJR FY 2025 Performance/Payout
Maximum
$338.4
Compensation
Adjusted NFE
$299.6
Target
$282.0
Threshold
$225.6
Hurdle
$211.5
150%
100%
50%
0%
Payout % of Target
$150
$190
$230
$270
$310
$350
NFE (in millions)

NJNG FY 2025 Performance/Payout
Maximum
$233.5
Actual
NFE
$213.5
Target
$212.3
Threshold
$191.1
Hurdle
$159.2
150%
100%
50%
0%
Payout % of Target
$150
$170
$190
$210
$230
$250
NFE (in millions)

(1)Threshold NFE, which needs to be met for there to be a payout under the NFE Component of the annual short-term incentive award was $225.6 million (80 percent of the Target NFE).

2025 Proxy Statement	49

Compensation Discussion and Analysis

Leadership Component
The LDCC assesses the leadership component for our CEO based on a review of his performance considering his specific individual objectives for the past fiscal year. The leadership component for the other named executive officers is determined based on our CEO’s review of established business unit initiatives and individual performance assessments, which is then discussed and ratified by the LDCC. As part of his review, our CEO seeks and considers specific examples of how each named executive officer met the applicable objectives.
Commitment to Stakeholders Component
The CTS component of the annual short-term incentive award is determined based on a subset of the 26 specific performance measures (the “CTS Performance Measures”) that the LDCC views as important to our stakeholders. These measures encompass a broad range of our activities that are not necessarily reflected in our financial metrics, including many that relate to our sustainability efforts. The CTS Performance Measures are company-wide and fall into the following six categories:

Safe and Reliable Service Provide safe and reliable service to customers every day	Engaged and High- Performing Workforce Build a culture of trust and transparency that enables strong teamwork to achieve business goals, while preserving work/life balance	Customer Satisfaction Exceed customer expectations for all aspects of the customer experience

Social Responsibility Support our communities and foster inclusion and belonging	Sustainable Growth and Innovation Lead the industry through the innovation of cleaner energy products and services	Superior Financial Performance Deliver superior, long-term shareholder returns
The LDCC and management use the CTS Performance Measures to assess our overall effort to provide our customers, shareowners, communities and other stakeholders with the highest quality service and performance. Each of the CTS Performance Measures is objective and quantifiable. For instance, one way we measure corporate citizenship is by calculating the total number of employee volunteer hours and the total number of people reached by our customer and community outreach programs using data compiled at each volunteer event.
For each of the CTS Performance Measures, a performance target was developed based upon historical Company information, peer information, comparative data, trends, and, in certain cases, benchmarks required by state regulations. Performance targets were set by the appropriate business unit leaders, reviewed by our Financial Planning & Analysis Department and approved by our senior executive team, including our CEO.

50	2025 Proxy Statement

Compensation Discussion and Analysis

Separately, the senior executive team recommended a subset of the CTS Performance Measures to the CEO and the LDCC for purposes of determining the CTS component of the executives’ annual short-term incentive award. The LDCC and the Board ultimately approved a final subset of five performance measures (the “2025 Performance Measures”), weighted equally. The 2025 Performance Measures intentionally include at least one significant measure from five of the six operational CTS categories to encompass a broad spectrum of our performance and enable the CEO and the LDCC to best gauge, on a company-wide basis, how well the executive management team is fulfilling the CTS.
When determining the CTS component of the annual short-term incentive award, the LDCC, in consultation with the CEO, establishes threshold, target and maximum performance levels for each of the 2025 Performance Measures. The threshold level reflects performance that was believed to be achievable; the target level reflects performance that was believed to be aggressive, but attainable; and the maximum level reflects performance that was believed to be attainable based on strong execution. Each of these Performance Measures is weighted equally and an overall average measurement is obtained. The overall average measurement reflects the average company-wide performance on the 2025 Performance Measures (each weighted equally) on a scale of 0 to 150 percent of the target goal and is used for purposes of determining the CTS component of the annual short-term incentive award. For example, if we were to meet the maximum of 150 percent of the target goal for each of the 2025 Performance Measures, the average company-wide performance amount would be 150 percent and result in 30 percent of target payout for this component.

Linking Sustainability Measures to Executive Compensation

We maintain a meaningful link between executive compensation and our sustainability efforts to create long‑term value in areas such as safety, human capital management and corporate citizenship by including performance metrics in our 2025 CTS Performance Measures that reward executives for performance with respect to:

SAFETY	HUMAN CAPITAL MANAGEMENT	CORPORATE CITIZENSHIP	ENVIRONMENTAL

Emergency response time	Employee engagement	Employee volunteer hours	Operational emissions reduction per customer

2025 Proxy Statement	51

Compensation Discussion and Analysis

The table below shows the five equally-weighted CTS Performance Measures, and indicates our threshold, target and maximum performance levels, as well as our actual performance for each of the CTS Performance Measures during fiscal year 2025:
2025 CTS Performance Measures

Average emergency response time (minutes)	PERCENTAGE OF TARGET	118%	¡

Overall percentage of customer satisfaction from transaction survey (NJNG & HS)	PERCENTAGE OF TARGET	92%

NJNG Scope 1 & 2 GHG emissions per customer	PERCENTAGE OF TARGET	128%
				116.8% PAYOUT

Employee Engagement Score	PERCENTAGE OF TARGET	96%

Community Service Hours	PERCENTAGE OF TARGET	150%	¡

The average company-wide performance equaled 116.8 percent payout of the target goals. This corresponded to a payout of 23.36 percent of the target payout amount for the CTS component of the annual short-term incentive award formula.
CTS Component
We achieved 116.8 percent of our CTS targets, which corresponded to a payout amount equal to 23.36 percent of the total target annual short-term incentive award. We calculated this payout amount as follows:

Actual Performance as a Percentage of CTS	Component Percentage	Amount Earned as Percent of Total Annual Short-Term Incentive Award
116.8%	20%	23.36%

52	2025 Proxy Statement

Compensation Discussion and Analysis

Actual Fiscal Year 2025 Annual Short-Term Incentive Award Payouts Under the 2025 OIP
In November 2025, the LDCC reviewed our NFE against the 2025 OIP Performance Hurdle before considering whether each of the named executive officers qualified for an annual short-term incentive award under the 2025 OIP as follows:

2025 OIP NJR Performance Hurdle: $211.5 million NFE
2025 OIP NJR NFE Target: $282.0 million NFE Compensation Adjusted NFE 2025: $299.6 million
2025 OIP NJNG Performance Hurdle: $159.2 million
2025 OIP NJNG NFE Target: $212.3 million NFE Actual NJNG NFE 2025: $213.5 million

NFE Component
For fiscal year 2025, our Compensation Adjusted NFE was $299.6 million, which corresponded to a payout amount equal to 57.8 percent of the total target annual short-term incentive award related to the NFE component for the named executive officers other than Mr. Migliaccio. NJRES delivered strong results via its execution of its long-option strategy in the early part of the year, enabling NFE guidance to be raised from its originally forecasted range. In addition, the S&T segment reported higher NFE as a result of an increase in operating revenues at Leaf River Energy Center. All of these factors resulted in an above target payout for the NJR named executive officers and an above target payout for Mr. Migliaccio (due to NJNG NFE of $213.5 million exceeding the NJNG NFE target of $212.3 million) under the NFE component of the 2025 OIP calculated as follows:
NFE Component Calculation
(In millions)

NJR	NJR Compensation Adjusted NFE	NJR Target NFE	Percent of Target Payout Amount	Component Percentage	Amount Earned as Percent of Total Annual Short-Term Incentive Award
	$299.6	$282.0	115.6%	50%	57.8%
(In millions)

NJNG	NJNG NFE	NJNG Target NFE	Percent of Target Payout Amount	Component Percentage	Amount Earned as Percent of Total Annual Short-Term Incentive Award
	$213.5	$212.3	105.0%	50%	52.5%
Leadership Component
Our CEO submitted individual leadership performance reviews for each of the named executive officers for discussion and consideration by the LDCC. The LDCC reviewed each named executive officer’s 2025 individual leadership results, including results for our CEO, and assessed these results against each named executive officer’s objectives. Below is a summary of certain 2025 individual performance highlights for each of our named executive officers that were factored into their 2025 annual short-term incentive award.

2025 Proxy Statement	53

Compensation Discussion and Analysis

Name	Fiscal Year 2025 Performance Highlights

Stephen D. Westhoven
▶Exceeded fiscal year 2025 NFEPS guidance
▶Increased our annual dividend rate by 5.6 percent, the 30th consecutive year of a dividend increase
▶Delivered shareowner return in fiscal year 2025 of 6.0 percent
▶Continued to advance decarbonization and clean energy innovation across the enterprise, while positioning the Company for the future amid a dynamic policy and regulatory environment
▶Strengthened executive succession planning and cultivated a leadership culture that develops a broad, high-potential talent pipeline, emphasizing diversity of thought, background and experience, and accelerating readiness for future leadership roles

Roberto F. Bel
▶Achieved NFEPS above initial guidance, exceeding 7 to 9 percent growth target
▶Maintained NJNG’s strong investment grade credit ratings
▶Delivered financial leadership that advanced key regulatory and portfolio initiatives including rate case support and the sale of the Company's residential solar portfolio
▶Successful completion of Finance organization restructuring

Patrick J. Migliaccio
▶Delivered $213.5 million of NJNG NFE
▶Executed the fiscal year 2025 capital plan to strengthen the integrity, reliability and resiliency of the NJNG system
▶Advanced NJNG’s decarbonization strategy across all areas of focus including behind-the meter solutions, innovation in operations, and clean fuels
▶Achieved a DART incident rate well below the fiscal year 2025 goal
▶Deployed nearly $100 million in SAVEGREEN® energy efficiency capital – a large year-over-year increase, and a program record in excess of the original and revised goals for the year

Amy Cradic
▶NJRES achieved $34.9 million in NFE, delivering significant additional margin during periods of strong demand and market volatility, enabling the Company to raise NFEPS guidance
▶Delivered S&T results of $18.5 million in NFE
▶NJRCEV continued to expand its project pipeline targeting markets and regions with supportive renewable policies, while successfully navigating major legislative policy shifts
▶Prioritized NJR's core tenets of affordability and reliability as they relate to the cleaner energy transition, including actively engaging with stakeholders on state and federal policy developments
▶No OSHA recordable injuries or vehicle incidents within the S&T business segment

Richard Reich
▶Led an effective and efficient legal function aligned with the Company's business strategy and needs
▶Successfully managed and resolved several outstanding litigation matters
▶Monitored and enhanced effectiveness of the Company's compliance function
▶Supported NJR’s strategic plan by facilitating completion of key transactions and projects

The CEO advised the LDCC that Mr. Bel achieved 126.67 percent of his leadership goals, which corresponded to a payout amount equal to 38 percent of his target annual short-term incentive award. Mr. Migliaccio achieved 140 percent of his leadership goals, which corresponded to a payout amount equal to 42 percent of his total target annual short-term incentive award. Ms. Cradic achieved 133.3 percent of her leadership goals, which corresponded to a payout amount equal to 40 percent of her total target annual short-term incentive award. Mr. Reich achieved 120 percent of his leadership goals, which corresponded to a payout amount equal to 36 percent of his total target annual short-term incentive award. The LDCC determined that Mr. Westhoven achieved 150 percent of his leadership goals, which corresponded to a payout amount equal to 45 percent of his total target annual short-term incentive award. Please see the graphical summary below of the LDCC-approved Leadership component payouts for the Named Executive Officers.

Name	Percent of Target Payout Amount for Leadership Component	Component Percentage	Amount Earned as Percent of Total Annual Short-Term Incentive Award
Stephen D. Westhoven	150.00%	30%	45.00%
Roberto F. Bel	126.67%	30%	38.00%
Patrick J. Migliaccio	140.00%	30%	42.00%
Amy Cradic	133.30%	30%	40.00%
Richard Reich	120.00%	30%	36.00%

54	2025 Proxy Statement

Compensation Discussion and Analysis

Cultural Behaviors
As of 2024, Cultural Behaviors are now a part of the performance review process for non-union employees. Cultural Behaviors describe how the work is done and what we value in our employees and culture. They explain the skills and behaviors by which we advance our Company’s strategy to remain in step with both our changing business and today’s dynamic energy landscape. The Cultural Behaviors are essential to the achievement of New Jersey Resources' business goals. Applicable employees will be rated annually on how they demonstrate the eight Cultural Behaviors. For executive leaders, the Cultural Behaviors are evaluated as part of the leadership component of their performance evaluation and annual incentive award. The approved final payouts for these awards are outlined above.

OIP FORMULA PAYOUT FOR

MR. WESTHOVEN:	PAYOUT FOR NFE 57.80%	+	PAYOUT FOR LEADERSHIP 45.00%	+	PAYOUT FOR CTS 23.36%	=	A PERCENTAGE OF TARGET AMOUNT(1) 126.17%

MR. BEL:	PAYOUT FOR NFE 57.80%	+	PAYOUT FOR LEADERSHIP 38.00%	+	PAYOUT FOR CTS 23.36%	=	A PERCENTAGE OF TARGET AMOUNT(1) 119.17%

MR. MIGLIACCIO:	PAYOUT FOR NFE 52.50%	+	PAYOUT FOR LEADERSHIP 42.00%	+	PAYOUT FOR CTS 23.36%	=	A PERCENTAGE OF TARGET AMOUNT(1) 117.87%

MS. CRADIC:	PAYOUT FOR NFE 57.80%	+	PAYOUT FOR LEADERSHIP 40.00%	+	PAYOUT FOR CTS 23.36%	=	A PERCENTAGE OF TARGET AMOUNT(1) 121.17%

MR. REICH:	PAYOUT FOR NFE 57.80%	+	PAYOUT FOR LEADERSHIP 36.00%	+	PAYOUT FOR CTS 23.36%	=	A PERCENTAGE OF TARGET AMOUNT(1) 117.17%

(1)Totals have been adjusted for rounding.
The LDCC reviewed (i) the results of the 2025 OIP for Mr. Westhoven and (ii) the results of the 2025 OIP for the other named executive officers based on the recommendations made by the CEO. The amounts of the annual short-term incentive awards for the named executive officers, all of which were paid in cash, are set forth below.

Name	Fiscal Year 2025 Annual Short-Term Incentive Award Paid ($)
Stephen D. Westhoven	1,398,286
Roberto F. Bel	333,265
Patrick J. Migliaccio	364,181
Amy Cradic	325,545
Richard Reich	265,982

2025 Proxy Statement	55

Compensation Discussion and Analysis

Long-Term Equity Incentive Awards
Our primary objectives in granting long-term equity incentive awards are to encourage significant ownership of our Common Stock by management and to provide long-term financial incentives linked directly to the long-term performance of the Company. The LDCC believes that ensuring significant ownership of our Common Stock by senior management is the optimal way to align the interests of management and our shareowners. Our equity incentive program is effectively designed to further this objective.
In November 2024, after consulting with FW Cook, the LDCC determined that a portion of our executive officers’ total compensation should continue to be delivered in a mix of Time-Vested Restricted Stock Units and performance-based equity awards (other than Mr. Westhoven, who received only performance-based equity awards). For fiscal year 2025, the Board approved, pursuant to the recommendation of the CEO, the long-term incentive program granting four types of awards:

Type of Award	Recipient(s)	Performance or Vesting Conditions (1)	Performance or Vesting Period

FY 2025 TSR Performance Share Units	All named executive officers	NJR TSR must meet or exceed performance goals relative to TSR for an industry comparator group	Thirty-six months beginning October 1, 2024

FY 2025 NFE Performance Share Units	All named executive officers	Meet or exceed performance goals for cumulative NFEPS	Thirty-six months beginning October 1, 2024

Performance-Based Restricted Stock Units	Mr. Westhoven	Meet or exceed NFEPS performance goal for the fiscal year ending September 30, 2025	Twelve months beginning October 1, 2024 with earned awards vesting in three equal installments on September 30, 2025, 2026 and 2027

Time-Vested Restricted Stock Units	All named executive officers other than Mr. Westhoven	None	Three equal installments on October 15, 2025, 2026 and 2027

(1)All of these equity awards generally require the recipient to still be employed by NJR on the vesting date.

56	2025 Proxy Statement

Compensation Discussion and Analysis

The Performance Share Units and Performance-Based Restricted Stock Units granted to the President and CEO were entirely “at-risk,” because they will be forfeited if the applicable performance goals are not met. Approximately 50 percent of the shares that make up the awards to our other named executive officers were “at-risk,” while the remaining 50 percent of the awards were in the form of Time-Vested Restricted Stock Units. Equity awards were granted to promote retention of the named executive officers, while the FY 2025 TSR Performance Share Units benchmark our performance against an industry comparator group over an extended period of time, and the FY 2025 NFE Performance Share Units measure our performance against three-year cumulative NFEPS-based goals set by the LDCC.
The graphic below on the left shows that 100 percent of Mr. Westhoven’s long-term incentive plan (“LTIP”) grants in fiscal year 2025 were performance-based equity grants.
The middle circle in the graphic below illustrates the split in the number of shares granted between Time-Vested Restricted Stock Unit grants and the performance-based equity grants to our named executive officers, other than Mr. Westhoven, in fiscal year 2025. The graphic below on the right shows the historical mix between the Time-Vested Restricted Stock Unit or deferred stock retention unit grants and performance-based awards to named executive officers between 2021 and 2025 based upon the number of shares granted. These graphics highlight our emphasis over the past five years on awarding a mix of performance-based awards, such as performance share units and Performance-Based Restricted Stock Units, and Time-Vested Restricted Stock Units or deferred stock retention unit awards. The actual value a named executive officer may receive will depend upon the number of shares received and the market price of our Common Stock at the time the awards vest.

FY 2025 CEO LTIP Grants	FY 2025 NEOs LTIP Grants (Excluding CEO)	FY 2021-2025 NEOs LTIP Grants

In designing the long-term equity incentive program, the LDCC established the following key objectives:
▶Set long-term equity incentive levels and vehicles that are competitive with our peer group and balance retention and performance motivation objectives.
▶Grant Restricted Stock Units with meaningful vesting periods to encourage retention of key executives.
▶Use Performance Share Unit awards and Performance-Based Restricted Stock Units based upon NFEPS or relative TSR to link compensation to Company performance criteria that are meaningful to shareowners.

With the exception of significant promotions and new hires, equity grants, including long-term equity incentive awards, generally are awarded at the first regularly scheduled LDCC meeting following the conclusion of the fiscal year. This timing enables us to consider the prior year performance of the Company and the participants and our expectations for the next performance period. The awards are made as early as practicable in our fiscal year to maximize the time period for the incentives associated with the awards. The LDCC approved the fiscal year 2025 long-term equity incentive awards on November 6, 2024.

2025 Proxy Statement	57

Compensation Discussion and Analysis

FY 2025 TSR Performance Share Unit Awards
Each FY 2025 TSR Performance Share Unit is equal to one share of Common Stock. The FY 2025 TSR Performance Share Unit awards vest at the end of a 36-month performance period beginning on October 1, 2024, and ending on September 30, 2027, based on Company TSR versus a 10-company industry comparator group selected using objective screening criteria. The industry comparator group listed below, which includes U.S.-based natural gas and multi-utility companies with a market capitalization between one-fifth and five times that of NJR as of September 30, 2024 and with gas customers greater than 75% of total utility customers, is used solely for purposes of this award. For reference, the TSR comparator group includes all of the companies that make up the fiscal year 2025 peer group used to benchmark compensation. The TSR comparator group below was approved in September 2024 for fiscal 2025 awards.(1)

Atmos Energy Corporation	National Fuel Gas Company	Southwest Gas Holdings, Inc.
Black Hills Corporation	NiSource Inc.	Spire Inc.
Chesapeake Utilities Corporation	Northwest Natural Holding Company	UGI Corporation
ONE Gas, Inc.
(1)In September 2024, FW Cook recommended, and the LDCC approved, updates to the selection criteria for the TSR comparator group for Performance Share Unit awards. Historically, NJR developed the TSR comparator group using two criteria: industry and size. To enhance focus on companies that are most comparable to the Company, FW Cook recommended adding a third selection criteria: percentage of gas customers greater than 75% of total utility customers. Applying the aforementioned three-factor objective selection criteria yielded a 10-company TSR comparator group for fiscal year 2025 Performance Share Unit awards, a smaller group than the 14-company comparator group for fiscal 2024 awards.
The target awards to the named executive officers are shown below.

Name	Grant Date	Number of FY 2025 TSR Performance Share Units (Target)	Grant Date Fair Value(1) Target ($)
Stephen D. Westhoven	11/6/2024	19,279	904,956
Roberto F. Bel	11/6/2024	2,567	120,495
Patrick J. Migliaccio	11/6/2024	3,015	141,524
Amy Cradic	11/6/2024	2,621	123,030
Richard Reich	11/6/2024	2,103	98,715
(1)Target amounts represent the grant date fair value calculated in accordance with FASB ASC Topic 718 and based upon the closing price of our Common Stock of $46.94 on November 6, 2024, utilizing a lattice model. The actual value of these awards will be determined based upon the number of FY 2025 TSR Performance Share Units that vest at the end of the performance period on September 30, 2027, and the closing price of our Common Stock on September 30, 2027.
The number of FY 2025 TSR Performance Share Units earned will be determined as follows:

Relative TSR Percentile	% of Target Award to Vest(1)
<25th	0%
25th (threshold)	40%
55th (target)	100%
80th and above (maximum)	150%
(1)If the Company’s TSR falls between any two specified percentiles, the TSR Performance Share Units earned will be determined by mathematical interpolation on a straight-line basis.
TSR is computed as follows:
TSR = (Priceend – Pricebegin + Dividends) / Pricebegin
Pricebegin = the average of the closing share price of the Common Stock over the 20 trading days beginning October 1, 2024.
Priceend = the average of the closing share price of the Common Stock over the 20 trading days ending September 30, 2027.
Dividends = dividends or other distributions paid to shareowners with respect to the Common Stock with ex-dividend dates falling within the 36-month period between October 1, 2024, and September 30, 2027 (with cash dividends and other distributions deemed reinvested in shares of Common Stock as of the ex-dividend date based on the price of the Common Stock on that date).

58	2025 Proxy Statement

Compensation Discussion and Analysis

FY 2025 NFE Performance Share Unit Awards
Each FY 2025 NFE Performance Share Unit is equal to one share of Common Stock. The FY 2025 NFE Performance Share Units vest, if at all, based upon our Cumulative NFEPS (defined below) over the 36-month period beginning on October 1, 2024, and ending on September 30, 2027. The NFEPS targets are based upon our three-year financial plan and are designed to challenge our executives by being aggressive, but achievable, and to encourage and reward continued growth in our NFE on a per share basis. The cumulative NFEPS target of $8.94 represents an annual compound growth rate consistent with our long-term NFE guidance. The target awards to the named executive officers are shown below.

Name	Grant Date	Number of FY 2025 NFE Performance Share Units (Target) Granted	Grant Date Fair Value(1) Target ($)
Stephen D. Westhoven	11/6/2024	18,641	875,009
Roberto F. Bel	11/6/2024	2,482	116,505
Patrick J. Migliaccio	11/6/2024	2,915	136,830
Amy Cradic	11/6/2024	2,535	118,993
Richard Reich	11/6/2024	2,034	95,476
(1)Target amounts represent the grant date fair value calculated in accordance with FASB ASC Topic 718 and based upon the closing price of our Common Stock of $46.94 on November 6, 2024. The actual value of these awards will be determined based upon the number of performance share units that vest at the end of the performance period on September 30, 2027, and the closing price of our Common Stock on September 30, 2027.
The number of FY 2025 NFE Performance Share Units earned will be determined based on the following table.

Cumulative NFEPS	Performance Share Units Earned as a Percentage of Target Performance(1)
Less than $7.15	0%
$7.15 (threshold)	50%
$8.94 (target)	100%
$10.73 or greater (maximum)	150%
(1)Payout for performance between goals will be interpolated on a straight-line basis.
“NFEPS” refers to the Company's Net Financial Earnings per basic share of Common Stock, as reported publicly on a quarterly and annual basis in its filings with the SEC (Forms 10-Q and 10-K). For purposes of performance measurement in fiscal year 2025, the LDCC adjusted NFEPS to remove the one-time gain and the associated taxes and dilution to NFE from NJRCEV's sale of the 91 MW residential solar portfolio and related assets and liabilities.
“Cumulative NFEPS” is the sum of the annual NFEPS for the three fiscal years ended September 30, 2025,
September 30, 2026 and September 30, 2027, calculated as follows:
Cumulative NFEPS =
NFEPSFY2025 + NFEPSFY2026 + NFEPSFY2027
The earned FY 2025 NFE Performance Share Units will be delivered to participants at the end of the performance period after the LDCC determines that the performance objectives have been met.
FY 2025 Performance-Based Restricted Stock Unit Awards
Mr. Westhoven was granted Performance-Based Restricted Stock Units (“PBRS”) that would vest in up to three equal installments on September 30, 2025,
September 30, 2026 and September 30, 2027, if the performance goal of $2.12 NFEPS for the fiscal year ended September 30, 2025, was achieved.

2025 Proxy Statement	59

Compensation Discussion and Analysis

Name	Number of Shares of PBRS Granted	Grant Date Fair Value ($)(1)
Stephen D. Westhoven	36,955	1,734,668
(1)Represents the full grant date fair value calculated in accordance with FASB ASC Topic 718 and based upon the closing price of our Common Stock of $46.94 on November 6, 2024.
The performance goal of $2.12 NFEPS for NJR for the fiscal year ended September 30, 2025, was met and certified by the LDCC on November 4, 2025. As a result, Mr. Westhoven earned 36,955 shares, of which 12,802 shares, including accumulated dividends, vested on November 4, 2025. Mr. Westhoven’s remaining shares will vest in equal installments in September 2026 and September 2027.
FY 2025 Time-Vested Restricted Stock Units
The LDCC approved the following grant of Time-Vested Restricted Stock Unit awards to named executive officers other than Mr. Westhoven as recognition for performance during fiscal year 2024 and as a retention vehicle. Each award will vest in three predetermined installments in October 2025, 2026 and 2027, respectively. The LDCC values Time-Vested Restricted Stock Unit awards at the fair market value of the number of shares of our Common Stock on the date of grant.

Name	Number of FY 2025 Time-Vested Restricted Stock Units Granted	Grant Date Fair Value ($)(1)
Roberto F. Bel	4,921	230,992
Patrick J. Migliaccio	5,742	269,529
Amy Cradic	4,998	234,606
Richard Reich	4,032	189,262
(1)Represents the full grant date fair value calculated in accordance with FASB ASC Topic 718 and based upon the closing price of our Common Stock of $46.94 on November 6, 2024.
FY 2023 NFE Performance Shares Vesting
In November 2022, the LDCC approved the grant to certain of our named executive officers of FY 2023 NFE Performance Share Unit awards with performance criteria based upon the Company’s cumulative NFEPS. Each FY 2023 NFE Performance Share Unit was equal to one share of Common Stock. The FY 2023 NFE Performance Shares were eligible for vesting based upon the
Cumulative NFEPS over the 36-month period beginning on October 1, 2022, and ending on September 30, 2025. As illustrated in the tables below, 134 percent of FY 2023 NFE Performance Shares vested after our actual performance was certified by the LDCC as $8.94 per share.

Cumulative NFEPS	Performance Share Units Earned as a Percentage of Target Performance Shares
Less than $6.30	—%
$6.30 (threshold)	50%
$7.87 (target)	100%
$8.94 (actual)	134%
$9.44 or greater (maximum)	150%
“NFEPS” refers to Net Financial Earnings per basic share of Common Stock, which the Company reports quarterly and annually to the public in its Form 10-Q and Form 10-K filings with the SEC.
“Cumulative NFEPS” is the sum of the annual NFEPS for the three fiscal years ended September 30, 2023, 2024 and 2025, calculated as follows:
Cumulative NFEPS = NFEPSFY2023 + NFEPSFY2024 + NFEPSFY2025

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Compensation Discussion and Analysis

The table below shows the actual payouts for the named executive officers who received FY 2023 NFE Performance Share Unit awards based on the vesting percentage of 134 percent, which includes dividend equivalents.

Name	Grant Date	Number of FY 2023 NFE Performance Share Units (Target) Granted	Number of Shares Actually Vested
Stephen D. Westhoven	11/10/2022	15,299	22,909
Roberto F. Bel	11/10/2022	2,540	3,802
Patrick J. Migliaccio	11/10/2022	3,245	4,859
Amy Cradic	11/10/2022	2,822	4,225
Richard Reich	11/10/2022	2,081	3,119
FY 2023 TSR Performance Shares Vesting
In November 2022, the LDCC approved the grant to certain of our named executive officers of FY 2023 TSR Performance Share Unit awards with performance criteria based on TSR performance relative to an industry comparator group. Each FY 2023 TSR Performance Share Unit was equal to one share of Common Stock. The FY 2023 TSR Performance Shares were eligible for vesting at the end of a 36-month performance period beginning on October 1, 2022, and ending on September 30, 2025, based upon our relative TSR versus the established comparator group used for compensation purposes at the time of grant. At the end of the performance period, our actual performance, as certified by the LDCC, was in the 53rd percentile.

Relative TSR Percentile	% of Target Award to Vest
<25th	—%
25th (threshold)	40%
53rd (actual)	97%
55th (target)	100%
80th and above (maximum)	150%
TSR was computed as follows:
TSR = (Priceend – Pricebegin + Dividends) / Pricebegin
Pricebegin = the average of the closing share price of Common Stock over the 20 trading days beginning October 1, 2022
Priceend = the average of the closing share price of Common Stock over the 20 trading days ending September 30, 2025
Dividends = dividends or other distributions paid to shareowners with respect to the Common Stock with ex-dividend dates falling within the 36-month period between October 1, 2022, and September 30, 2025 (with such dividends and other distributions deemed reinvested in shares of Common Stock as of the ex-dividend date based on the price of the Common Stock on the ex-dividend date where not paid in shares of Common Stock)
Upon achievement of total shareowner return at a percentile between any two specified percentiles, any TSR Performance Share Units earned would have been determined by mathematical interpolation on a straight-line basis.

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Compensation Discussion and Analysis

The table below shows the actual payouts for the named executive officers who received FY 2023 TSR Performance Share Unit awards based on the vesting percentage of 97 percent, which includes dividend equivalents.

Name	Grant Date	Number of FY 2023 TSR Performance Share Units (Target) Granted	Number of Shares Actually Vested
Stephen D. Westhoven	11/10/2022	14,277	15,478
Roberto F. Bel	11/10/2022	2,370	2,571
Patrick J. Migliaccio	11/10/2022	3,028	3,282
Amy Cradic	11/10/2022	2,633	2,854
Richard Reich	11/10/2022	1,942	2,104
Retirement Programs
Our retirement programs for executives provide an opportunity for each participating executive, through long-term service to us, to receive certain retirement benefits. Three of our named executive officers, Messrs. Westhoven, Migliaccio and Reich, participate in the NJNG Plan for Retirement Allowances for Non-Represented Employees (the “Non-Represented Plan”), which is a trusteed noncontributory defined benefit retirement plan. Each of our named executive officers also participates in our NJR Employees’ Retirement Savings Plan (our “401(k) Plan”), which is a trusteed defined contribution plan. All of our non-represented employees hired on or after October 1, 2009, are covered by an enhanced defined contribution plan feature of our 401(k) Plan instead of the Non-Represented Plan.
Each of our named executive officers also participates in the Savings Equalization Plan of NJR, which we refer to as the SEP, and three of our named executive officers, Messrs. Westhoven, Migliaccio and Reich, participate in the Pension Equalization Plan of NJR, which we refer to as the PEP, both of which are unfunded non-qualified plans. These plans provide benefits that would have been made under the Non-Represented Plan and the 401(k) Plan, but for the limitations on compensation and contributions imposed by the Internal Revenue Code (the "Code"). In addition, the named executive officers and certain other officers have Supplemental Executive Retirement Plan Agreements (“SERP Agreements”). Under the SERP Agreements, benefits are payable over a 60-month period commencing at age 65. At projected retirement, the total maximum amount payable to Mr. Westhoven under his SERP Agreement is currently $250,000. Mr. Bel, Mr. Migliaccio, Ms. Cradic and Mr. Reich would each be entitled to a maximum amount of $125,000 under their respective SERP Agreements as of September 30, 2025. These are described more fully in the narrative following the Pension Benefits table of this Proxy Statement.
We also sponsor health care plans that provide post-employment medical and life insurance benefits to union and non-union employees who meet the eligibility requirements. Retirees must meet certain age and service requirements to be eligible. Depending on the year of retirement, benefits may be subject to annual deductibles, coinsurance requirements and retiree contributions. As of September 30, 2025, other than Mr. Westhoven, none of the named executive officers have completed the age and service requirements to be eligible for post-employment health coverage.
Severance Policies
Severance protection is provided to our senior executives in their employment continuation agreements (defined below) with the Company, but only if an executive is terminated following a “change of control.” This protection is designed to be fair and competitive and to aid in attracting and retaining experienced executives. We believe the protection we provide, including the level of severance payments and post-termination benefits, is appropriate and within the range of competitive practice.
Severance protection following a change of control provides a number of important benefits to us. First, it permits an executive to evaluate a potential change of control while relatively free of concern for the executive’s own situation or the need to seek employment elsewhere. Second, change of control transactions take

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Compensation Discussion and Analysis

time to unfold, and a stable management team can help preserve our operations — either to enhance the value delivered to a buyer in the transaction or, if no transaction is consummated, to ensure that our business will continue without undue disruption. Finally, we believe our change of control protections encourage management to consider, on an ongoing basis, whether a strategic transaction — even one that would vest control of the Company in a third party — might be advantageous to our shareowners.
Amended and Restated Employment Continuation Agreements
Each of our named executive officers has entered into an Employment Continuation Agreement with the Company (“Employment Continuation Agreement”). The Employment Continuation Agreements provide each executive certain rights in the event that his or her employment is terminated within two years following the occurrence of a “change of control” (as defined in the agreements) (i) by us without “Cause” (as defined in the agreements) or (ii) by the executive for “Good Reason” (as defined in the agreements). Subject to the limitation described in the next paragraph, upon such termination of employment, the executive will receive three times (in the case of Mr. Westhoven) or two times (in the case of the other named executive officers) the sum of (x) annual base salary and (y) the average of annual bonuses paid or payable with respect to the last three calendar years ended prior to the change of control.
The Employment Continuation Agreements contain a “best net” provision where, if any excise tax is due, NJR will not make a gross-up payment, but instead will reduce payments to the executive to the extent necessary to avoid the imposition of an excise tax if such reduction will provide the executive the best net after-tax result. If full payment to an executive will result in the best net after-tax result, the full amount will be paid, but the executive will be solely responsible for any potential excise tax payment.
For purposes of the Employment Continuation Agreements, a “change of control” generally means:
▶The acquisition, within a 12-month period, by any person or group, of beneficial ownership of securities representing 50 percent or more of the combined voting power of our securities;
▶Within any 12-month period, the persons who were our directors immediately before such period (the “Incumbent Directors”) and directors whose nomination or election is approved by a majority of the Incumbent Directors and directors previously approved by the Incumbent Directors cease to constitute a majority of the Board; or
▶The consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of our assets, or a complete liquidation as a result of which the shareowners immediately prior to such event do not hold, directly or indirectly, a majority of the Voting Power (as defined in the Employment Continuation Agreements) of the acquiring or surviving corporation.
As a condition of the right of an executive to receive payments under the Employment Continuation Agreements, the executive will not, for a period of two years following termination of employment, acting alone or in conjunction with others, directly or indirectly:
▶Compete with the business of the Company by performing activities that are the same as or similar to those in which he or she has been directly engaged on behalf of us or any affiliate, during the last two years prior to such termination, in the geographic area where such business was conducted;
▶Induce any customers of the Company or any of its affiliates with whom the executive has had direct contact or relationships, during and within the scope of his or her employment with the Company, to curtail or cancel their business with us or any such affiliates;
▶Induce, or attempt to influence, any employee of the Company or any of our affiliates to terminate employment with the Company or any such affiliates;
▶Solicit or assist any third party in the solicitation of any person who during the 12 months prior to such solicitation was an employee of the Company or any of its affiliates; or
▶Directly or indirectly use, copy, disclose, publish or otherwise distribute confidential information or trade secrets of the Company.
The payments that may be due under the Employment Continuation Agreements in the event of a change of control are described in more detail below in the section entitled “Potential Payments Upon Termination or Change of Control.”

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Compensation Discussion and Analysis

Deferred Compensation
To enhance the competitiveness of our executive compensation program and increase our ability to attract and retain qualified key personnel necessary for our continued success and progress, we offer an Officers’ Deferred Compensation Plan to provide a select group of management and highly compensated employees of the Company and its affiliates a means to defer receipt of specified portions of compensation and to have such deferred amounts treated as if invested in specified investment vehicles. Participants in the Officers’ Deferred Compensation Plan may defer the receipt of compensation or awards, which may be in the form of cash, stock or stock-denominated awards, including salary, annual bonus awards, long-term awards and compensation payable under other plans and programs, employment agreements or other arrangements. Deferrals under the Officers’ Deferred Compensation Plan must comply with the requirements of Section 409A of the Code, U.S. federal income tax laws and regulations of the U.S. Treasury Department. Although all of the named executive officers are eligible to participate in the Officers’ Deferred Compensation Plan, only Mr. Migliaccio and Mr. Bel have contributed an amount into such plan.
Other Benefits
The LDCC believes employee benefits are an essential component of our competitive total compensation package. The named executive officers may participate in the same benefit plans as our salaried employees, which include medical, health and dental insurance, long-term disability insurance, accidental death and disability insurance, travel and accident insurance and our 401(k) Plan. As part of the 401(k) Plan, with limited exceptions, we match 100 percent of the first three percent, and 80 percent of the next three percent, of compensation contributed by the employee into the 401(k) Plan, subject to the Code and our 401(k) Plan limits. Additionally, we contribute between 4 and 5 percent of base compensation, depending upon years of service, into the 401(k) Plan on behalf of employees who are not eligible to participate in the defined benefit plans. We have disclosed all Company matches for our named executive officers in the column labeled “All Other Compensation,” in the Summary Compensation Table, and separately disclosed each amount in
Footnote 5 to that table. The LDCC provides our executives, including named executive officers, with additional benefits that we believe provide security for current and future needs of the executives and their families. These other benefits are structured to be within the competitive range relative to our peer group. The additional benefits we provide, or have provided to some of our executives, consist of a car allowance and an executive insurance program. The associated amounts are included in the column labeled “All Other Compensation” in the Summary Compensation Table, and separately disclosed in Footnote 5 to that table. In addition, we match certain charitable contributions made by our CEO and the other named executive officers. Finally, for business purposes, it may be appropriate for certain members of senior management to belong to a golf or social club so that such executives have an appropriate entertainment forum for customers and appropriate interaction with their communities.
Share Ownership Guidelines
The LDCC believes it is important to align the interests of senior management with our shareowners. While the LDCC considers this principle when determining the appropriate mix of compensation elements, the LDCC also established share ownership guidelines that encourage executives to accumulate and retain our Common Stock.

We believe that executive ownership is important to create a mutuality of interest with shareowners. Therefore, executive officers are required to meet established share ownership levels.

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Compensation Discussion and Analysis

These guidelines are subject to annual review by the LDCC. Several modifications were made in fiscal year 2025 to make the policy easier to understand and administer. For example, compliance will now be measured annually after annual long-term equity incentive awards are granted. Additionally, we now use an average trading price of the 20 days preceding a sale rather than the last day of the fiscal year to determine the maximum number of shares an executive may sell in order to maintain compliance.
Under the share ownership guidelines, officers of the Company are required to own shares of our Common Stock with a total share value as set forth in the following table.

Position	Minimum Common Stock Ownership Requirement
Chief Executive Officer	5 x Base Salary
Chief Operating Officer (“COO”)(1)	4 x Base Salary
Executive Vice President and Senior Vice President	3 x Base Salary
Vice President and Other Officers	1 x Base Salary
(1)The COO refers to the NJR COO rather than the COO of our utility and non-utility businesses. NJR, however, does not currently have a COO.
Until an officer achieves the minimum share ownership under the guidelines described above, he or she must retain 50 percent of all shares received under the Company’s stock award and incentive plans, net of the number of shares the officer has applied to the payment of taxes on such awards. Compliance with these guidelines is determined on the first business day of the calendar year using the average closing price of the Company's Common Stock for the twenty trading days prior to the calculation date. Unearned performance share units, unearned performance-based RSUs and unexercised stock options do not count towards meeting the guidelines. Once the minimum stock ownership threshold is achieved, a named executive officer will remain in compliance with the guidelines despite future changes in stock price and base salary, as long as his or her holdings do not decline below the number of shares held at the time the minimum stock ownership requirement was met. Each of the named executive officers were in compliance with these share ownership guidelines as of September 30, 2025, and our officers either meet the minimum share ownership requirements under the guidelines or have met the retention requirements applicable to those who do not yet meet the minimum share ownership requirements.

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Compensation Discussion and Analysis

Compensation Recoupment
On November 16, 2023, the Board adopted and approved a compensation recoupment policy (the “Dodd-Frank Compensation Recoupment Policy”), effective as of October 2, 2023, which provides for the recovery of incentive compensation from our executive officers consistent with the recent rules adopted by the SEC and the listing standards adopted by the NYSE. The Dodd-Frank Compensation Recoupment Policy provides that if we are required to restate our financial results due to material noncompliance with financial reporting requirements under the securities laws, including the corrections of errors, the Compensation Committee may seek reimbursement of any cash- or equity-based bonus or other incentive compensation (including vested and unvested equity) paid or awarded to the executive officer, or effect cancellation of previously-granted equity awards to the extent the compensation was based on erroneous financial data and exceeded what would have been paid to the executive officer under the restatement, regardless of the officer’s role in the transactions or reporting.
In addition to the Dodd-Frank Recoupment Policy, we maintain our supplemental compensation recoupment policy, which was most recently revised on October 2, 2023 (the “Supplemental Clawback Policy”). The Supplemental Clawback Policy provides for the recoupment of certain incentive-based compensation not covered by the Dodd-Frank Compensation Recoupment Policy. This Supplemental Clawback Policy applies when the Dodd-Frank Compensation Recoupment Policy would not otherwise require recoupment but the Company decides to recover compensation because of circumstances involving (1) employees other than current or former officers covered under the Dodd-Frank Compensation Recoupment Policy or (2) unlawful activity, fraud, intentional or willful misconduct, gross negligence in the performance of one’s duties, a material violation of the Company's Code of Conduct or the Company's Wholesale Trading Code of Conduct, or conduct that results in material financial or reputational harm to the Company ("Detrimental Conduct"). In the event of Detrimental Conduct, the Supplemental Clawback Policy applies to incentive-based compensation and non-incentive-based compensation paid or awarded by the Company on or after November 12, 2019.
Timing of Stock Option and Other Equity Award Grants
Although we do not have a formal policy regarding the timing of awards of stock options, stock appreciation rights ("SARs") and/or similar option-like instruments grants to our NEOs, we do not make these awards or any other form of equity compensation in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on stock option, SARs or other equity award grant dates for the purpose of affecting the value of any NEO award. In fiscal year 2025, none of our NEOs have been granted any options to purchase shares of our Common Stock, SARs or similar option-like instruments.
Anti-Hedging and Pledging Policy
To ensure alignment of the interests of our shareowners, directors and executive officers, the Company’s Code of Conduct does not permit directors, officers or employees to engage in short-term or speculative transactions involving the Company’s securities, including short sales, publicly-traded options or hedging transactions. In addition, directors, officers and certain employees, as designated by the Company’s Senior Vice President and General Counsel, are prohibited from pledging the Company’s securities as collateral.

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Compensation Discussion and Analysis

United States Federal Income Tax Limits on Deductibility
Section 162(m) of the Code (“Section 162(m)”) generally sets a limit of $1 million on the amount of compensation that we may deduct for federal income tax purposes in any given year with respect to the compensation of each of our named executive officers. We consider the impact of the deduction limit under Section 162(m) when developing and implementing our executive compensation programs, but we intend to design our executive compensation arrangements to be consistent with our best interests and the interests of our shareowners. We believe it is important to preserve flexibility in administering compensation programs to promote various corporate goals. Accordingly, we have not adopted a policy that all compensation must be deductible under Section 162(m). Amounts paid under our compensation programs may not be deductible.
Advisory Votes on Executive Compensation
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the subsequent rules and regulations promulgated by the SEC, we are including a non-binding advisory resolution approving the compensation of our named executive officers. The vote on this proposal will be non-binding on the Board and us and will not be construed as overruling a decision by the Board or us. This vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Board or us. However, the LDCC values the opinions that our shareowners express in their votes and will consider the outcome of the vote when making future decisions on executive compensation, as it deems appropriate.
At the 2025 Annual Meeting of Shareowners, 97.5 percent of the votes cast on the proposal were voted for the non-binding advisory resolution approving the compensation of our named executive officers. In light of that result, the Board implemented similar objectives, program components and rationales for the compensation of our named executive officers in fiscal year 2025, as disclosed in the Compensation Discussion and Analysis section, the compensation tables and the accompanying narrative as set forth in this Proxy Statement.
As previously disclosed, the Board and management determined to implement an annual advisory vote on the compensation of our named executive officers. As a result, we are including the non-binding advisory resolution approving the compensation of our named executive officers again in this Proxy Statement. See Item 2 of this Proxy Statement.
In addition, at the 2023 Annual Meeting of Shareowners, a large majority of our shareowners approved, on a non-binding basis, the holding of the non-binding vote on the compensation of our named executive officers on an annual basis (“say-on-pay frequency”). We are also required, at least once every six years, to submit for shareowner approval a non-binding advisory vote as to the frequency (every one, two or three years) of the non-binding shareowner vote regarding the approval of the compensation of our named executive officers.

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Compensation Discussion and Analysis

Report of the Leadership Development and Compensation Committee
The LDCC has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management and, based on such review and discussion, the LDCC recommends to the Board that it be included in this Proxy Statement.
Sharon C. Taylor (Chair)
Donald L. Correll
Jane M. Kenny
Thomas C. O’Connor
James H. DeGraffenreidt, Jr.
Dated: November 4, 2025
This “Report of the Leadership Development and Compensation Committee” will not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this information by reference and will not otherwise be deemed filed under such Acts.
Compensation Risk Assessment
As part of its oversight of our executive compensation program, the LDCC considers the impact of our executive compensation program, and the incentives created by the compensation awards it administers, on our risk profile. In addition, we annually review all our compensation policies and procedures, including the incentives they create and factors that may reduce the likelihood of excessive risk-taking, to determine whether they present a significant risk to us. At the LDCC’s direction, FW Cook provided the LDCC with a risk assessment of our executive compensation policies and practices. Based on its independent assessment, FW Cook concluded that our compensation policies and practices for executives do not create risks that are reasonably likely to have a material adverse effect on us.
The LDCC reviewed the findings of its own assessment, together with the FW Cook assessment, and concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and that the balance of compensation elements discourages excessive risk-taking. The LDCC, therefore, determined that the risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on us. In its discussions, the LDCC considered the attributes of our programs, including:
▶We have an appropriate pay philosophy, peer group and market positioning in light of NJR’s business model.
▶Cash compensation is not overly weighted toward short-term incentives, and there is an appropriate balance of cash and equity opportunity in the overall program to align management and shareowner interests.
▶Short- and long-term incentives are focused on profitability, with consideration of other critical stakeholder issues.
▶Performance goals are set to levels that encourage strong performance and that can support the resulting compensation expense, but are based upon operating levels that can be attained without taking inappropriate risks or deviating from approved strategies. In light of the overall balance of the program, the performance goals discourage pursuit of excessively risky business strategies.
▶Long-term incentives have multi-year vesting and/or performance periods (three years) to ensure a long-term focus and appropriate balance against short-term goals. The relative TSR metric for the TSR performance share units does not require highest of peers' performance for maximum payout. Realized value from long-term incentives is linked to absolute and relative stock price performance.
▶Short- and long-term incentive payouts are generally capped at 150 percent of target.
▶The LDCC exercises independent oversight, with discretion to reduce incentives based on a subjective evaluation of individual performance.
▶We have adopted substantial share ownership guidelines, anti-hedging/pledging policies and comprehensive compensation recoupment policies, which satisfy the requirements of Rule 10D-1 of the Exchange Act and applicable NYSE listing standards.
The LDCC will continue to consider compensation risk implications when deliberating on the design of our executive compensation programs.

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Executive Compensation
Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Bonus ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Stephen D. Westhoven	2025	1,002,737	3,514,633	—	1,398,286	436,141	81,456	6,433,253
President and Chief Executive Officer	2024	968,386	3,266,351	—	1,400,684	1,497,079	75,609	7,208,109
	2023	928,684	2,768,004	—	1,383,393	627,726	75,307	5,783,114
Roberto F. Bel	2025	457,124	467,992	—	333,265	—	53,087	1,311,468
Senior Vice President and Chief Financial Officer	2024	418,415	485,070	—	332,561	—	46,129	1,282,175
	2023	386,994	459,494	—	299,471	—	40,923	1,186,882
Patrick J. Migliaccio	2025	512,507	547,884	—	364,181	76,954	52,840	1,554,366
Senior Vice President and Chief Operating Officer, NJNG	2024	494,952	624,081	—	419,838	259,910	45,983	1,844,764
	2023	474,656	587,098	—	387,400	69,535	48,404	1,567,093
Amy Cradic	2025	445,661	476,629	—	325,545	—	58,419	1,306,254
Senior Vice President and Chief Operating Officer of Non-Utility Businesses, Strategy and External Affairs	2024	430,394	542,725	—	326,581	—	56,015	1,355,715
	2023	412,750	510,508	—	327,862	—	48,287	1,299,407
Richard Reich	2025	448,208	383,453	—	265,982	96,299	38,983	1,232,925
Senior Vice President and General Counsel	2024	418,994	424,989	—	261,608	244,079	35,736	1,385,406
	2023	387,540	376,464	—	249,906	56,945	32,718	1,103,573
(1)Salary amounts include cash compensation earned by each named executive officer during fiscal years 2025, 2024 and 2023, as applicable, as well as any amounts earned in fiscal years 2025, 2024 and 2023, but contributed under our 401(k) Plan.
(2)The amounts included are the grant date fair value of the stock awards granted in fiscal years 2025, 2024 and 2023, determined under share-based compensation accounting guidance in accordance with FASB ASC Topic 718. There were no options granted to the named executive officers in fiscal years 2025, 2024 and 2023. These amounts reflect the aggregate grant date fair value for these awards. For the FY 2025 TSR Performance Share Unit awards and the FY 2025 NFE Performance Share Unit awards granted in fiscal year 2025 to the named executive officers pursuant to the 2017 Plan that are subject to performance conditions, the values in the Summary Compensation Table above reflect the probable outcome of such performance conditions. The grant date fair values of the FY 2025 NFE Performance Share Unit awards, assuming the highest level of performance conditions for each of the named executive officers, are: Mr. Westhoven: $1,312,513; Mr. Bel: $174,758; Mr. Migliaccio: $205,245; Ms. Cradic: $178,489; and Mr. Reich: $143,214. With respect to the FY 2025 TSR Performance Share Units, the maximum amount that could be earned based upon the grant date fair value for each of the named executive officers is Mr. Westhoven: $1,357,434; Mr. Bel: $180,742; Mr. Migliaccio: $212,286; Ms. Cradic: $184,545; and Mr. Reich: $148,072. The amounts in this column include the grant date fair value of PBRS granted to Mr. Westhoven in fiscal year 2025 in the amount of $1,734,668. Assumptions used in the calculation of the foregoing award amounts are included in Note 10 to each of the consolidated financial statements included in our Annual Reports on Form 10-K for the fiscal years ended September 30, 2025, 2024 and 2023 and incorporated by reference into this Proxy Statement. Information on individual equity awards granted to the named executive officers in fiscal year 2025 is set forth in the section entitled “Grants of Plan-Based Awards.” Information on the vesting of restricted stock is set forth in the section entitled “Stock Vested.”
(3)The amounts represent cash awards to the named executive officers under our performance-based annual incentive plans for fiscal years 2025, 2024 and 2023, which are discussed in the section entitled “Annual Short-Term Incentive Awards.” While the amounts for all of the named executive officers were earned for fiscal years 2025, 2024 and 2023 performance, as the case may be, they were not paid to the named executive officers until December 2025, December 2024 and December 2023, respectively.
(4)The amounts shown in this column for Messrs. Westhoven, Migliaccio and Reich represent the change in the actuarial present value of the accumulated benefits under all of our pension plans for the named executive officers. For those named executive

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Executive Compensation

officers, the change in the pension value was calculated using the same actuarial assumptions, with the exception of turnover, retirement, disability and pre-retirement mortality as used to compute the accumulated benefit obligations as of September 30, 2025, 2024 and 2023, as stated in our Annual Report on Form 10-K for the years ended September 30, 2025, 2024 and 2023, respectively. These assumptions included an interest rate of 5.87 percent as of September 30, 2023, 4.99 percent as of September 30, 2024 and 5.43 percent as of September 30, 2025. The present value of the benefits has been calculated assuming the named executive officers stay in employment until age 60, which is the earliest age the executive could collect a benefit without reduction for early retirement. The change in the actuarial present value of the accumulated pension benefits under our pension plan for the fiscal year ended September 30, 2025 reflects (i) the value of benefits accrued this fiscal year plus (ii) the increase in value of previously accrued benefits due to time plus (iii) the change in value for benefits accrued in all prior years of employment due to change in interest rate. For the named executive officer group as a whole, there was an 18.00 percent increase attributable to the increase in benefits to be paid and an 8.00 percent decrease due to the change in interest rate from 4.99 percent to 5.43 percent. The largest contribution to the changes in fiscal year 2023 and 2024 were the increase in value of benefits to be paid. The interest rate used to determine the present value is set each year in accordance with GAAP to match the yield of AA bonds with similar duration at the end of the fiscal year and is reviewed by our independent actuaries and accountants.
(5)The table below reflects the types and dollar amounts of perquisites, additional compensation and other personal benefits provided to the named executive officers during fiscal year 2025. For purposes of computing the dollar amounts of the items listed below, we used the actual out-of-pocket costs to us of providing the perquisite or other personal benefit to the named executive officer. The named executive officers paid any taxes associated with these benefits without reimbursement from us.
All Other Compensation Table

Name	Car Allowance ($)(a)	Company-Paid Insurance Premiums ($)(b)	401(k) Plan/ SEP Matching Contribution ($)(c)	Charitable Matching Contribution ($)(d)	Total ($)
Stephen D. Westhoven	8,341	6,719	53,896	12,500	81,456
Roberto F. Bel	8,341	1,460	41,786	1,500	53,087
Patrick J. Migliaccio	8,341	3,832	27,547	13,120	52,840
Amy Cradic	8,341	3,874	41,204	5,000	58,419
Richard Reich	8,341	3,569	24,073	3,000	38,983
a)We provide a car allowance to certain executive officers, including our named executive officers. The purpose of the car allowance is to make our compensation program competitive with other companies’ programs and because cars are predominantly used for business purposes.
b)The amounts listed represent aggregate premiums we paid in fiscal year 2025 for our group life insurance policy, for a directors and officers travel insurance policy and for an insurance policy that is used to support our obligations under the SERP agreements with each of the named executive officers.
c)Each named executive officer is eligible to participate in our 401(k) Plan, which offers them an opportunity to defer income and receive matching contributions from us subject to certain limits. The amounts set forth in the table above represent Company contributions under our 401(k) Plan and our SEP for fiscal year 2025. Information about the 401(k) Plan and SEP is set forth in the section entitled “Pension Benefits.”
d)Each named executive officer is eligible to participate in our matching gifts programs through which we match employees’ contributions to certain charities and qualified educational institutions.

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Grants of Plan-Based Awards
The following table presents information regarding grants of plan-based awards to the named executive officers during the fiscal year ended September 30, 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Stephen D. Westhoven
Performance-Based Restricted Stock Units	11/6/2024							36,955	1,734,668
TSR Performance Share Units	11/6/2024				7,712	19,279	28,919		904,956
NFE Performance Share Units	11/6/2024				9,321	18,641	27,962		875,009
Annual Incentive Award	11/4/2025	554,127	1,108,254	1,662,381
Roberto F. Bel
Restricted Stock Units	11/6/2024							4,921	230,992
TSR Performance Share Units	11/6/2024				1,027	2,567	3,851		120,495
NFE Performance Share Units	11/6/2024				1,241	2,482	3,723		116,505
Annual Incentive Award	11/4/2025	139,828	279,655	419,483
Patrick J. Migliaccio
Restricted Stock Units	11/6/2024							5,742	269,529
TSR Performance Share Units	11/6/2024				1,206	3,015	4,523		141,524
NFE Performance Share Units	11/6/2024				1,458	2,915	4,373		136,830
Annual Incentive Award	11/4/2025	154,484	308,968	463,452
Amy Cradic
Restricted Stock Units	11/6/2024							4,998	234,606
TSR Performance Share Units	11/6/2024				1,048	2,621	3,932		123,030
NFE Performance Share Units	11/6/2024				1,268	2,535	3,803		118,993
Annual Incentive Award	11/4/2025	134,334	268,668	403,002
Richard Reich
Restricted Stock Units	11/6/2024							4,032	189,262
TSR Performance Share Units	11/6/2024				841	2,103	3,155		98,715
NFE Performance Share Units	11/6/2024				1,017	2,034	3,051		95,476
Annual Incentive Award	11/4/2025	113,503	227,006	340,509
(1)Represents the potential fiscal year 2025 threshold, target and maximum annual incentive award amounts for each of the named executive officers as set by the LDCC. The actual amount of the annual short-term incentive award earned by each named executive officer for fiscal year 2025 is reported in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table. For additional information with respect to the fiscal year 2025 annual short-term incentive awards, please see “Annual Short-Term Incentive Awards.”
(2)The values under this column represent the number of FY 2025 TSR Performance Share Units and FY 2025 NFE Performance Share Units granted to the named executive officers and shows potential threshold, target or maximum payout amounts at the end of the 36-month performance period on September 30, 2027. The calculation of actual payout amounts is described in more detail under “FY 2025 TSR Performance Share Unit Awards” and “FY 2025 NFE Performance Share Unit Awards.”

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(3)In the case of Mr. Westhoven, the amount includes the number of PBRS units granted on November 6, 2024, with performance criteria based upon NFEPS in the fiscal year ended September 30, 2025, as described in more detail under “Fiscal Year 2025 Performance-Based Restricted Stock Unit Awards.” The values for the other named executive officers represent Time-Vested Restricted Stock Unit Awards granted during fiscal year 2025, as described in more detail under “FY 2025 Time-Vested Restricted Stock Units.”
(4)Amounts shown represent the grant date fair value of each equity award calculated in accordance with FASB ASC Topic 718. For a full description of the assumptions we used in computing these amounts, see Note 10 to our consolidated financial statements, which is included in our Annual Report on Form 10-K for the year ended September 30, 2025, and incorporated by reference into this Proxy Statement. The actual value a named executive officer may receive depends on market prices. The amounts reflected in the “Grant Date Fair Value of Stock Awards” column may not be realized.
2017 Stock Award and Incentive Plan
Shareowners approved the 2017 Plan at the Annual Meeting of Shareowners held in January 2017. The 2017 Plan, which is administered by the LDCC, authorizes a broad range of awards that the LDCC may grant at its discretion, including:
▶Restricted stock, which are actual shares subject to a risk of forfeiture and restrictions on transfer
▶Performance shares or other stock-based performance awards (including deferred stock retention or restricted stock awards that may be earned by achieving specific performance objectives)
▶Deferred stock retention units, which represent a contractual commitment to deliver shares at a future date, and may or may not be subject to a risk of forfeiture (shares of forfeitable deferred stock are sometimes called “restricted stock units”)
▶Cash-based performance awards tied to achievement of specific performance objectives
▶Other awards based on Common Stock
▶Dividend equivalents
▶Stock options (incentive stock options and non-qualified stock options)
▶SARs
▶Shares issuable in lieu of rights to cash compensation
Executive officers and all other employees of the Company and our subsidiaries, non-management directors serving on the Board and others who provide substantial services to the Company and our subsidiaries and affiliates are eligible for awards under the 2017 Plan. The selection of participants and the nature and size of the awards granted to participants is subject to the LDCC’s discretion. As of September 30, 2025, approximately 918,363 shares of Common Stock were subject to outstanding awards under our equity compensation plans and 1,541,232 shares of Common Stock were available for future awards under our equity compensation plans.
Consistent with the requirements of the NYSE, the 2017 Plan includes a restriction providing that we will not, without shareowner approval, amend or replace options or SARs previously granted under the 2017 Plan in a transaction that constitutes a “repricing.”
As described in this proxy statement, we are seeking shareowner approval of the 2026 Stock Award and Incentive Plan, which, if approved, is intended to replace the 2017 Stock Award and Incentive Plan.

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Outstanding Equity Awards at Fiscal Year End
There are currently no options, SARs or similar instruments outstanding. The following table presents information concerning the number and value of nonvested stock (including restricted stock units or other similar instruments) and incentive plan awards for the named executive officers outstanding as of the end of the fiscal year ended September 30, 2025:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stephen D. Westhoven
November 10, 2022 FY 2023 TSR	—		—		15,956	(2)	768,281	(3)
November 10, 2022 FY 2023 NFE	—		—		17,096	(4)	823,172	(3)
November 15, 2023 FY 2024 PBRS	—		—		13,537	(5)	651,807	(6)
November 15, 2023 FY 2024 TSR	—		—		21,990	(7)	1,058,819	(3)
November 15, 2023 FY 2024 NFE	—		—		20,305	(8)	977,686	(3)
November 6, 2024 FY 2025 PBRS	—		—		38,409	(9)	1,849,393	(6)
November 6, 2024 FY 2025 TSR	—		—		20,037	(10)	964,782	(3)
November 6, 2024 FY 2025 NFE	—		—		19,374	(11)	932,858	(3)
Roberto F. Bel
November 10, 2022 FY 2023 RSU	1,898	(12)	91,389	(6)	—		—
November 10, 2022 FY 2023 TSR	—		—		2,650	(2)	127,598	(3)
November 10, 2022 FY 2023 NFE	—		—		2,837	(4)	136,602	(3)
November 15, 2023 FY 2024 RSU	4,021	(13)	193,611	(6)	—		—
November 15, 2023 FY 2024 TSR	—		—		3,265	(7)	157,210	(3)
November 15, 2023 FY 2024 NFE	—		—		3,016	(8)	145,220	(3)
November 6, 2024 FY 2025 RSU	5,115	(14)	246,287	(6)	—		—
November 6, 2024 FY 2025 TSR	—		—		2,668	(10)	128,464	(3)
November 6, 2024 FY 2025 NFE	—		—		2,579	(11)	124,179	(3)

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	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Patrick J. Migliaccio
November 10, 2022 FY 2023 RSU	2,426	(12)	116,812	(6)	—		—
November 10, 2022 FY 2023 TSR	—		—		3,384	(2)	162,940	(3)
November 10, 2022 FY 2023 NFE	—		—		3,626	(4)	174,592	(3)
November 15, 2023 FY 2024 RSU	5,172	(13)	249,032	(6)	—		—
November 15, 2023 FY 2024 TSR	—		—		4,200	(7)	202,230	(3)
November 15, 2023 FY 2024 NFE	—		—		3,880	(8)	186,822	(3)
November 6, 2024 FY 2025 RSU	5,968	(14)	287,359	(6)	—		—
November 6, 2024 FY 2025 TSR	—		—		3,134	(10)	150,902	(3)
November 6, 2024 FY 2025 NFE	—		—		3,030	(11)	145,895	(3)
Amy Cradic
November 10, 2022 FY 2023 RSU	2,108	(12)	101,500	(6)	—		—
November 10, 2022 FY 2023 TSR	—		—		2,942	(2)	141,657	(3)
November 10, 2022 FY 2023 NFE	—		—		3,153	(4)	151,817	(3)
November 15, 2023 FY 2024 RSU	4,498	(13)	216,579	(6)	—		—
November 15, 2023 FY 2024 TSR	—		—		3,654	(7)	175,940	(3)
November 15, 2023 FY 2024 NFE	—		—		3,373	(8)	162,410	(3)
November 6, 2024 FY 2025 RSU	5,194	(14)	250,091	(6)	—		—
November 6, 2024 FY 2025 TSR	—		—		2,724	(10)	131,161	(3)
November 6, 2024 FY 2025 NFE	—		—		2,635	(11)	126,875	(3)

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	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard Reich
November 10, 2022 FY 2023 RSU	1,556	(12)	74,921	(6)	—		—
November 10, 2022 FY 2023 TSR	—		—		2,169	(2)	104,437	(3)
November 10, 2022 FY 2023 NFE	—		—		2,327	(4)	112,045	(3)
November 15, 2023 FY 2024 RSU	3,523	(13)	169,632	(6)	—		—
November 15, 2023 FY 2024 TSR	—		—		2,861	(7)	137,757	(3)
November 15, 2023 FY 2024 NFE	—		—		2,643	(8)	127,260	(3)
November 6, 2024 FY 2025 RSU	4,190	(14)	201,749	(6)	—		—
November 6, 2024 FY 2025 TSR	—		—		2,185	(10)	105,208	(3)
November 6, 2024 FY 2025 NFE	—		—		2,115	(11)	101,837	(3)
(1)Includes accrued dividend equivalents as of September 30, 2025.
(2)Represents the target number of FY 2023 TSR Performance Share Units issued to the named executive officers on November 10, 2022, which vested based upon performance through September 30, 2025, upon certification of performance by the LDCC. Each FY 2023 TSR Performance Share Unit vested one-for-one into a share of Common Stock.
(3)Calculated based upon Common Stock closing price of $48.15 per share as of September 30, 2025. The actual value realized for the FY 2023 TSR Performance Share Units and the FY 2023 NFE Performance Share Units, the FY 2024 TSR Performance Share Units and the FY 2024 NFE Performance Share Units, and the FY 2025 TSR Performance Share Units and the FY 2025 NFE Performance Share Units will be calculated based upon our Common Stock closing price on the date the LDCC certifies that the targets have been met in November of each vesting year, and the actual number of performance shares granted, subject to certain conditions.
(4)Represents the target number of FY 2023 NFE Performance Share Units issued to the named executive officers on November 10, 2022, which vested based upon performance through September 30, 2025, upon certification of performance by the LDCC. Each FY 2023 NFE Performance Share Unit vested one-for-one into a share of Common Stock.
(5)Represents the FY 2024 PBRS units issued to Mr. Westhoven on November 15, 2023, which vests in three equal annual installments on September 30, 2024, September 30, 2025 and September 30, 2026. The first and second tranches of the FY 2023 PBRS units vested upon certification by the LDCC that the performance goal was met on November 6, 2024. Each FY 2024 PBRS unit vests one-for-one into a share of Common Stock.
(6)Calculated based upon Common Stock closing price of $48.15 per share as of September 30, 2025. The actual value realized for shares of PBRS units, restricted stock units and deferred stock retention units will be calculated based upon our Common Stock closing price on each of the respective vesting dates.
(7)Represents the target number of FY 2024 TSR Performance Share Units issued to the named executive officers on November 15, 2023, which may vest on September 30, 2026, upon certification of performance by the LDCC. Each FY 2024 TSR Performance Share Unit will vest one-for-one into a share of Common Stock.
(8)Represents the target number of FY 2024 NFE Performance Share Units issued to the named executive officers on November 15, 2023, which may vest on September 30, 2026, upon certification of performance by the LDCC. Each FY 2024 NFE Performance Share Unit will vest one-for-one into a share of Common Stock.

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(9)Represents the FY 2025 PBRS units issued to Mr. Westhoven on November 6, 2024, which may vest one-for-one into a share of our Common Stock in up to three equal installments on September 30, 2025, September 30, 2026 and September 30, 2027, if the performance goal is achieved. The first tranche of the FY 2025 PBRS units vested upon certification by the LDCC that the performance goal was met on November 4, 2025.
(10)Represents the target number of FY 2025 TSR Performance Share Units issued to the named executive officers on November 6, 2024, which may vest on September 30, 2027, upon certification of performance by the LDCC. Each FY 2025 TSR Performance Share Unit will vest one-for-one into a share of Common Stock. For more information regarding the vesting of the FY 2025 TSR Performance Share Units, see “FY 2025 TSR Performance Share Unit Awards.”
(11)Represents the target number of FY 2025 NFE Performance Share Units issued to the named executive officers on November 6, 2024, which may vest on September 30, 2027, upon certification of performance by the LDCC. Each FY 2025 NFE Performance Share Unit will vest one-for-one into a share of Common Stock. For more information regarding the vesting of the FY 2025 NFE Performance Share Units, see “FY 2025 NFE Performance Share Unit Awards.”
(12)Represents restricted stock units granted to the named executive officer on November 10, 2022, which vested in three equal annual installments beginning on October 15, 2023.
(13)Represents restricted stock units granted to the named executive officer on November 15, 2023, which may vest in three equal annual installments on October 15, 2024, October 15, 2025 and October 15, 2026, based on continued employment. Each restricted stock unit vests one-for-one into a share of Common Stock. The first and second tranches of the FY 2024 restricted stock unit award vested on October 15, 2024 and October 15, 2025, respectively.
(14)Represents restricted stock units granted to the named executive officer on November 6, 2024, which may vest in three equal annual installments on October 15, 2025, October 15, 2026, and October 15, 2027, based on continued employment. Each restricted stock unit vests one-for-one into a share of Common Stock. The first tranche of the FY 2025 restricted stock unit award vested on October 15, 2025.
Stock Vested
The following table presents information concerning the vesting of stock (including restricted stock units, performance shares and similar instruments) for the named executive officers during the fiscal year ended September 30, 2025.

	Stock Awards
	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Stephen D. Westhoven	82,349	3,895,684
Roberto F. Bel	12,428	580,717
Patrick J. Migliaccio	20,840	975,603
Amy Cradic	18,428	862,707
Richard Reich	15,445	721,942
(1)Represents the total number of vested restricted stock units granted on November 10, 2021, November 10, 2022 and November 15, 2023; FY 2023 PBRS granted on November 10, 2022; FY 2024 PBRS granted on November 15, 2023; FY 2022 TSR Performance Share Units granted on November 10, 2021; and FY 2022 NFE Performance Shares granted on November 10, 2021, as applicable.
(2)Value for the restricted stock units was calculated based upon the Company's Common Stock closing price of $46.61 on October 15, 2024, which was the applicable vesting date for those units. Value for the FY 2023 PBRS was calculated based upon the Company's Common Stock closing price of $48.15 on September 30, 2025, which was the applicable vesting date for those shares. Value for the FY 2024 PBRS, was calculated based upon the Company's Common Stock closing price of $48.15 on September 30, 2025 and $46.94 on November 6, 2024, which were the respective vesting dates for those shares. Value for the FY 2022 TSR Performance Share Units granted on November 10, 2021, and the FY 2022 NFE Performance Shares granted on November 10, 2021, were calculated based upon the Company's Common Stock closing price of $46.94 on November 6, 2024, which was the applicable vesting date for those shares.

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Pension Benefits
We provide defined contribution and/or defined benefit retirement benefits to substantially all employees who meet vesting and other requirements. Our qualified defined benefit plan for non-represented employees is the Non-Represented Plan. Our qualified defined benefit plan for represented employees is the NJNG Plan for Retirement Allowances for Represented Employees (“Represented Plan”). Our qualified defined contribution plan is our 401(k) Plan. All represented employees of NJRHS hired on or after October 1, 2000, all represented employees of NJNG hired on or after January 1, 2012, and all of our non-represented employees hired on or after October 1, 2009, are covered by an enhanced defined contribution plan feature of our 401(k) Plan instead of the Represented Plan or Non-Represented Plan. Three of our named executive officers participate in the Non-Represented Plan and all of our named executive officers participate in the 401(k) Plan. Mr. Bel and Ms. Cradic are not eligible to participate in the defined benefit plans but receive an enhanced contribution from the Company in the 401(k) Plan. The retirement benefit under the Non-Represented Plan is based on years of service and highest 60-month average compensation.
In addition to the Non-Represented Plan, the Represented Plan and the 401(k) Plan, we sponsor the SEP and the PEP, both of which are non-qualified plans. Each of the named executive officers is or may become eligible for SEP benefits, and three of our named executive officers are eligible for PEP benefits. Benefits will be paid under the PEP and the SEP to the extent benefits are not payable by the Non-Represented Plan and the 401(k) Plan due to the limitations on compensation and contributions in the Code. The PEP and the SEP are unfunded, with benefits paid from our corporate assets.
We also sponsor health care plans that provide post-employment medical and life insurance benefits to union and non-union employees who meet the eligibility requirements. To be eligible, retirees must meet certain age and service requirements. Depending on the year of retirement, benefits may be subject to annual deductibles, coinsurance requirements and retiree contributions. As of September 30, 2025, other than Mr. Westhoven, none of the named executive officers have completed the age and service requirements to be eligible for post-retirement health coverage.

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The following table presents information concerning each of our defined benefit plans that provide for payments or other benefits to the named executive officers at, following or in connection with retirement. For each named executive officer, the present value of accumulated benefit in the table below was calculated using actuarial assumptions, including an interest rate of 5.43 percent as of September 30, 2025. The present value of the benefits was calculated assuming the named executive officers stay in employment until the earliest age the executive could collect a benefit without reduction for early retirement. The assumed age of payment is 60 for Messrs. Westhoven, Migliaccio and Reich. Mr. Bel and Ms. Cradic are not eligible to participate in the defined benefit plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Stephen D. Westhoven	Non-Represented Plan	35	1,802,856
	PEP	35	4,023,807
	SEP	35	253,962	34,996
Roberto F. Bel	Non-Represented Plan
	PEP
	SEP	6	16,196	4,251
Patrick J. Migliaccio	Non-Represented Plan	16	590,149
	PEP	16	358,652
	SEP	16	62,434	8,647
Amy Cradic	Non-Represented Plan
	PEP
	SEP	7	71,173	13,730
Richard Reich	Non-Represented Plan	19	689,817
	PEP	19	181,591
	SEP	19	19,956	4,283
Pension benefits are payable at age 65. Benefits may be paid as early as age 55 upon completion of 20 years of service. Benefits collected prior to age 60 and completion of 20 years of service (excluding disability retirements) are subject to early commencement reductions of up to 50 percent, depending on age at the time of commencement.
The number of years of credited service for the named executive officers, assuming their continued employment by us until age 65, is set forth below:

Name	Years of Credited Service at 65	Years of Credited Service as of September 30, 2025
Stephen D. Westhoven	43	35
Patrick J. Migliaccio	30	16
Richard Reich	33	19
To the extent benefits that would otherwise be payable to an employee under the Non-Represented Plan and the 401(k) Plan exceed the specified limits on such benefits imposed by the Code, we expect to pay such excess benefits to the employee at the time the employee receives payment under the respective plan. These excess benefit payments would be made from our general funds.

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Supplemental Retirement Agreements
We have SERP Agreements with each of the named executive officers and certain other officers not named in the Summary Compensation Table, payable over a five-year period commencing with retirement at age 65. At projected retirement, the maximum amount payable to Mr. Westhoven under his SERP Agreement is currently $250,000. Mr. Migliaccio, Mr. Bel, Ms. Cradic and Mr. Reich would each be entitled to maximum amounts of $125,000 under their respective SERP Agreements.
Defined Contribution Plan
We offer eligible employees the opportunity to participate in our 401(k) Plan. Generally, we match 100 percent of participants’ contributions up to the first three percent and 80 percent of the next three percent of base compensation subject to the Code and 401(k) Plan limits.
Additionally, for employees who are not eligible to participate in the defined benefit plans, NJR contributes between 4 percent and 5 percent of base compensation, depending upon years of service, into the 401(k) Plan on their behalf.
Non-Qualified Deferred Compensation
To enhance the competitiveness of our executive compensation program and increase our ability to attract and retain qualified key personnel necessary for our continued success and progress, we offer an Officers’ Deferred Compensation Plan to provide a select group of management and highly compensated employees of the Company and its affiliates a means to defer receipt of specified portions of compensation and to have such deferred amounts treated as if invested in specified investment vehicles. Participants in the Officers’ Deferred Compensation Plan may defer the receipt of compensation or awards, which may be in the form of cash, stock or stock-denominated awards, including salary, annual bonus awards, long-term awards and compensation payable under other plans and programs, employment agreements or other arrangements. Deferrals under the Officers’ Deferred Compensation Plan must comply with the requirements of Section 409A of the Code, U.S. federal income tax laws and regulations of the U.S. Treasury Department. Although all of the named executive officers are eligible to participate in the Officers’ Deferred Compensation Plan, only Mr. Migliaccio and Mr. Bel have contributed deferred compensation into the Officers’ Deferred Compensation Plan.
The following table lists the fiscal 2025 contributions of Mr. Migliaccio and Mr. Bel to their Officers' Deferred Compensation Plan accounts. The table lists the aggregate earnings, withdrawals and distributions and balances for their accounts.

Name	Executive Contributions in Last Fiscal Year (1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(4) ($)
Patrick J. Migliaccio	$324,355	$—	$38,176	$—	$699,661
Roberto F. Bel	$522,116	$—	$29,469	$—	$551,586
(1)For Mr. Migliaccio, this amount represents the deferral of his fiscal year 2022 TSR Performance Share Unit award payout, which award vested on November 6, 2024, and was deferred by Mr. Migliaccio into the NJR Stock Fund of the Officers’ Deferred Compensation Plan. The grant date fair value of the award was included in the Summary Compensation Table in the year in which it was granted to Mr. Migliaccio.
For Mr. Bel, this amount represents the deferral of his fiscal year 2022 TSR Performance Share Unit award and 2022 NFE Performance Share Unit award payouts, which awards vested on November 6, 2024, and were deferred by Mr. Bel into the NJR Stock Fund of the Officers' Deferred Compensation Plan. The grant date fair value of the awards was included in the Summary Compensation Table in the year in which they were granted to Mr. Bel. This amount also includes the deferral of Mr. Bel's 2024 Annual Short-Term Incentive Award, which was deferred into one or more investment vehicles under the Officers' Deferred Compensation Plan. Mr. Bel's 2024 Annual Short-Term Incentive Award was included in the Summary Compensation Table in the year for which it was awarded.

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(2)The Officers' Deferred Compensation Plan does not provide for company matches or contributions.
(3)We do not pay above-market interest or preferential dividends on investments in the Officers' Deferred Compensation Plan. Earnings are determined by the performance of the mutual funds or other investment vehicles selected by a participating executive.
(4)The amount represents the balance at the end of fiscal year 2025 in the Officers' Deferred Compensation Plan for each of Mr. Migliaccio and Mr. Bel.
For additional information with respect to our non-qualified deferred compensation arrangements, see “Compensation Discussion and Analysis – Deferred Compensation.”
Potential Payments Upon Termination or Change of Control
We believe our senior management and key employees are responsible for our success, and therefore it is important to provide reasonable protection to them in the event of a potential loss of employment following a change in control. It is our belief that the interests of shareowners will be best served if the interests of our senior management are aligned with them. Providing change in control benefits should offset any reluctance by senior management to pursue potential change in control transactions that may be in the best interests of shareowners. We also believe our arrangement helps us recruit talented executives by providing protections in the event we are acquired. We believe these potential change in control benefits are reasonable relative to the overall value of any potential transaction.
2017 Plan
Under the 2017 Plan, in the event of a “change in control” (as defined in the 2017 Plan), the Board may, among other things, accelerate the entitlement to outstanding benefits awarded thereunder. The 2017 Plan and all of the agreements for equity awards issued thereunder have a “double-trigger” vesting requirement that requires a qualified termination following a change in control before acceleration of vesting. Pursuant to the 2017 Plan, a “change in control” will be deemed to have occurred if:
▶Beneficial ownership of 50 percent or more of our outstanding securities entitled to vote in elections of directors is acquired within a 12-month period by any person, entity or group;
▶There is a change in any 12-month period in such number of directors as constitutes a majority of the Board, unless the election, or the nomination for election by our shareowners, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the year; or
▶There is a completed merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of our assets, or a complete liquidation as a result of which the shareowners immediately prior to such event do not hold, directly or indirectly, a majority of the Voting Power (as defined in the 2017 Plan) of the acquiring or surviving corporation.
Supplemental Retirement Agreements
Pursuant to the SERP Agreements we have with each of the named executive officers, in the event of a change in control, the right to the amounts payable to each of them becomes immediately vested, and such amounts are immediately payable in the event of a subsequent termination of employment for any reason. A change in control is defined in the SERP Agreements as a reportable change in control under the proxy rules of the
SEC, including the acquisition within a 12-month period of a 50-percent beneficial voting interest in us, or a change in any 12-month period in such number of directors as constitutes a majority of the Board, unless the election, or the nomination for election by our shareowners, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the year.

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Employment Continuation Agreements
Our Employment Continuation Agreements provide each named executive officer certain rights if his or her employment with us is terminated within two years following the occurrence of a change in control. A summary of the terms of these agreements is provided under “Severance Policies – Amended and Restated Employment Continuation Agreements.”
The following tables summarize the value of the termination payments and benefits that our named executive officers would receive if their employment terminated on September 30, 2025, using the closing market price per share of our Common Stock on that date of $48.15. The other values in the tables are merely estimates. The actual amounts to be paid out can only be determined at the time of a named executive officer’s separation from the Company.
The tables exclude amounts accrued through September 30, 2025, that would be paid in the normal course of continued employment, such as accrued but unpaid salary and earned annual incentive awards for the fiscal year ended September 30, 2025. The table also excludes vested account balances under the 401(k) Plan, which are generally available to all of our salaried employees. In addition, the tables below reflect the hypothetical occurrence of both a change in control and a concurrent termination of a named executive officer in accordance with such named executive officer’s Employment Continuation Agreement, assuming this event took place on September 30, 2025.

Name/Benefit Type	Retirement ($)(a)		Death ($)(b)	Disability ($)(c)		Termination Other Than Retirement, Death or Disability ($)(d)	Termination for Cause ($)(e)	Involuntary Termination Following a Change in Control ($)(f)
Stephen D. Westhoven
Cash Severance(1)	—		—	—		—	—	7,216,550
Acceleration of Equity Awards(2)	1,175,267	(3)	4,728,867	1,175,267	(3)	—	—	4,728,867
Retirement Benefits(4)	—		523,501	483,708		481,173	481,173	543,673
Medical and Insurance Benefits(5)			1,263,904	500,312				169,827
Other Benefits(6)	—		—	1,511,257		—	—	25,000
Roberto F. Bel
Cash Severance(1)	—		—	—		—	—	1,551,423
Acceleration of Equity Awards(2)	—		848,092	392,444	(3)	—	—	848,092
Retirement Benefits(4)	—		141,196	25,125		25,125	25,125	141,196
Medical and Insurance Benefits(5)			1,050,000	400,000				111,459
Other Benefits(6)	—		—	699,138		—	—	25,000
Patrick J. Migliaccio
Cash Severance(1)	—		—	—		—	—	1,820,721
Acceleration of Equity Awards(2)	—		1,061,151	486,819	(3)	—	—	1,061,151
Retirement Benefits(4)	—		191,727	126,808		126,161	126,161	196,161
Medical and Insurance Benefits(5)			1,071,988	400,411				111,485
Other Benefits(6)	—		—	772,420		—	—	25,000

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Name/Benefit Type	Retirement ($)(a)	Death ($)(b)	Disability ($)(c)		Termination Other Than Retirement, Death or Disability ($)(d)	Termination for Cause ($)(e)	Involuntary Termination Following a Change in Control ($)(f)
Amy Cradic
Cash Severance(1)	—	—	—		—	—	1,551,727
Acceleration of Equity Awards(2)	—	922,784	423,396	(3)	—	—	922,784
Retirement Benefits(4)	—	196,173	90,404		90,404	90,404	196,173
Medical and Insurance Benefits(5)		1,050,000	400,000
Other Benefits(6)	—	—	671,670		—	—	25,000
Richard Reich
Cash Severance(1)	—	—	—		—	—	1,414,163
Acceleration of Equity Awards(2)	—	709,406	330,541	(3)	—	—	709,406
Retirement Benefits(4)	—	148,949	56,482		55,852	55,852	153,074
Medical and Insurance Benefits(5)		1,077,327	400,482				111,485
Other Benefits(6)	—	—	681,015		—	—	25,000
(1)Cash Severance: Amount represents cash payment due to the named executive officer pursuant to the change in control double trigger (change in control and involuntary termination) in the executive’s Employment Continuation Agreement. None of the named executive officers would incur a Section 280G excise tax in relation to an involuntary termination following a change in control.
(2)Acceleration of Equity Awards: Acceleration of Equity Awards includes deferred stock retention units, RSUs, performance share units and PBRS. Performance share units and PBRS vest subject to certain conditions and are paid in the form of shares of Common Stock on a one-for-one basis.
Deferred stock retention units and RSUs: Amounts for RSUs and deferred stock retention units represent the value of Common Stock as of September 30, 2025.
Performance share units: Amounts for performance share units represent the value of Common Stock as of September 30, 2025. The amounts in columns (b), (c) and (f) reflect either (i) for the FY 2023 TSR Performance Share Units and FY 2023 NFE Performance Share Units, the actual payout based upon actual performance, which was certified by the LDCC on November 4, 2025; or (ii) for the FY 2024 TSR Performance Share Units and the FY 2024 NFE Performance Share Units and the FY 2025 TSR Performance Share Units and the FY 2025 NFE Performance Share Units, an estimated pro-rata payout based upon the number of days of the performance cycle the executive was still employed by us, based, as the case may be, either upon actual performance, or upon payout at the “target” amount. As such, the amounts in columns (b), (c) and (f) do not necessarily reflect the actual payout that would be determined at the end of the performance cycles for the FY 2024 TSR Performance Share Units and the FY 2024 NFE Performance Share Units as of September 30, 2026, and for the FY 2025 TSR Performance Share Units and the FY 2025 NFE Performance Share Units as of September 30, 2027.
PBRS: The amounts in columns (b), (c) and (f) for PBRS represent the value of the Common Stock on September 30, 2025. The amounts in columns (a), (b), (c) and (f) for the PBRS reflect an estimated pro-rata payout of the “target” amount based upon the number of days of the vesting period the executive was still employed by us. The amounts in column (a), (b), (c) and (f) for the PBRS do not reflect the actual payout that would be determined on the applicable vesting dates.
(3)Acceleration of Equity Awards in the Case of Disability or Retirement: Long-term equity incentive awards would vest on a pro-rata basis with performance conditioned on the Company’s satisfaction of applicable performance goals. The satisfaction of such goals would be measured at the end of the performance period, and any payment would be made at that time. Due to the future performance measurement, the value of the unvested performance-based awards is not currently calculable. Mr. Westhoven was the only NEO eligible to retire as of September 30, 2025.

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(4)Retirement Benefits: Retirement Benefits include Pension Plan, PEP, SEP and SERP benefits.
Retirement: Mr. Westhoven was the only NEO eligible to retire under our retirement policy as of September 30, 2025. For the remaining NEOs, their retirement as of that date would be considered a voluntary termination and the only amounts payable to them in that case are listed under column (d).
Pension Plan: For all columns except columns (b) and (c), amounts include a monthly payment to the executive commencing at age 60, the earliest age at which unreduced benefits are available, assuming the triggering event occurred as of September 30, 2025, payable for the life of the executive, assuming with respect to columns (d), (e) and (f), the executive elects the 50 percent joint and survivor annuity option, which is the default option under the Pension Plan. For column (b), the amount includes a monthly payment to the executive’s survivor at September 30, 2025, payable for the life of the survivor. For column (c), the monthly payment is assumed to commence immediately and assumes the executive elects the straight life annuity option. Note for column (f) that Pension and SERP benefits are not enhanced on a change in control. The only benefits payable in such event are those regularly provided by the plans. A portion of the PEP benefit is subject to Section 409A of the Code.
SEP: The amounts would be payable within 30 days following the end of the calendar quarter in which the triggering event occurs. These payments are subject to Section 409A of the Code.
SERP: The figures in columns (a), (b) and (f) include the amount payable to the named executive officers or the named executive officer’s beneficiary, as applicable, in 60 monthly installments beginning on the first day of the calendar month commencing with the month following the date of termination or death. For columns (c), (d) and (e), the amounts include the cumulative termination benefit under the SERP Agreement as of September 30, 2025, payable in 60 equal monthly installments beginning at the later of the named executive officers attaining the age of 65 or the date of the named executive officer’s separation of service (as defined in the SERP Agreement). These amounts are subject to Section 409A of the Code. Note for column (f) that Pension and SERP benefits are not enhanced on a change in control. The only benefits payable in such event are those regularly provided by the plans.
(5)Medical and Insurance Benefits:
Life Insurance and Accidental Death & Dismemberment Insurance: Certain amounts included in columns (b) and (c) are payable to the beneficiary only if the death or dismemberment is deemed to be accidental. The amount listed in column (c) assumes the maximum payout in the case of dismemberment.
Travel & Accident Insurance: A certain amount included in column (b) is payable to the beneficiary only if the death occurs during travel or is deemed accidental.
Medical: The amount listed in column (b) and (c) consists of the average pre-65 annual premium and post-65 Health Reimbursement Arrangement allowance expected to be paid over the lifetime of the surviving spouse for Messrs. Westhoven, Migliaccio and Reich. Expected future premiums are determined based on the same assumptions used to develop postretirement health liabilities as of September 30, 2025. The amount listed in column (f) consists of the present value of premiums to be made by us for three years for Mr. Westhoven and two years each for Mr. Bel, Mr. Migliaccio and Mr. Reich.
(6)Other Benefits:
Salary Continuation Benefit: The amount listed in column (c) includes the total maximum benefit payable to the named executive officer in the event of a disability and represents the aggregate payment of the named executive officer’s base salary, as of September 30, 2025, for 18 months.
Outplacement Benefit: The amount listed in column (f) includes the maximum outplacement services reimbursement payable by us.

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CEO Pay Ratio
In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are disclosing the ratio of the annual total compensation of our CEO to the annual total compensation of the individual we have identified as our median employee for this purpose. We believe our pay ratio is a reasonable estimate and has been calculated in a manner consistent with SEC rules based on the methodology described below.
We identified our median employee for fiscal year 2025 based on total cash compensation paid as of September 30, 2025 to all of our employees, other than our CEO, who were employed on September 30, 2025. We included all employees, whether employed on a full-time, part-time or seasonal basis, and we annualized the compensation of any permanent employee who was employed for less than the full 2025 fiscal year.
After identifying the median employee, we calculated 2025 annual total compensation for such employee using the same methodology that we use for our named executive officers as set forth in the “Totals” column in the 2025 Summary Compensation Table. The median of the annual total compensation of all of our employees (other than our CEO), calculated in a manner consistent with Item 402(u) of Regulation S-K, was $150,102. The annual total compensation of our CEO, Mr. Westhoven, during fiscal year 2025 was $6,433,253 as reported in the Summary Compensation Table. We reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 43:1.
SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies and should not be used as a basis for comparison between companies.
2025 Summary Compensation Table Total Compensation Breakdown
The compensation of NJR’s CEO during fiscal year 2025, Mr. Westhoven, and our median employee is broken down as follows:

Employee	Year	Salary	Stock Awards	Bonus	Non-Equity Incentive Plan Compensation	Change in Pension Value	All Other Compensation	Total
Stephen D. Westhoven	2025	$1,002,737	$3,514,633	$—	$1,398,286	$436,141	$81,456	$6,433,253
Median Employee	2025	$115,294	$—	$—	$9,077	$24,294	$1,437	$150,102

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Pay Versus Performance
Our CEO is the principal executive officer (“PEO”). As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our PEO and to our other named executive officers (the “non-PEO NEOs”) and certain financial performance of the Company. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for non‑PEO NEOs	Average Compensation Actually Paid to non‑PEO NEOs(3)	Value of Fixed $100 Investment Based on:			Company Selected Performance Measure: NFEPS (non‑GAAP)(6)
Year(1)					Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)	Net income (in millions)
2025	$6,433,253	$7,447,655	$1,351,253	$1,519,663	$213.44	$171.86	$335.6	$3.29
2024	$7,208,109	$6,204,727	$1,467,015	$1,450,940	$201.31	$154.55	$289.8	$2.95
2023	$5,783,114	$5,741,932	$1,325,893	$1,373,409	$166.75	$108.98	$264.7	$2.70
2022	$4,612,774	$5,172,954	$1,262,377	$1,643,461	$153.65	$117.20	$274.9	$2.50
2021	$4,783,459	$4,867,585	$1,306,918	$1,362,313	$133.45	$111.01	$117.9	$2.16
(1)The PEO and non-PEO NEOs for the indicated years were as follows:
For fiscal year 2025, our PEO was Stephen D. Westhoven and our non-PEO NEOs were Roberto F. Bel, Patrick J. Migliaccio, Amy Cradic and Richard Reich.
For fiscal year 2024, our PEO was Stephen D. Westhoven and our non-PEO NEOs were Roberto F. Bel, Patrick J. Migliaccio, Amy Cradic and Richard Reich.
For fiscal year 2023, our PEO was Stephen D. Westhoven and our non-PEO NEOs were Roberto F. Bel, Patrick J. Migliaccio, Amy Cradic and Lori DelGiudice.
For fiscal year 2022, our PEO was Stephen D. Westhoven and our non-PEO NEOs were Roberto F. Bel, Patrick J. Migliaccio, Amy Cradic, Richard Reich and Timothy F. Shea.
For fiscal year 2021, our PEO was Stephen D. Westhoven and our non-PEO NEOs were Patrick J. Migliaccio, Amy Cradic, Amanda E. Mullen, Timothy F. Shea and Nancy A. Washington.
(2)Amounts reported in this column represent compensation actually paid; adjustments were made to the amounts reported in the Summary Compensation Table for the applicable fiscal year. A reconciliation of the adjustments for our PEO is set forth in the following table, which describes the adjustments, each of which is prescribed by the SEC rules, to calculate the compensation- actually-paid amounts from Summary Compensation amounts.

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	FY 2025	FY 2024	FY 2023	FY 2022	FY 2021
Total Compensation for PEO as reported in the Summary Compensation Table for the covered fiscal year	$6,433,253	$7,208,109	$5,783,114	$4,612,774	$4,783,459
Deduct pension values reported in the “Change in Pension and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table for the covered fiscal year	(436,141)	(1,497,079)	(627,726)	—	(782,952)
Deduct grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for the covered fiscal year	(3,514,633)	(3,266,351)	(2,768,004)	(2,254,623)	(1,822,848)
Add actuarial present value of pension value attributable to covered fiscal year’s service	152,945	128,658	123,925	166,246	170,574
Add the entire cost of benefits granted (or credit for benefits reduced) in a plan amendment (or initiation) during the covered fiscal year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation	—	—	—	—	—
Add fair values as of the end of the covered fiscal year of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of such covered fiscal year	3,605,232	2,662,269	1,491,710	2,356,927	2,076,852
Add fair value as of the vesting date of any awards granted in the covered fiscal year that vested during the covered fiscal year	—	—	1,243,197	—	—
Add dividends paid on unvested shares/share units and stock options	420,371	359,424	264,932	196,267	144,422
Add the change in fair value (whether positive or negative) as of the end of the covered fiscal year (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of such covered fiscal year	768,290	459,668	77,364	142,880	260,498
Add the change in fair value (whether positive or negative) as of the vesting date (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied during the covered fiscal year	18,338	150,029	153,420	136,315	142,742
Subtract the fair value of any equity awards granted in a prior fiscal year that failed to meet the applicable vesting conditions in the covered fiscal year determined as of the end of the prior fiscal year	—	—	—	(183,832)	(105,162)
Compensation Actually Paid to PEO	$7,447,655	$6,204,727	$5,741,932	$5,172,954	$4,867,585
In the table above, the unvested equity fair values were calculated on each of the required measurement dates using assumptions based on criteria consistent with those used for grant date fair value calculations and in accordance with the methodology used for financial reporting purposes. For unvested awards subject to performance-based vesting conditions, the fair values were based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(3)Amounts reported in this column represent compensation actually paid; adjustments were made to the amounts reported in the Summary Compensation Table for the applicable fiscal year. A reconciliation of the adjustments for the average of the Non-PEO NEOs is set forth in the following table, which describes the adjustments, each of which is prescribed by the SEC rules, to calculate the compensation actually paid amounts from Summary Compensation amounts.

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	FY 2025	FY 2024	FY 2023	FY 2022	FY 2021
Average of the Total Compensation for the non-PEO NEOs as reported in the Summary Compensation Table for the covered fiscal year	$1,351,253	$1,467,015	$1,325,893	$1,262,377	$1,306,918
Deduct pension values reported in the “Change in Pension and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table for the covered fiscal year	(43,313)	(125,997)	(17,384)	—	(49,238)
Deduct grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for the covered fiscal year	(468,990)	(519,216)	(565,938)	(629,123)	(330,688)
Add actuarial present value of pension value attributable to covered fiscal year’s service	30,103	22,898	—	39,472	28,610
Add the entire cost of benefits granted (or credit for benefits reduced) in a plan amendment (or initiation) during the covered fiscal year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation	—	—	—	—	—
Add fair values as of the end of the covered fiscal year of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of such covered fiscal year	481,079	423,195	525,301	644,488	376,578
Add fair value as of the vesting date of any awards granted in the covered fiscal year that vested during the covered fiscal year	—	—	22,083	274,001	—
Add dividends paid on unvested shares/share units and stock options	51,987	54,359	49,061	40,310	35,957
Add the change in fair value (whether positive or negative) as of the end of the covered fiscal year (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of such covered fiscal year	121,918	121,204	20,074	29,656	101,993
Add the change in fair value (whether positive or negative) as of the vesting date (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied during the covered fiscal year	(4,374)	7,482	14,319	33,625	16,848
Subtract the fair value of any equity awards granted in a prior fiscal year that failed to meet the applicable vesting conditions in the covered fiscal year determined as of the end of the prior fiscal year	—	—	—	(51,345)	(124,665)
Average of the Compensation Actually Paid to non-PEO NEOs	$1,519,663	$1,450,940	$1,373,409	$1,643,461	$1,362,313
In the table above, the unvested equity fair values were calculated on each of the required measurement dates using assumptions based on criteria consistent with those used for grant date fair value calculations and in accordance with the methodology used for financial reporting purposes. For unvested awards subject to performance-based vesting conditions, the fair values were based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(4)Total Shareholder Return is cumulative for the measurement periods beginning on September 30, 2020, and ending on September 30 of each of 2025, 2024, 2023, 2022 and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K.

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(5)Amounts reported in this column represent returns on an initial $100 investment in the S&P 500 Utilities Industry Index, which is used by the Company for purposes of compliance with Item 201(e) of Regulation S-K. Total Shareholder Return is cumulative for the measurement periods beginning on September 30, 2020, and ending on September 30 of each of 2025, 2024, 2023, 2022 and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K.
(6)In accordance with SEC rules, the Company is required to include in the Pay Versus Performance (“PvP”) table the company-selected measure, which is the “most important” financial performance measure (as determined by the Company and that is not otherwise required to be disclosed in the PvP table) used to link compensation actually paid to our named executive officers to Company performance for the most recently completed fiscal year. We determined NFEPS, a non-GAAP financial measure, to be our company-selected measure. NFEPS is the NFE per basic share of Common Stock that the Company reports on a quarterly and annual basis to the public and in its quarterly reports on Form 10-Q and annual report on Form 10-K that are filed with the SEC. For a full discussion of NFEPS and a reconciliation to GAAP earnings per share, please see Appendix A to this Proxy Statement.
Description of the Relationship Between Compensation Actually Paid to our Named Executive Officers and Company Performance
The graphs below describe the relationship between compensation actually paid to our PEO and the average of the compensation actually paid to our non-PEO NEOs (as calculated above) and our financial and stock performance for the indicated years.
The following graph compares the compensation actually paid to our PEO, the average of the compensation actually paid to our non-PEO NEOs and the Company’s TSR performance. In addition, the graph below compares the Company’s cumulative TSR and our peer group cumulative TSR.
Compensation Actually Paid vs. TSR

Compensation actually paid to the PEO
Average compensation actually paid to other NEOs
Total Shareholder Return
Peer Group Total Shareholder Return

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The following graph compares the compensation actually paid to our PEO and the average of the compensation actually paid to our non-PEO NEOs with our net income. The company does not use net income to determine compensation, and it is not included as a performance measure in our incentive plans.
Compensation Actually Paid vs. Net Income

Compensation actually paid to the PEO
Average compensation actually paid to other NEOs
Net Income
The following graph compares the compensation actually paid to our PEO and the average of the compensation actually paid to our non-PEO NEOs with our NFEPS. NFEPS, a non-GAAP financial measure, is the NFE per basic share of Common Stock that the Company reports on a quarterly and annual basis to the public and in its quarterly reports on Form 10-Q and annual report on Form 10-K that are filed with the SEC. For a full discussion of NFEPS and a reconciliation to GAAP earnings per share, please see Appendix A to this Proxy Statement.
Compensation Actually Paid vs. NFEPS (non-GAAP)

Compensation actually paid to the PEO
Average compensation actually paid to other NEOs
Net Financial Earnings per Share

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Company’s Most Important Financial Performance Measures – 2025
The following are the most important performance measures, as determined by the Company, that link compensation actually paid to our NEOs to the Company’s performance for the most recently completed fiscal year. NFEPS is the most important financial measure used to link compensation actually paid to Company performance.
1.NFEPS (non-GAAP)
2.NFE Growth Rate (non-GAAP)
3.Total Shareholder Return
4.CTS

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Non-Binding Proposal to Approve the Compensation of Our Named Executive Officers

ITEM 2 ON PROXY CARD

The LDCC designs our named executive officers’ compensation program to reward the achievement of our short-term and long-term objectives and to relate the compensation to the value created for our shareowners. We believe our compensation program also reflects competition and best practices in the marketplace. The mix of compensation components is competitive with that of other companies of similar size and operational characteristics, links compensation to individual and corporate performance and encourages stock ownership by senior management. Based on its review of the total compensation of our named executive officers for fiscal year 2025, the LDCC believes the total compensation for each of the named executive officers is reasonable and effectively achieves the objectives of aligning compensation with performance measures directly related to our financial goals and creating shareowner value without encouraging our named executive officers to take unnecessary or excessive risks.

The Compensation Discussion and Analysis section of this Proxy Statement, and the accompanying tables and narrative, provide a comprehensive review of our named executive officer compensation objectives, program and rationale. We urge you to read this disclosure before voting on this proposal.
For the reasons stated above and as required by Section 14A of the Exchange Act, we are requesting your non-binding approval of the following resolution:
“RESOLVED, that the shareowners approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement for the 2026 Annual Meeting of Shareowners pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2025 Summary Compensation Table, the other related tables and the accompanying narrative.”

Your vote on this proposal will be non-binding on the Board and us and will not be construed as overruling a decision by the Board or us. Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Board or us. However, the Board values the opinions that our shareowners express in their votes and will consider the outcome of the vote when making future executive compensation decisions, as it deems appropriate. The next vote on a non-binding proposal to approve the compensation of our named executive officers is expected to take place at our 2027 Annual Meeting of Shareowners.

THE BOARD RECOMMENDS THAT SHAREOWNERS VOTE TO APPROVE THE NON-BINDING ADVISORY PROPOSAL APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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Approval of the 2026 Stock Award and Incentive Plan

ITEM 3 ON PROXY CARD

At the Meeting, shareowners will be asked to approve the Company’s 2026 Stock Award and Incentive Plan (the “2026 Plan”), which was approved by the Board on November 5, 2025. The Board and the LDCC approved the 2026 Plan, contingent upon its approval by the Company’s shareowners, to assist the Company in:
▶Attracting, retaining, motivating and rewarding officers, employees, non-employee directors, non-employee consultants, advisors and independent contractors of the Company and our subsidiaries and affiliates;
▶Strengthening our capability to develop, maintain and direct a competent management team;
▶Providing equitable and competitive compensation opportunities;
▶Recognizing individual contributions and rewarding achievement of our goals; and
▶Promoting the creation of long-term value for shareowners by closely aligning the interests of participants with the interests of shareowners.
The Board and the LDCC believe that awards linked to Common Stock, and awards with terms tied to Company performance, can provide incentives for the achievement of important performance objectives and promote the long-term success of the Company. Therefore, the Board and the LDCC view the 2026 Plan as an essential element of the Company’s overall compensation program.
The 2026 Plan, if approved by shareowners, would replace the Company’s 2017 Stock Award and Incentive Plan (the “Pre-existing Plan”), which has been effective since January 25, 2017. The 2026 Plan will become effective if, and at such time as, the shareowners of the Company have approved it by a majority of the votes cast at a meeting of shareowners by the holders of shares entitled to vote thereon. The date of such shareowner approval shall be the effective date. No awards may be granted under the 2026 Plan until such effective date. If the 2026 Plan is approved by shareowners, no further grants of awards will be made under the Pre-existing Plan. If shareowners do not approve the 2026 Plan, the 2026 Plan will not be in effect and the Pre-existing Plan will remain in effect in accordance with its terms until its expiration. As of September 30, 2025, approximately 918,363 shares of Common Stock were subject to outstanding awards under our Pre-existing Plan and 1,541,232 shares of Common Stock were available for future awards under our Pre-existing Plan.
If the 2026 Plan is approved by shareowners, the Company intends to register the shares available under the 2026 Plan with the SEC pursuant to a registration statement on Form S-8 promptly following the Meeting and prior to granting awards covering such shares.
Overview of Awards Available Under the 2026 Plan
The 2026 Plan authorizes a broad range of awards that the Board and the LDCC may grant at its discretion, including:
▶Restricted stock, a grant of actual shares of our Common Stock subject to a risk of forfeiture and restrictions on transfer;
▶Performance shares or other stock-based performance awards (these include the right to receive cash, shares of Common Stock and/or other awards that may be earned by achieving specific performance objectives);
▶Deferred stock, a contractual commitment to deliver shares of our Common Stock at a future date, which may or may not be subject to a risk of forfeiture (shares of forfeitable deferred stock are sometimes called “restricted stock units”);
▶Cash-based performance awards tied to achievement of specific performance objectives;
▶Other awards based on shares of our Common Stock;
▶Dividend equivalents;
▶Stock options (incentive stock options and non-qualified stock options);
▶SARs; and
▶Shares issuable as bonuses or in lieu of rights to receive cash compensation or other shares of Common Stock.

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Highlights of the 2026 Plan

No Evergreen Provision	Shares authorized for issuance under the 2026 Plan are not automatically replenished.

No Liberal Share Counting for Options and SARs	The 2026 Plan prohibits the re-use of shares withheld or delivered to satisfy the exercise price of stock options or to satisfy tax withholding requirements with respect to options or SARs.

No Repricing of Stock Options or SARs Without Shareowner Approval
The 2026 Plan prohibits the direct or indirect repricing of stock options or SARs without shareowner approval, including a prohibition on the exchange of “underwater” stock options or SARs for a cash payment or other awards.

No Discounted Stock Options or SARs	Stock options and SARs (other than substitute awards) must have an exercise price equal to or greater than the fair market value of the underlying shares of Common Stock on the grant date.

Minimum One-Year Vesting Period on Awards
Awards under the 2026 Plan are subject to a minimum vesting period of one year, except for certain limited exceptions and for awards granted with respect to 5% of the maximum number of authorized shares under the 2026 Plan.

Awards Subject to Stock Retention and Forfeiture/Clawback Policies	Awards granted under the 2026 Plan and payments made thereunder are subject to our stock retention and clawback policies.

No Dividends or Dividend Equivalents Payable on Unvested Awards	No participant will be paid dividends or dividend equivalents with respect to any award unless and until the applicable vesting conditions have been satisfied.

No “Liberal” Change in Control Definition
The change in control definition in the 2026 Plan is not “liberal” and, for example, would not occur merely upon shareowner approval of a transaction. A change in control must actually occur in order for the change in control provisions in the 2026 Plan to be triggered.

Administration by Independent Committee	Administration of the 2026 Plan has been delegated to the LDCC, which is comprised of independent directors.

Material Amendments Require Shareowner Approval
Shareowner approval is required prior to an amendment of the 2026 Plan that would (i) materially increase the number of shares of Common Stock available for issuance under the 2026 Plan, (ii) expand the types of available awards or (iii) materially expand the class of participants eligible to receive awards under the 2026 Plan.

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Vote Required for Approval
Approval of the 2026 Plan will require the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares entitled to vote on the matter. The Board believes that the future success of the Company depends, in large part, upon its ability to maintain a competitive position in attracting, retaining and motivating key persons. The Board considers the 2026 Plan to be in the best interests of the Company and its shareowners and therefore recommends that the shareowners vote to approve the 2026 Plan at the Meeting.
Reasons for Shareowner Approval
The Board seeks approval of the 2026 Plan by shareowners to meet requirements of the NYSE and to satisfy requirements of tax law to permit the grant of incentive stock options over the next 10 years to give the holder of such incentive stock options more favorable tax treatment, as explained below. In addition, the Board regards shareowner approval of the 2026 Plan as desirable and consistent with corporate governance best practices.

Analysis of Share Reserve
In approving the 2026 Plan, the LDCC and the Board, respectively, reviewed and relied upon the analysis prepared by FW Cook, the LDCC’s independent compensation consultant, which analyzed the costs of the 2026 Plan, our past practices regarding our equity compensation program (including share usage or burn rate), provisions associated with the 2026 Plan and trends, as well as practices of our peers and other companies. Specifically, the LDCC and the Board considered, among other things, the information set forth below.
Share Usage and Overhang
The following table sets forth information regarding our awards, including stock options, SARs, time-vested restricted shares and units, and performance-based stock units granted over each of the last three fiscal years:

	2025	2024	2023	Three-Year Average
Stock Options/SARs Granted	—	—	—	—
Stock-Settled Time-Vested Restricted Shares/Units Granted	235,342	256,171	223,065	238,193
Stock-Settled Performance Stock Units Earned(1)	128,117	146,964	145,622	140,234
Weighted-Average Basic Common Shares Outstanding	100,244,135	98,634,041	97,028,464	98,635,547
Share Usage Rate	0.36%	0.41%	0.38%	0.38%
(1)With respect to performance stock units, we calculate the share usage rate based on the applicable number of shares earned each year. For reference, the performance shares granted during the foregoing three-year period (calculated at target levels of performance) were as follows: 132,361 shares for fiscal 2025, 142,800 shares for fiscal 2024 and 112,661 shares for fiscal 2023.
Our Board recognizes that the increase in the number of new shares under the 2026 Plan will result in additional dilution or “overhang” for our shareowners, although we believe that the incremental dilution would be appropriate to continue to, among other things, recruit, motivate and retain our officers, employees, non-employee directors and non-employee consultants, advisors and independent contractors. As commonly calculated, the total potential overhang resulting from the adoption of the 2026 Plan would be approximately 2 percent, with the incremental overhang resulting from the new share increase due to the adoption of the 2026 Plan equal to approximately 4 percent. This overhang is calculated as follows, as of September 30, 2025, unless otherwise noted, and there have been no material changes since that date (unless otherwise noted):

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(a) Stock Options Outstanding	—
Weighted-Average Exercise Price of Outstanding Stock Options	$—
Weighted-Average Remaining Term of Outstanding Stock Options (Years)	—
(b) Total Stock-Settled Full-Value Awards Outstanding (at maximum vesting)	918,363
(c) Shares Remaining Available for Future Issuance(1)	1,541,232
(d) Incremental Share Request Subject to Stockholder Approval	2,010,000
(e) Total Shares Authorized for, or Outstanding Under, Equity Awards (a + b + c + d)	4,469,595
(f) Common Shares Outstanding as of the Record Date	100,745,880
(g) Total Fully-Diluted Overhang (e / (e + f))	0.04
(1)We do not intend to make any future grants under the Pre-existing Plan after the effective date of the 2026 Plan if our shareowners approve the 2026 Plan.
In light of the factors described above and the fact that our ability to continue to grant equity compensation is integral to our ability to continue to attract and retain talented officers, employees, non-employee directors and non-employee consultants, advisors and independent contractors in the markets in which we compete, the LDCC and the Board have determined that the size of the share reserve under the 2026 Plan is reasonable and appropriate at this time. Our Board will not create a subcommittee to evaluate the risks and benefits for issuing the additional authorized shares requested.
Based on a review of our historical practice, the Board believes the shares available for grant under the 2026 Plan will be sufficient to cover awards for at least the next three years. Expectations regarding future share usage could be impacted by a number of factors such as: (i) the future performance of our stock price; (ii) hiring and promotion activity at the executive level; (iii) the rate at which shares are returned to the 2026 Plan reserve upon awards’ expiration, forfeiture or cash settlement without the issuance of the underlying shares; (iv) factors involved in acquiring other companies; and (v) other factors. While we believe that the assumptions used are reasonable, future share usage may differ from current expectations.
If our shareowners do not approve the 2026 Plan, the Pre-existing Plan will remain in effect in its current form. However, there will be insufficient shares remaining available under the Pre-existing Plan to make annual awards and to provide grants to new hires in the coming years. In this event, the LDCC would be required to revise its compensation philosophy and formulate other cash-based programs to attract, retain and compensate our officers, employees, non-employee directors and non-employee consultants, advisors and independent contractors.
Equity Compensation Plan Information
The following table provides information as of September 30, 2025 with respect to the shares of our Common Stock that may be issued under our existing equity compensation plans:

	(A)	(B)	(C)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity Compensation Plans Approved by Shareowners	918,363	$—	1,541,232
Equity Compensation Plans Not Approved by Shareowners(3)	—	$—	—

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(1)There are no outstanding options, warrants or rights. This amount includes restricted stock units, deferred stock retention units and performance share units that may vest based upon certain conditions and would be paid in the form of shares of Common Stock on a one-to-one basis upon vesting. Assumes vesting at the maximum payout level for performance-based awards.
(2)There is no weighted-average exercise price for this column as none of the outstanding awards have an exercise price.
(3)We do not have equity compensation plans that have not been approved by shareowners.
Purchases under our share repurchase program (as described in our Annual Report on Form 10-K for the year ended September 30, 2025) have enabled us to mitigate the dilutive effect of past awards under our Pre-existing Plan. Absent circumstances not currently accounted for in our projections, such as significant market value fluctuations, acquisitions or changes to the relative mix of the type of awards granted, the Board expects to continue to grant awards under the 2026 Plan consistent with our historic share utilization rates.
Description of the 2026 Plan
The following is a brief description of the material features of the 2026 Plan. This description, including information summarized above, is qualified in its entirety by reference to the full text of the proposed 2026 Plan, a copy of which is attached to this Proxy Statement as Appendix B.
Administration. We will bear all expenses of the 2026 Plan. The 2026 Plan is administered by the LDCC, except that the Board may itself act to administer the 2026 Plan; the Board must perform the functions of the LDCC for purposes of granting awards to non-employee directors; and all awards granted to executive officers of the Company are subject to ratification by the Board, unless otherwise determined by the Board. (References to the “LDCC” here mean the LDCC or the full Board or any designee of the Board or the LDCC exercising authority with respect to a given award, as applicable.) The 2026 Plan provides that the composition and governance of the LDCC shall be established in the LDCC’s charter adopted by the Board. Subject to the terms and conditions of the 2026 Plan, the LDCC is authorized to select participants; determine the type and number of awards to be granted and the number of shares to which awards will relate; specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof; set other terms and conditions of such awards; prescribe forms of award agreements; interpret and specify rules and regulations relating to the 2026 Plan; and make all other determinations which may be necessary or advisable for the administration of the 2026 Plan (to the extent not inconsistent with the 2026 Plan). Nothing in the 2026 Plan precludes the LDCC from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers, outside of the 2026 Plan. The Board, rather than the LDCC, will exercise authority under the 2026 Plan to grant awards to non-employee directors, and as to other LDCC determinations to make grants under the 2026 Plan to the Company’s executive officers, the Board will generally review those decisions and determine whether to ratify them. The 2026 Plan authorizes the LDCC to delegate authority to executive officers to the extent permitted by applicable law, but such delegation will not authorize grants of awards to non-employee directors or, without direct participation by the LDCC and the Board, executive officers. The 2026 Plan provides that members of the LDCC and the Board shall not be personally liable, and shall be fully indemnified, in connection with any action, determination or interpretation taken or made in good faith under the 2026 Plan.
Under the LDCC charter, each member of the LDCC must be determined by the Board to (i) meet the independence requirements of the NYSE, and (ii) qualify as a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act.
Restriction on Repricing and Loans. Consistent with the requirements of the NYSE, the 2026 Plan includes a restriction providing that, without shareowner approval, the Company will not amend or replace options or SARs previously granted under the 2026 Plan in a transaction that constitutes a “repricing.” For this purpose, a “repricing” is defined as lowering the exercise price of an option, SAR or other stock-based award in the nature of purchase rights after it is granted, any other action that is treated as a repricing under GAAP or canceling an option, SAR or other stock-based award in the nature of purchase rights, in exchange for restricted stock, other equity, cash or other property; provided, however, that the foregoing transactions will not be deemed a repricing if pursuant to an adjustment authorized under the 2026 Plan in connection with certain transactions or events or in connection with a Change in Control (as defined in the 2026 Plan). The 2026 Plan does not authorize loans to participants.

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Shares Available under the 2026 Plan. If the 2026 Plan is approved by the Company’s shareowners, 3,551,232 shares will be reserved for delivery to participants (which consists of 2,010,000 new shares and 1,541,232 shares previously reserved for issuance under the Pre-existing Plan that remain available for grant as of September 30, 2025), less one share for every one share subject to awards granted under the Pre-existing Plan after September 30, 2025, plus the number of shares subject to awards under the 2026 Plan or the Pre-existing Plan, which again become available in accordance with the 2026 Plan after September 30, 2025. The shares reserved may be used for any type of award under the 2026 Plan. A maximum of 3,551,232 shares will be reserved for delivery pursuant to incentive stock options as defined in Section 422 of the Code. If the 2026 Plan is approved by the shareowners, no further grants of awards will be made under the Company’s Pre-existing Plan after the effective date of the 2026 Plan.
Only the number of shares actually delivered to participants in connection with an award will be counted against the number of shares reserved under the 2026 Plan, except as otherwise described below. Additionally, to the extent that an award under the 2026 Plan or an award under the Pre-existing Plan that is outstanding after September 30, 2025 is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number underlying the respective award or otherwise terminated without delivery of shares to the participant, the shares retained by or returned to the Company will not be deemed to have been delivered under the 2026 or Pre-existing Plan, respectively, and will again be available for awards under the 2026 Plan. The foregoing notwithstanding, the full number of shares of stock subject to SARs to be settled by the issuance of shares shall be deemed to constitute shares delivered and will not again be available for awards under the 2026 Plan, regardless of the number of shares of stock actually issued upon settlement of such SARs. Shares that are withheld from a full value award (an award other than an option, SAR or other stock-based award in the nature of the purchase rights) under the 2026 Plan or the Pre-existing Plan that is outstanding after September 30, 2025 or separately surrendered by the participant, in either case in payment of the purchase price or taxes relating to a full value award under the 2026 Plan or the Pre-existing Plan that is outstanding after September 30, 2025, will be deemed to constitute shares not delivered and will again be available for awards under the 2026 Plan. Shares that are withheld from an option, SAR or other stock-based award in the nature of purchase rights under the 2026 Plan or the Pre-existing Plan that is outstanding after September 30, 2025 or separately surrendered by the participant, in either case in payment of the exercise price or taxes relating to such an award under the 2026 Plan or the Pre-existing Plan that is outstanding after September 30, 2025, will be deemed to constitute shares delivered and will not again be available for awards under the 2026 Plan. Under the 2026 Plan, awards may be outstanding relating to a greater number of shares than the aggregate remaining available under the 2026 Plan, so long as the LDCC ensures that awards will not result in delivery and vesting of shares in excess of the number then available under the 2026 Plan. Shares delivered under the 2026 Plan may be either newly issued or treasury shares.
Notwithstanding the foregoing, in the case of any substitute award granted in assumption of or in substitution for an entity award issued by an acquired entity, shares delivered or deliverable in connection with such substitute award shall not be counted against the number of shares reserved under the 2026 Plan (to the extent permitted by applicable stock exchange rules), and available shares of stock under a shareowner-approved plan of an acquired entity (as appropriately adjusted to reflect the transaction) also may be used for awards under the 2026 Plan, and shall not reduce the number of shares otherwise available under the 2026 Plan (subject to applicable stock exchange requirements).
Eligibility. Officers, including executive officers, and all other employees of the Company and its subsidiaries and affiliates, non-employee directors serving on the Board and non-employee consultants, advisors and independent contractors of the Company and its subsidiaries and affiliates, are eligible to be granted awards under the 2026 Plan. In addition, any person who has been offered employment by the Company or a subsidiary or affiliate may be granted awards, but such prospective grantee may not receive any payment or exercise any right relating to the award until he or she has commenced employment. The Company and its subsidiaries and affiliates currently have approximately 1,376 employees (including approximately 22 employees who are officers), and the Company currently has 11 non-employee directors. The selection of participants and the nature and size of the awards granted to participants are subject to the discretion of the LDCC (except as described above). Based on its historic compensation practices, the Company expects that approximately all 1,376 persons and the 11 non-employee directors will be eligible to receive awards under the 2026 Plan. The basis for participation in the 2026 Plan is the LDCC has determined, in its discretion, that such participation will further the 2026 Plan’s purposes. In exercising its discretion, that the LDCC will consider the recommendations of management and the purposes of the 2026 Plan (which include the recruitment

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and retention of officers, directors and employees with ability and initiative by recognizing and enabling such persons who contribute significantly to the Company to participate in its future success and to align their interests with those of the Company and its shareowners). For these purposes, an affiliate is a joint venture in which the Company or any subsidiary has a substantial equity investment (whether direct or indirect). Incentive stock options, however, may only be granted to employees of the Company and its corporate subsidiaries.
Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, are eligible for grants under the 2026 Plan of substitute awards granted in assumption of or in substitution for outstanding awards previously granted by such company or business prior to such acquisition or combination transaction.
Shareowner Rights. No participant shall have any rights as our shareowner as a result of issuance of an award until the award is settled by the issuance of Common Stock (other than an award of restricted stock or restricted stock units for which certain shareowner rights may be granted).
Award Limitations. The 2026 Plan includes a limitation on the number of shares of stock subject to awards that may be granted to any non-employee director in a given fiscal year, taken together with any cash fees paid to such non-employee director during the fiscal year. Under this annual per-non-employee director limitation, the maximum number of shares of Common Stock subject to awards that can be granted during a single fiscal year to any non-employee director cannot exceed that number of shares of Common Stock whose grant date fair value for financial reporting purposes, when added to the cash fees paid to the non-employee director during the fiscal year, equals $650,000. The annual per-non-employee director limitation is twice that amount for awards that are granted to the non-employee director in the fiscal year in which the non-employee director first commences service. In each case, the number of shares of Common Stock subject to the award that are counted for purposes of the limit are the maximum number of shares that would be issued under the award at the highest level of performance. However, the LDCC may make exceptions to this limitation for a non-executive chair of the Board or, in extraordinary circumstances, for other individual non-employee directors, as the LDCC may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.
Adjustments. Adjustments to the number and kind of shares available under the 2026 Plan, or subject to the share limitations or specified in any share-based annual limit, shall be adjusted in the event of a large and non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination or other similar corporate transaction, equity restructuring as defined under applicable accounting rules or other similar event affecting shares of our Common Stock. The Company is also obligated to adjust outstanding awards upon the occurrence of these types of events to preserve, without enlarging, the rights of participants with respect to awards granted under the 2026 Plan. The LDCC may adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles.
Stock Options and SARs. The LDCC is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the grant price of the SAR as determined by the LDCC; provided, that the grant price shall not be less than the fair market value of a share of stock on the date of grant of the SAR. However, any substitute award granted in assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combined, may be granted with a grant price per share of stock other than as required above. No adjustments will be made for a dividend or other right for which the record date is prior to the date on which the stock is issued, except as otherwise provided in the 2026 Plan.
The exercise price of an option and the grant price of a SAR are determined by the LDCC, but generally may not be less than the fair market value of the shares on the date of grant. The maximum term of each option or SAR will be 10 years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options or SARs (and in some cases gains realized upon an earlier exercise) at or following termination of employment or upon the occurrence of other events, generally are fixed by the LDCC. Options may be exercised by payment of the exercise price in cash or shares having a fair market value equal to the exercise price or by surrender of outstanding awards or other property having a fair market value equal to the exercise price, as the LDCC may determine. This may include withholding of option shares otherwise deliverable on exercise of the option to pay the exercise price if that would not result in

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additional accounting expense. The LDCC also is permitted to establish procedures for broker-assisted cashless exercises. Methods of exercise and settlement and other terms of SARs will be determined by the LDCC. SARs may be exercisable for shares or for cash, as determined by the LDCC. Options and SAR may be granted on terms that cause such awards not to be subject to Section 409A of the Code, or with terms that cause those awards to be deferred compensation subject to Section 409A of the Code.
Restricted and Deferred Stock/Restricted Stock Units. The LDCC is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The LDCC will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a shareowner of the Company, including the right to vote the shares and to receive dividends, unless otherwise determined by the LDCC.
Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of “restricted stock units.” The LDCC will establish any vesting requirements for deferred stock/restricted stock units granted for continuing services. One advantage of restricted stock units, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, allowing the LDCC to require or permit a participant to continue to hold an interest tied to Common Stock on a tax-deferred basis. Prior to settlement, deferred stock awards, including restricted stock units, carry no voting or other rights associated with stock ownership, but dividend equivalents will be paid or accrue, unless otherwise determined by the LDCC.
Notwithstanding the foregoing, any dividend equivalents that a participant receiving restricted stock, deferred stock or restricted stock units will be eligible to receive with respect to such restricted stock, deferred stock or restricted stock units will either be deemed to be reinvested in additional shares of restricted stock, deferred stock or restricted stock units subject to the same terms as the shares of restricted stock, deferred stock or restricted stock units with respect to which such dividend equivalents relate or accumulated and paid in cash only if the related restricted stock, deferred stock or restricted stock units become vested and payable.
Other Stock-Based Awards. The 2026 Plan authorizes the LDCC to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our Common Stock. The LDCC will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on such awards. In addition, the LDCC is authorized to grant shares as a bonus that is free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the LDCC may specify.
Dividend Equivalents. The LDCC may grant dividend equivalents, which are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of Common Stock, while the award is outstanding, provided, however, that no dividend equivalents may be granted in respect of options, SARs or other awards in the nature of purchase rights. These amounts may be in the form of cash or rights to receive additional awards or additional shares of Common Stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award, and the LDCC may specify whether the dividend equivalents will be forfeitable or non-forfeitable. As described above, however, dividend equivalents granted in respect of restricted stock, deferred stock or restricted stock units may not be paid unless and until the underlying award becomes vested and payable.
Performance-Based Awards. The LDCC may grant performance awards, which may be awards of a specified cash amount or share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or payable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of one year or more as specified by the LDCC.
The LDCC retains discretion to set the level of performance for a given performance goal that will result in the earning of a specified amount under a performance award. The LDCC may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. These goals may be set with fixed, quantitative targets, targets relative to past performance, or targets compared to the performance of other companies, such as a published or special index or a

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group of companies selected by the LDCC for comparison. Any performance goals that are financial metrics may be determined in accordance with GAAP or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP and/or include or exclude any non-GAAP items otherwise includable or excludable for internal or external accounting purposes. Performance measures shall be adjusted to take into account any events or circumstances determined appropriate by the LDCC, including, without limitation, any one or more of the following: extraordinary, nonrecurring or unusual items; gains or losses on acquisitions or dispositions of assets or operations; the cumulative effects of changes in tax laws or accounting principles; the write-down of any asset; and charges for restructuring and rationalization programs. Notwithstanding the foregoing, the LDCC also may adjust downwards or upwards, the cash or number of shares payable pursuant to a performance-based award in its discretion, and the LDCC may waive the achievement of the applicable performance measures. The LDCC has the power to impose such other restrictions on performance-based awards as it may deem necessary or appropriate.
Other Terms of Awards. Awards granted under the 2026 Plan may, at the discretion of the LDCC, be granted alone or in addition to, in tandem with or in substitution for, any other award under the 2026 Plan or any other plan of ours; provided, however, that if a SAR is granted in tandem with an incentive stock option, the SAR and incentive stock option must have the same grant date and term, and the grant price of the SAR may not be less than the exercise price of the related incentive stock option. The material terms of each award will be set forth in a written or electronic award agreement between the participant and the Company. The agreement will specify when the award may become vested, exercisable or payable. Awards may be paid in cash, shares, other awards or other property, at the discretion of the LDCC. The LDCC may require or permit participants to defer the settlement of all or part of an award, including shares issued upon exercise of an option, subject to compliance with Section 409A of the Code, in accordance with such terms and conditions as the LDCC may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The 2026 Plan allows vested but deferred awards to be paid out to the participant in the event of an unforeseeable emergency in compliance with Section 409A of the Code. The LDCC is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2026 Plan. The LDCC may condition awards on the payment of taxes, and may provide for mandatory or elective withholding of a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the 2026 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the LDCC may permit transfers of awards, other than incentive stock options, on a case-by-case basis, but such transfers will be allowed only for estate-planning purposes and may not include transfers to other third parties for value.
The 2026 Plan authorizes the LDCC to provide for forfeiture of awards and award gains in the event a participant fails to comply with conditions relating to non-competition, non-solicitation, confidentiality, non-disparagement and other requirements for the protection of the business of the Company. Awards under the 2026 Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The LDCC may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the 2026 Plan, awards under other Company plans, or other rights to payment from the Company, and may exchange or buy out outstanding awards for cash or other property, subject in each case to the requirement that any repricing be approved by the Company’s shareowners. The LDCC also may grant awards in addition to and in tandem with other awards or rights. In granting a new award, the LDCC may determine that the in-the-money value or fair value of any surrendered award may be applied to reduce the purchase price of any new award, subject to the requirement that repricing transactions must be approved by shareowners.
Notwithstanding any other provisions of the 2026 Plan, no awards (other than cash-based awards) or any portion thereof shall vest earlier than the first anniversary of its date of grant, and each performance-based award must have a performance period of at least one year; provided, however, that notwithstanding the foregoing, such minimum vesting requirements shall not apply to (i) any substitute award granted in assumption of or in substitution for outstanding awards previously granted by a company or business in connection with the Company’s acquisition of or combination with such company or business, (ii) shares delivered in lieu of fully-vested cash-based awards (or other cash awards or payments), (iii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the previous year’s annual meeting, and (iv) any additional awards the LDCC may grant, up to a maximum of five percent of the available

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Approval of the 2026 Stock Award and Incentive Plan

share reserve authorized for issuance under the 2026 Plan, subject to applicable adjustments; and, provided, further, that the foregoing restriction does not apply to the LDCC’s discretion to provide for accelerated exercisability or vesting of any awards, including in cases of retirement, death, disability, other termination of employment, or a change in control, in the terms of the award agreement or otherwise.
Vesting, Forfeitures, and Related Award Terms. The LDCC may in its discretion determine the vesting schedule of options, restricted stock and other awards, the circumstances that will result in forfeiture of the awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.
Change in Control. If there is a merger or consolidation of the Company with or into another corporation or a sale of substantially all of our shares or assets (a “corporate transaction”) that results in a change in control (as defined in the 2026 Plan), and the outstanding awards are not assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company), any outstanding awards that are not exercisable or vested and nonforfeitable as of the consummation of such corporate transaction will become exercisable or vested and nonforfeitable. Furthermore, with respect to such exercisable or vested and nonforfeitable awards, the LDCC shall either (i) allow the participants to exercise options and SARs within a reasonable period prior to the consummation of the corporate transaction and cancel any outstanding options or SARs that remain unexercised upon consummation of the corporate transaction and/or (ii) cancel any or all of such outstanding awards (including options and SARs) in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the participant would have received (net of the exercise price with respect to any options or the grant price with respect to the SARs) if the vested awards were settled or distributed or such vested options and SARs were exercised immediately prior to the consummation of the corporate transaction. If the exercise price of the option or the grant price of the SAR exceeds the fair market value of our shares and the option or SAR is not assumed or replaced by the surviving company (or its parent company), such options and SARs will be cancelled without any payment to the participant. Outstanding time-based awards that are not assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company) shall vest and become non-forfeitable upon a change in control, and outstanding time-based awards that are assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company) generally shall vest and become non-forfeitable upon the participant’s death, disability, or termination without cause, in each case within one year after the change in control (provided such accelerated vesting does not violate Section 409A of the Code). Outstanding performance-based awards that are not assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company) shall be prorated and vest at target upon a change in control, and outstanding performance-based awards that are assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company) shall be converted into time-based awards and will become vested and non-forfeitable upon the participant’s death, disability, or termination without cause, in each case within one year after the change in control (provided such accelerated vesting does not violate Section 409A of the Code). The foregoing actions are subject to compliance with Section 409A of the Code. No payment or settlement of any performance-based award shall be made in connection with a change in control if such payment or settlement would result in a violation of Section 409A of the Code.
Compensation Recoupment Policy. Any award received by a participant and/or shares of stock issued and/or cash paid under the 2026 Plan, and/or any amount received with respect to any sale of any such shares of stock acquired under the 2026 Plan, shall be subject to the terms of any stock retention guidelines currently in effect or subsequently adopted by the LDCC or the Board. Such recoupment shall also be subject to potential cancellation, forfeiture, recoupment, rescission, payback or other action in accordance with the terms of any recoupment or clawback policy currently in effect or subsequently adopted by the LDCC or the Board to implement Section 304 of Sarbanes-Oxley Act of 2002, Dodd-Frank Wall Street Reform and Consumer Protection Act or Section 10D of the Exchange Act or with any amendment or modification of any such recoupment or clawback policy adopted by the LDCC or the Board from time to time).
Amendment and Termination. The Board may amend, suspend, discontinue or terminate the 2026 Plan or the LDCC’s authority to grant awards thereunder without shareowner approval, except as required by law or regulation or under the rules of the NYSE. NYSE rules

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Approval of the 2026 Stock Award and Incentive Plan

require shareowner approval of any material amendment to the 2026 Plan, including any increase of the benefits accruing to participants under the 2026 Plan, any amendment to the 2026 Plan or any agreement to permit a repricing or decrease in the exercise price of any outstanding awards, any increase of the aggregate number of shares of Common Stock that may be issued under the 2026 Plan, or any modification of the eligibility requirements for participation in the 2026 Plan. Under these rules, however, shareowner approval will not necessarily be required for all non-material amendments that might increase the cost of the 2026 Plan. Unless earlier terminated, the authority of the LDCC to make grants under the 2026 Plan will terminate 10 years after the latest shareowner approval of the entire 2026 Plan (January 21, 2036), or, if earlier, when no shares remain available and the Company has no further obligation with respect to any outstanding award.
On December 1, 2025, the last reported sale price of the Common Stock in composite transactions for NYSE-listed securities was $47.25 per share.
Compliance with Applicable Law. The laws of the State of New Jersey govern the 2026 Plan. The 2026 Plan is unfunded, and we will not segregate any assets for grants of awards under the 2026 Plan. The 2026 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended. No award shall be exercisable, vested or payable except in compliance with all applicable federal and state laws and regulations (including, without limitation, tax and securities laws), any listing agreement with any stock exchange to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed.
No Employment Rights. Awards do not confer upon any individual any right to continue in the employ or service of the Company or any affiliate or subsidiary.
Material U.S. Federal Income Tax Consequences of Awards Under the 2026 Plan
The following discussion summarizes the principal federal income tax consequences associated with awards under the 2026 Plan. The discussion is based on laws, regulations, rulings and court decisions currently in effect, all of which are subject to change.
Incentive Stock Options. A participant will not recognize taxable income on the grant or exercise of an incentive stock option (although the excess of the fair market value of the common stock over the exercise price will be included for alternative minimum tax purposes as of the date of exercise). A participant will recognize taxable income when he or she disposes of the shares of common stock acquired under the incentive stock option. If the disposition occurs more than two years after the grant of the incentive stock option and more than one year after its exercise, the participant will recognize long-term capital gain (or loss) to the extent the amount realized from the disposition exceeds (or is less than) the participant’s tax basis in the shares of common stock. A participant’s tax basis in the common stock generally will be the amount the participant paid for the stock. If common stock acquired under an incentive stock option is disposed of before the expiration of the incentive stock option holding period described above, the participant will recognize as ordinary income in the year of the disposition the excess of the fair market value of the common stock on the date of exercise of the incentive stock option over the exercise price. Any additional gain will be treated as long-term or short-term capital gain, depending on the length of time the participant held the shares. Special rules apply if a participant pays the exercise price by delivery of common stock. We will not be entitled to a federal income tax deduction with respect to the grant or exercise of an incentive stock option. However, in the event a participant disposes of common stock acquired under an incentive stock option before the expiration of the incentive stock option holding period described above, we generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.
Non-qualified Stock Options. A participant will not recognize any taxable income on the grant of a non-qualified stock option. On the exercise of a non-qualified stock option, the participant will recognize as ordinary income the excess of the fair market value of the common stock acquired over the exercise price. A participant’s tax basis in the common stock is the amount paid, plus any amounts included in income on exercise. Special rules apply if a participant pays the exercise price by delivery of common stock. The exercise of a non-qualified stock option generally will entitle us to claim a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

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Approval of the 2026 Stock Award and Incentive Plan

SARs. A participant will not recognize any taxable income at the time SARs are granted. The participant at the time of receipt will recognize as ordinary income the amount of cash and the fair market value of the common stock that he or she receives. We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.
Restricted Stock Awards and Restricted Stock Units. With regard to restricted stock awards, a participant will recognize ordinary income on account of a restricted stock award on the first day that the shares are either transferable or no longer subject to a substantial risk of forfeiture. The ordinary income recognized will equal the excess of the fair market value of the common stock on such date over the price, if any, paid for the stock. However, even if the shares under a restricted stock award are both nontransferable and subject to a substantial risk of forfeiture, the participant may make a special “83(b) election” to recognize income, and have his or her tax consequences determined, as of the date the restricted stock award is made (disregarding any substantial risk of forfeiture). The participant’s tax basis in the shares received will equal the income recognized, plus the price, if any, paid for the restricted stock award. We generally will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes. With regard to restricted stock units, the participant will not recognize any taxable income at the time restricted stock units are granted. When the terms and conditions to which the restricted stock units are subject have been satisfied and the restricted stock units are paid, the participant will recognize as ordinary income the fair market value of the common stock he or she receives. We generally will be entitled to a federal income tax deduction equal to the ordinary income the participant recognizes.
Other Stock-Based Awards. A participant will recognize ordinary income on receipt of cash or shares of common stock paid with respect to a stock-based award. We generally will be entitled to a federal tax deduction equal to the amount of ordinary income the participant recognizes.
Dividend Equivalents. A participant will recognize as ordinary income the amount of cash and the fair market value of any common stock he or she receives on payment of the dividend equivalents. To the extent the dividend equivalents are paid in the form of other awards, the participant will recognize income as otherwise described herein.
Limitation on Deductions. Section 162(m) of the Code generally precludes a tax deduction by any publicly-held company for compensation paid to any “covered employee” to the extent the compensation paid to such covered employee exceeds $1 million during any taxable year of the company. “Covered employees” include the CEO of the company, the Chief Financial Officer of the company and the three other highest paid officers of the company and any such individuals who qualified as “covered employees” since January 1, 2017. For years beginning after December 31, 2026, “covered employees” also will include the next five highest compensated employees for the years in which they are in that position. We consider the impact of this exclusion when developing and implementing our executive compensation programs. We believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) of the Code.
Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under the Code Sections 4999 and 280G.
Other Tax Rules. The 2026 Plan is designed to enable the LDCC to structure awards that will not be subject to Section 409A of the Code, which imposes certain restrictions and requirements on nonqualified deferred compensation. However, the LDCC may grant awards that are subject to Section 409A of the Code. In that case, the terms of such 409A award will be (i) subject to the deferral election requirements of Section 409A of the Code; and (ii) may only be paid upon a separation from service, a set time, death, disability, a change in control or an unforeseeable emergency, each within the meanings of Section 409A of the Code. The LDCC shall not have the authority to accelerate or defer a 409A award other than as permitted by Section 409A of the Code. Moreover, any payment on a separation from service of a “Specified Employee” (as defined in Section 409A of the Code) will not be made until six months following the participant’s separation from service (or upon the participant’s death, if earlier) as required by Section 409A of the Code.

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Approval of the 2026 Stock Award and Incentive Plan

New Plan Benefits Under the 2026 Plan/Interest of Certain Persons
Shareowners should understand that our executive officers and non-employee directors may be considered to have an interest in the approval of the 2026 Plan because they may in the future receive awards under such plan. In particular, to the extent the 2026 Plan is approved by our shareowners, certain of our named executive officers, other executive officers, non-employee directors and non-executive officer employees are expected to receive in the future awards under the 2026 Plan, although no grants have been made to date. It is expected that, if and when such grants are made, they will include annual award grants similar to those discussed under the “Compensation Discussion and Analysis” portion of this Proxy Statement.
Because future awards under the 2026 Plan will be granted at the discretion of the LDCC and will depend on a variety of factors, including the fair market value of our Common Stock at various future dates, the type, number, recipients, and other terms of such awards cannot be determined at this time. The number of awards granted under the 2026 Plan will depend on the administrator’s actions and the fair market value of our shares at various future dates and the administrator has not determined future awards or who might receive them.
Equity Compensation Plan Benefit Information
For information regarding all equity grants to our named executive officers under the Pre-existing Plan in our fiscal year ended September 30, 2025, see “Grants of Plan-Based Awards” on page 71 of this Proxy Statement. For information regarding shares that may be issued under equity compensation plans currently maintained by the Company, see “Equity Compensation Plan Information”
on page 95 of this Proxy Statement. Information regarding awards to, and payout of, performance-based compensation to our named executive officers is set forth under “Compensation Discussion and Analysis” and in the supplementary compensation tables on pages 37 to 68 of the Proxy Statement.

THE BOARD RECOMMENDS THAT SHAREOWNERS VOTE TO APPROVE THE PROPOSAL APPROVING OUR 2026 STOCK AWARD AND INCENTIVE PLAN

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Ratification of Appointment of Independent Registered Public Accounting Firm

ITEM 4 ON PROXY CARD

The Audit Committee has retained Deloitte & Touche LLP as our independent registered public accounting firm to report to the shareowners on our financial statements for the fiscal year ending September 30, 2026. Although submission of the appointment of an independent registered public accounting firm to shareowners for ratification is not required by law, the Board, consistent with its past policy, considers it appropriate to submit the selection of an independent registered public accounting firm for shareowner approval. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.
Information relating to fees paid to Deloitte & Touche LLP over the past two years is set forth below. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the shares of our Common Stock present, or represented by proxy, and voted at the Meeting is required for the approval of this item. The shares represented by the proxies will be voted for approval of the ratification of the appointment of Deloitte & Touche LLP (unless otherwise indicated on the proxy). The Board has not determined what action it would take if the shareowners do not approve the selection of Deloitte & Touche LLP, but may reconsider its selection if the shareowners’ action so warrants. Even if the selection is ratified, the Audit Committee, exercising its own discretion, may select different auditors at any time during the fiscal year if it determines that such a change would be in the best interests of our shareowners.

Independent Registered Public Accounting Firm Fees
Aggregate fees billed to us for the fiscal years ended September 30, 2025 and 2024, by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates (collectively, “Deloitte”) are shown in the following table:

	Fiscal Year Ended September 30,
	2025 ($)	2024 ($)
Audit Fees	3,252,904	3,007,000
Audit-related Fees	116,925	46,266
Total Audit and Audit-related Fees	3,369,829	3,053,266
Tax Fees	—	—
All Other Fees	128,442	57,783
TOTAL FEES	3,498,271	3,111,049

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Ratification of Appointment of Independent Registered Public Accounting Firm

Audit Fees
Audit fees include professional services rendered by Deloitte for the audit of our annual financial statements, including its assessment of our internal controls over financial reporting, the reviews of the financial statements included in our quarterly reports on Form 10-Q and accounting consultations related to business transactions and a change in accounting policy. This category also includes fees for audits provided in connection with statutory filings and services that generally only the principal auditor can reasonably provide to a client including comfort letters, consents and assistance with and review of documents filed with the SEC.
Audit-Related Fees
Audit-related fees consist of amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees.”
Tax Fees
Tax fees cover fees for original and amended tax returns, studies supporting tax return amounts as may be required by Internal Revenue Service regulations, claims for refunds, assistance with tax audits and other work directly affecting or supporting the payment of taxes, planning, research and advice supporting our efforts to maximize the tax efficiency of our operations for a given fiscal year.
All Other Fees
All other fees are fees for products or services other than those in the above three categories. Amounts in this category include certain consulting costs.
Audit Committee Pre-Approval Policy
The Audit Committee has adopted a written policy requiring advance pre-approval for all audit services and permitted non-audit services provided by our independent registered public accounting firm. Our Chief Financial Officer has primary responsibility to the Audit Committee for administration and enforcement of this policy and for reporting non-compliance. Under the policy, our Audit Committee receives a detailed presentation of an annual budget and plan defining all audit services and proposed audit-related, tax or other non-audit services to be performed by the independent registered public accounting firm. Any services included within the budget and plan approved by the Audit
Committee require no further Audit Committee approval for that budget year. The pre-approval requirements do not prohibit the delivery of permissible non-audit services that were not recognized as non-audit services at the time of the engagement if all such services are less than five percent of revenues paid to the independent registered public accounting firm for the fiscal year and if those services are approved by the Audit Committee before the audit is completed. The Audit Committee approved in advance each professional service performed by Deloitte & Touche LLP during fiscal year 2025 and considered the possible effect on that firm’s independence.

THE BOARD RECOMMENDS THAT SHAREOWNERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

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Audit Committee Report
In accordance with the Audit Committee Charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the integrity of the accounting, auditing and financial reporting practices of the Company. Each member of the Audit Committee is “independent” as required by the applicable listing standards of the NYSE and the rules of the SEC. During the fiscal year ended September 30, 2025, the Audit Committee met eight times. The Audit Committee reviewed and discussed the interim financial information contained in the Company’s Quarterly Reports on Form 10-Q and discussed press releases announcing earnings with our Chief Financial Officer and the independent registered public accounting firm before they were released.
The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Company’s independent registered public accounting firm. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board, including the appointment, termination, compensation and oversight of the quality of the work of the Company’s independent registered public accounting firm. The Audit Committee reviews the Company’s independent registered public accounting firm’s independence, the services provided and its fees and the selection of the lead engagement partner, as well as Public Company Accounting Oversight Board and peer review reports of its performance. The Company’s management has primary responsibility for the financial statements and reporting process, including the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board.
In discharging its oversight responsibility of the audit process, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm, required by applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls and internal audit function, organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks.
The Audit Committee reviewed and discussed with the independent registered public accounting firm all communications required by the applicable requirements of the Public Company Accounting Oversight Board and the SEC and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the Company’s financial statements. The Audit Committee reviewed and discussed with the independent registered public accounting firm the critical accounting policies, practices and estimates arising from the current period audit of the financial statements that were communicated or required to be communicated to the Audit Committee and that (1) relate to accounts or disclosures that are material to the consolidated financial statements, and (2) involved the auditor’s especially challenging, subjective or complex judgments. The Audit Committee also discussed the results of the internal audit examinations.
The Audit Committee reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended September 30, 2025, with management and the independent registered public accounting firm.

2025 Proxy Statement	107

Audit Committee Report

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on
Form 10-K for the fiscal year ended September 30, 2025, for filing with the SEC. The Audit Committee also reappointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026.
Gregory E. Aliff, Chair
Donald L. Correll
M. Susan Hardwick
Thomas C. O’Connor
Michael A. O’Sullivan
Dated: November 4, 2025
This “Audit Committee Report” will not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this information by reference, and it will not otherwise be deemed filed under such Acts.

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Questions and Answers About the Meeting
1.Who is asking for my vote, and why am I receiving this document?
We are providing this Proxy Statement and related proxy card to our shareowners in connection with the solicitation by the Board of proxies to be voted at the Meeting. The Board asks that you vote on the matters listed in the Notice of Annual Meeting, which are more fully described in this Proxy Statement.
2.Who is entitled to vote?
Only holders of record of outstanding shares of our Common Stock at the close of business on November 25, 2025, which we refer to as the Record Date, are entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were 100,745,880 outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote for each director nominee and one vote with respect to each other matter.
3.What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. Mr. Richard Reich and Ms. Tejal K. Mehta have been designated as proxies or proxy holders for the Meeting. Proxies properly executed and received by our Corporate Secretary prior to the Meeting, and not revoked, will be voted in accordance with the terms thereof, including any special instructions.
4.What is a voting instruction form?
If you are a street name shareowner (as defined below in Question 8), you are entitled to direct your bank, broker or other nominee as to how to vote the shares that institution holds on your behalf. The voting instruction form describes how you wish your shares of Common Stock to be voted.
5.What am I voting on?
You will be voting on each of the following items of business:
▶The election as directors of five nominees to the Board, each for a term expiring in 2029
▶The approval of a non-binding advisory resolution approving the compensation of our named executive officers
▶The approval of our 2026 Stock Award and Incentive Plan
▶The ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026
▶Any other business that may properly come before the Meeting or any adjournments or postponements thereof
6.How many votes must be present to hold the Meeting?
A majority of the outstanding shares of Common Stock as of the Record Date must be present or represented by proxy at the Meeting. This is referred to as a quorum. Abstentions, withheld votes and shares of record held by a broker or its nominee (“broker shares”) that are voted on any matter are included in determining the existence of a quorum. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

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Questions and Answers About the Meeting

7.How many votes are required to approve each proposal?
The table below shows, for each proposal, the vote required to approve the proposal and the Board’s recommendation.

Proposal	Required vote	Board recommendation	Effect of abstentions and broker non-votes*

Election of directors	Each nominee must receive the affirmative vote of the holders of a plurality of the shares of Common Stock voted in the election of directors	FOR each nominee	No effect

Non-binding advisory resolution regarding the compensation of our named executive officers	The number of votes cast in favor of the proposal must exceed 50% of the votes cast with respect to the proposal	FOR	No effect

Approval of the 2026 Stock Award and Incentive Plan	The number of votes cast in favor of the proposal must exceed 50% of the votes cast with respect to the proposal	FOR	No effect

Ratification of the appointment of Deloitte & Touche LLP	The number of votes cast in favor of ratification must exceed 50% of votes cast with respect to the proposal	FOR	No effect
*    See Question 11 for an explanation of “broker non-votes.”
8.How do I vote?
Registered shareowners (shareowners who hold Common Stock in their own name registered with our transfer agent, Broadridge Corporate Issuer Solutions, LLC, or in certificated form) or employees who hold Common Stock through our NJR Employees’ Retirement Savings Plan (our “401(k) Plan”) may vote by proxy in one of the following three ways:

If you received your proxy materials by mail, complete, properly sign, date and mail the enclosed proxy card or voting instruction form

Go to www.proxyvote.com and follow the instructions included on the proxy card or voting instruction form

Call 1-800-690-6903 and follow the instructions included on the proxy card or voting instruction form

The telephone and internet voting procedures are designed to authenticate shareowners’ and plan participants’ identities, to allow shareowners and plan participants to give their proxies or voting instructions, and to confirm that such instructions have been properly recorded. Instructions for voting by telephone or over the internet are included on the enclosed proxy card or voting instruction form.
Shareowners who hold Common Stock through banks, brokers or other nominees (“street name shareowners”) who wish to vote at the Meeting should receive voting instructions from the institution that holds their shares. Please contact the institution that holds your shares if you have not received voting instructions. Street name shareowners may be eligible to vote their shares by telephone or internet by following the voting instructions provided by the bank, broker or other nominee that holds the shares, or by completing, dating and signing the voting instruction form and returning it in the enclosed prepaid envelope.
The deadline for voting via the internet or telephone is 11:59 p.m., Eastern Standard Time, on January 20, 2026, for shares held directly and 11:59 p.m., Eastern Standard Time, on January 16, 2026, for shares held through our 401(k) Plan or any other plans holding shares of Common Stock.

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Questions and Answers About the Meeting

Voting during the Virtual Meeting.
You may vote via the internet during the Meeting by visiting: www.virtualshareholdermeeting.com/NJR2026.
Only shareowners of record at the close of business on the Record Date are entitled to participate in and to vote at the Meeting. To participate in the Meeting, you will need the 16-digit control number included on your Notice Regarding Availability of Proxy Materials or on your proxy card or any additional voting instructions that accompanied your proxy materials.
9.How do I attend the Meeting?
The Meeting will be held only through a remote communication in a virtual meeting format, via Webcast, with no physical in-person meeting. You can attend the Meeting live via Webcast at www.virtualshareholdermeeting.com/NJR2026. Online check-in will begin at 9:15 a.m., Eastern Standard Time. Please allow ample time for the online check-in process. To participate in the Meeting, you will need the 16-digit control number included on your Notice Regarding Availability of Proxy Materials or on your proxy card or any additional voting instructions that accompanied your proxy materials. If your shares are held in the name of a bank, brokerage firm or other nominee, you should follow the instructions provided by such nominee in order to participate in the Meeting.
10.How will my shares be voted if I sign, date and return my proxy card or voting instruction form, but do not provide complete voting instructions with respect to each proposal?
You should specify your vote for each matter on the enclosed proxy.
Unless otherwise directed, the individuals named as proxies on your proxy card will vote all properly executed, returned and not-revoked proxy cards or voting instruction forms (i) FOR the election of all the director nominees listed thereon; (ii) FOR the non-binding advisory resolution regarding approval of the compensation of our named executive officers; (iii) FOR the approval of our 2026 Stock Award and Incentive Plan; and (iv) FOR the proposal to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026, with the following two exceptions:
▶Shares of Common Stock held in our 401(k) Plan for which no direction is provided on a properly executed, returned and not-revoked voting instruction form will be voted proportionately in the same manner as those shares held in our 401(k) Plan for which timely and valid voting instructions are received with respect to such proposals
▶Shares of Common Stock held in our 401(k) Plan for which timely and valid voting instructions are not received will be considered to have been designated to be voted by the trustee in accordance with the recommendation of the Company’s management
As to any other business that may properly come before the Meeting, the individuals named on the enclosed proxy card or voting instruction form will vote the shares of Common Stock represented by the proxy as the Board may recommend, or otherwise at the proxy holders’ discretion. The Board does not presently know of any other such business.
11.How will my shares be voted if I do not return my proxy card or my voting instruction form?
If your shares of Common Stock are registered in your name with our transfer agent, your unvoted shares will not be represented at the Meeting and will not count toward the quorum requirement, as explained under Question 6, “How many votes must be present to hold the Meeting?” on page 109, unless you attend the Meeting to vote them in person.
If you are a street name shareowner, your shares may be voted even if you do not provide your bank, broker or other nominee with voting instructions. Under the rules of the NYSE, your bank, broker or other nominee may vote your shares in its discretion on “routine” matters, but may not vote your shares on proposals that are not considered routine. When a proposal is not a routine matter and your bank, broker or other nominee has not received your voting instructions with respect to such proposal, your bank, broker or other nominee cannot vote your shares on that proposal. This is called a “broker non-vote.”

2025 Proxy Statement	111

Questions and Answers About the Meeting

Without your specific instructions as to how to vote, your bank, broker or other nominee may not vote your shares with respect to (i) the election of the director nominees, (ii) the non-binding advisory resolution regarding the approval of the compensation of our named executive officers or (iii) the approval of our 2026 Stock Award and Incentive Plan. Under NYSE rules, these matters are not considered routine matters. Based on NYSE rules, we believe that the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026, is a routine matter for which brokerage firms may vote on behalf of their clients without voting instructions. Therefore, if you are a shareowner whose shares of Common Stock are held in street name with a bank, broker or other nominee and you do not return your voting instruction form, your bank, broker or other nominee may vote your shares FOR the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026. Please return your proxy card so your vote can be counted.
12.How are abstentions and broker non-votes counted?
Only votes cast “for” or “against” are included in determining the votes cast with respect to any matter presented for consideration at the Meeting. As described above, when brokers do not have discretion to vote or do not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name, will be treated as present for purposes of determining whether a quorum is present at the Meeting. As with the other proposals, abstentions and broker non-votes will not count either in favor of or against the non-binding shareowner vote regarding the approval of the compensation of our named executive officers.
13.What if I change my mind after I vote?
You may change or revoke your proxy at any time before it is exercised by (i) submitting a properly signed proxy with a later date, (ii) voting by telephone or the internet at a later time or (iii) voting via the internet during the Meeting by participating virtually. See the enclosed proxy card for instructions. Attendance at the Meeting will not by itself revoke a previously granted proxy.
If you are a street name shareowner, you must follow the instructions found on the voting instruction form you received or contact your bank, broker or other nominee to change or revoke your previously given proxy.
14.Who pays the cost of proxy solicitation?
NJR will pay all expenses of soliciting proxies, including clerical work, printing and postage. Our officers and other employees may personally solicit proxies or solicit proxies by mail, telephone, facsimile or internet, but we will not provide compensation for such solicitations. In addition, we have agreed to pay Alliance Advisors, LLC a fee of approximately $15,000 plus reasonable expenses for proxy solicitation services. We will also reimburse banks, brokers and other firms holding shares in their names, or in the names of nominees, for expenses incurred sending material to beneficial owners and obtaining proxies from beneficial owners.
15.Could other matters be decided in the Meeting?
The Board does not know of any other business that may be brought before the Meeting. However, if any other matters should properly come before the Meeting or at any adjournment or postponement thereof, the individuals named in the accompanying proxy will vote on such matters as they, in their discretion, may determine.
16.How do I ask a question at the Meeting?
Shareowners as of the Record Date may submit questions either before or during the Meeting. To submit a question at any time before 11:59 p.m. Eastern Standard Time, on January 20, 2026, log into www.proxyvote.com, enter your 16-digit control number included in the Notice Regarding Availability of Proxy Materials and follow the instructions to submit a question. Once past the login screen, click on “Question for Management,” type in your question and click “Submit.”
Alternatively, we will hold a live question and answer session during the Meeting and shareowners may submit questions live by logging into the Meeting at www.virtualshareholdermeeting.com/NJR2026, typing your question into the “Ask a Question” field and clicking “Submit.” Please identify yourself when asking a question.

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Questions and Answers About the Meeting

We intend to answer properly submitted questions that are pertinent to the Company and the Meeting matters, as time permits. However, we reserve the right to exclude questions that are irrelevant to the business of the Company, not pertinent to Meeting matters, derogatory or in bad taste, related to pending or threatened litigation, personal grievances or otherwise inappropriate. Questions that are substantially similar may be grouped and answered once to avoid repetition.
17.How do I make a shareowner proposal for the 2027 Annual Meeting of Shareowners?
We must receive proposals from shareowners intended to be presented at the 2027 Annual Meeting of Shareowners, on or before August 12, 2026, to be considered for inclusion in our Proxy Statement and on our proxy card/voting instruction form for that meeting. Shareowners submitting such proposals must meet the ownership and holding requirements set forth in Rule 14a-8 of the Exchange Act.
Our Bylaws also set forth the procedures a shareowner must follow to nominate directors or to bring other business to be considered at shareowner meetings, even if such matters will not be included in our Proxy Statements. For a shareowner to nominate a candidate for director at the 2027 Annual Meeting of Shareowners, we must receive notice of the nomination no later than 5:00 p.m. Eastern Time on September 23, 2026, nor earlier than 5:00 p.m. Eastern Time on August 24, 2026. The notice must describe various matters regarding the nominee, including name, address, occupation and shares held. In addition to the requirements set forth in our Bylaws, any notice of nomination must also comply with the notice requirements set forth in Rule 14a-19 of the Exchange Act, and any shareowner soliciting proxies in support of director nominees must meet all other procedural requirements set forth in Rule 14a-19, including minimum solicitation requirements. Because our advance notice bylaws require earlier notice than Rule 14a-19, all notices required under Rule 14a-19 must also be provided no later than September 23, 2026.
Additionally, under our Bylaws, for a shareowner to bring other matters before the 2027 Annual Meeting of Shareowners, we must receive notice no later than September 23, 2026. The notice must include a description of the proposed business, the reasons therefore, and other matters specified in our Bylaws. In each case, the notice must be timely given to our Corporate Secretary, whose address is Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719. The Bylaws are available on our website at investor.njresources.com under the caption “Governance.”

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Certain Matters Relating to Proxy Materials and Annual Reports
Electronic Access to Proxy Materials and Annual Reports
Our Proxy Statement and Annual Report are available on our website at investor.njresources.com. Paper copies of these documents may be requested by contacting our
Corporate Secretary in writing at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719.
“Householding” of Proxy Materials and Annual Reports for Record Owners
The SEC rules permit us, with your permission, to deliver a single proxy statement and annual report to any household at which two or more shareowners of record reside at the same address. Each shareowner will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive, and reduces our expenses and the environmental impact of the Meeting. Shareowners of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this Proxy Statement. Shareowners of record voting via telephone or over the internet can choose householding for all future proxy materials by following the instructions provided by telephone or over the internet, as applicable. Once given, a shareowner’s consent to householding will remain in effect until it is revoked by notifying our Corporate Secretary. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareowners of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting our Corporate Secretary in writing at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719 or by telephone at (732) 919-8039.
Separate Copies for Beneficial Owners
Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or the Annual Report on Form 10-K by contacting our Corporate Secretary. Beneficial owners with the same address who receive more than one Proxy Statement and Annual Report on Form 10-K may request delivery of a single Proxy Statement and Annual Report on Form 10-K by contacting our Corporate Secretary in writing at Office of the Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719.
Incorporation by Reference
Notes 10 and 11 to our Consolidated Financial Statements beginning on page 99, and the reconciliation of our non-GAAP financial measures in Part II, Item 7 on page 30, each set forth in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025; Notes 10 and 11 to our Consolidated Financial Statements beginning on page 100, and the reconciliation of our non-GAAP financial measures in Part II, Item 7 on page 30, each as set forth in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024; and Notes 10 and 11 to our Consolidated Financial Statements beginning on page 106, and the reconciliation of our non-GAAP financial measures in Part II, Item 7 on page 29, each as set forth in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, are hereby incorporated by reference into this Proxy Statement.

114	2025 Proxy Statement

Other Matters
The Board is not aware of any matters to be presented for action at the Meeting other than as set forth in this Proxy Statement. However, if other matters properly come before the Meeting, or any adjournment or postponement thereof, the individual(s) voting the proxies will vote them in accordance with their best judgment.
By Order of the Board of Directors
TEJAL K. MEHTA
Corporate Secretary and
Assistant General Counsel
Dated: December 10, 2025

2025 Proxy Statement	115

Appendix A: Reconciliation of Net Income (GAAP) to Net Financial Earnings (Non-GAAP) and Earnings Per Share (GAAP) to Net Financial Earnings Per Share (Non-GAAP)
Our management uses NFE, a non-GAAP financial measure, when evaluating our operating results. NJRES economically hedges its natural gas inventory with financial derivative instruments. NFE is a measure of the earnings based on eliminating timing differences surrounding the recognition of certain gains or losses, to effectively match the earnings effects of the economic hedges with the physical sale of natural gas and, therefore, eliminates the impact of volatility to GAAP earnings associated with the derivative instruments. To the extent we utilize forwards, futures or other derivatives to hedge forecasted Solar Renewable Energy Credit (“SREC”) production, unrealized gains and losses are also eliminated from NFE. NFE also excludes impairment charges associated with equity method investments, which are a non-cash charge considered unusual in nature that occur infrequently and are not indicative of the Company’s performance for our ongoing operations. Included in the tax effects are current and deferred income tax expense corresponding with the components of NFE.
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for or a replacement of, the comparable GAAP measure and should be read in conjunction with those GAAP results.
Below is a reconciliation of consolidated net income, the most directly comparable GAAP measure, to NFE and earnings per share to NFEPS for the fiscal years ended September 30, 2025, 2024 and 2023:

($ shown in thousands)	2025	2024	2023
Net income	$335,627	$289,775	$264,724
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(12,126)	19,574	(38,081)
Tax effect	2,882	(4,652)	9,050
Effects of economic hedging related to natural gas inventory	4,242	(18,192)	34,699
Tax effect	(1,008)	4,323	(8,246)
Gain on equity method investment	—	—	(300)
Tax effect	—	—	(19)
Net financial earnings	$329,617	$290,828	$261,827

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Appendix A

	2025	2024	2023
Basic earnings per share	$3.35	$2.94	$2.73
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(0.12)	0.20	(0.39)
Tax effect	0.03	(0.05)	0.09
Effects of economic hedging related to natural gas inventory	0.04	(0.18)	0.36
Tax effect	(0.01)	0.04	(0.09)
Gain on equity method investment	—	—	—
Tax effect	—	—	—
Basic NFE per share	$3.29	$2.95	$2.70
NJRES: A reconciliation of NJRES’ net income, the most directly comparable GAAP financial measure to NFE, is as follows for fiscal years ended September 30:

($ shown in thousands)	2025	2024	2023
Net income	$40,878	$106,745	$78,848
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(12,126)	24,449	(48,251)
Tax effect(1)	2,882	(5,810)	11,467
Effects of economic hedging related to natural gas inventory	4,242	(18,192)	34,699
Tax effect	(1,008)	4,323	(8,246)
Net financial earnings	$34,868	$111,515	$68,517
(1)Includes taxes related to intercompany transactions between NJNG and NJRES that have been eliminated in consolidation of approximately $1.2 million and $(2.4) million for the fiscal years ended September 30, 2024, and 2023, respectively. There were no unrealized (gains) losses related to intercompany transactions between NJNG and NJRES for fiscal 2025.
S&T: Management uses NFE, a non-GAAP financial measure, when evaluating the operating results of S&T. Certain transactions associated with equity method investments and their impact, including impairment charges, which are non-cash charges, and the return of capital in excess of the carrying value of our investment, are excluded for NFE purposes. The details of such adjustments can be found in the table below. Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP, and should be considered in addition to, and not as a substitute for, the comparable GAAP measure. A reconciliation of S&T’s net income, the most directly comparable GAAP financial measure to NFE, is as follows:

($ shown in thousands)	2025	2024	2023
Net income	$18,541	$12,229	$13,154
Add:
Gain on equity method investment	—	—	(300)
Tax effect	—	—	(19)
Net financial earnings	$18,541	$12,229	$12,835
Net income (loss) equals NFE for NJNG and NJRCEV for the fiscal years ended September 30, 2025, 2024 and 2023, respectively.

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Appendix B: New Jersey Resources Corporation 2026 Stock Award and Incentive Plan
Effective January 21, 2026

Purpose	118

Definitions	118

Administration	120

Stock Subject to Plan	120

Eligibility; Director Award Limitations	121

Specific Terms of Awards	122

Performance Awards	125

Other Provisions Applicable to Awards	125

Change in Control	127

Additional Award Forfeiture Provisions	128

General Provisions	129

1.Purpose. The purpose of this 2026 Stock Award and Incentive Plan (the “Plan”) is to aid New Jersey Resources Corporation, a New Jersey corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding employees, non-employee directors and other service providers of the Company or its subsidiaries or affiliates, strengthening the Company’s capability to develop, maintain and direct a competent management team, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for shareholders by closely aligning the interests of Participants with those of shareholders. The Plan authorizes stock-based and cash-based incentives for Participants.
2.Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:
a.“Award” means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, or Performance Award, together with any related right or interest, granted to a Participant under the Plan.
b.“Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) that have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death.
c.“Board” means the Company’s Board of Directors.
d.“Change in Control” and related terms have the meanings as defined in Section 9.
e.“Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.
f.“Code Section 409A” shall mean Section 409A of the Code and all regulations issued thereunder.
g.“Committee” means the Leadership Development and Compensation Committee of the Board (or a designated successor to such committee), the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and subject to other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due

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Appendix B

to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan. The full Board may perform any function of the Committee hereunder (except to the extent limited under applicable New York Stock Exchange rules), in which case the term “Committee” shall refer to the Board.
h.“Deferred Stock” means a right, granted under this Plan, to receive Stock (or the equivalent value in cash or other property if the Committee so provides in the Award agreement) or other Awards or a combination thereof at the end of a specified deferral period.
i.“Dividend Equivalent” means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.
j.“Dodd-Frank” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.
k.“Effective Date” means the effective date specified in Section 11(o).
l.“Eligible Person” has the meaning specified in Section 5.
m.“Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.
n.“Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock on a given day shall be the closing price of the Stock on the date on which it is to be valued hereunder as reported for New York Stock Exchange -- Composite Transactions. Fair Market Value relating to the exercise price or base price of any Non-409A Option or SAR, and relating to the market value of Stock measured at the time of exercise, shall conform to requirements under Code Section 409A in order to be exempt from Code Section 409A.
o.“409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder.
p.“Non-409A Awards” means Awards other than 409A Awards. Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options, SARs, and Restricted Stock are intended to be Non-409A Awards unless otherwise expressly specified by the Committee.
q.“Full Value Award” means an Award other than an Option, SAR or Other Stock-Based Award in the nature of purchase rights.
r.“Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.
s.“Option” means a right to purchase Stock granted under Section 6(b).
t.“Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).
u.“Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.
v.“Performance Award” means a conditional right, granted to a Participant under Sections 6(i) or 7, to receive cash, Stock or other Awards or payments.
w.“Pre-existing Plan” means the Company’s 2017 Stock Award and Incentive Plan, as amended.
x.“Restricted Stock” means Stock granted under this Plan that is subject to certain restrictions and to a risk of forfeiture.
y.“Stock” means the Company’s Common Stock, par value $2.50 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).
z.“Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

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Appendix B

aa.“Surviving Company” means the surviving corporation in any merger or consolidation, involving the Company, including the Company if the Company is the surviving corporation, or the direct or indirect parent company of the Company or such surviving corporation following a sale of substantially all of the outstanding shares or stock of the Company.
3.Administration.
a.Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which dates the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant or each Award), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and shareholders. The foregoing notwithstanding, (i) the Board or its designee shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (the functions of the Committee with respect to other aspects of non-employee director awards are not exclusive to the Board, however); and (ii) Committee decisions with regard to the grant of Awards to executive officers will be subject to the ratification of the Board, unless otherwise determined by the Board.
b.Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent (i) that such delegation will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act with respect to the Company and (ii) permitted under applicable provisions of the New Jersey Business Corporation Act.
c.Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a designee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
4.Stock Subject To Plan.
a.Overall Number of Shares Available for Delivery. Subject to Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 3,551,232 shares of Stock, consisting of (i) 2,010,000 new shares of Stock, plus (ii) 1,541,232 shares of Stock previously reserved for issuance under the Company’s Pre-existing Plan that remain available for grant as of September 30, 2025, less one share of Stock for every one share of Stock subject to awards granted under the Pre-existing Plan

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Appendix B

after September 30, 2025, plus the number of shares of Stock subject to awards under the Pre-existing Plan that become available in accordance with Section 4(b) after September 30, 2025, plus the number of shares of Stock subject to Awards under the Plan that again become available in accordance with Section 4(b); provided, however, that the total number of shares with respect to which ISOs may be granted shall not exceed 3,551,232 shares of Stock. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares. Upon the Effective Date of the Plan, no further awards shall be granted under the Pre-existing Plan.
b.Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture. Additionally, to the extent that an Award under the Plan, or an award under the Pre-existing Plan that is outstanding after September 30, 2025, is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number underlying the Award or award, or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will not be deemed to have been delivered under the Plan and will again be available under the Plan. The foregoing notwithstanding, the full number of shares of Stock subject to SARs to be settled by the issuance of shares shall be deemed to constitute shares delivered and will not again be available under the Plan, regardless of the number of shares of Stock actually issued upon settlement of such SARs. Shares that are withheld from a Full Value Award under the Plan, or a full value award under the Pre-existing Plan that is outstanding after September 30, 2025, or separately surrendered by the Participant in payment of the purchase price or taxes relating to a Full Value Award under the Plan or a full value award under the Pre-existing Plan that is outstanding after September 30, 2025, shall be deemed to constitute shares not delivered and will again be available under the Plan. Shares that are withheld from an Option, SAR or Other Stock-Based Award in the nature of purchase rights under the Plan, or a similar award under the Pre-existing Plan that is outstanding after September 30, 2025, or separately surrendered by the Participant in payment of the exercise price or taxes relating to such an Award under the Plan, or such an award under the Pre-existing Plan that is outstanding after September 30, 2025, shall be deemed to constitute shares delivered and will not again be available under the Plan. The Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, shares delivered or deliverable in connection with such assumed or substitute Award shall not be counted against the number of shares reserved under the Plan (to the extent permitted by applicable stock exchange rules), and available shares of Stock under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) also may be used for Awards under the Plan, which shall not reduce the number of shares of Common Stock otherwise available under the Plan (subject to applicable stock exchange requirements).
5.Eligibility; Director Award Limitations.
a.Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means (i) an employee of the Company or any subsidiary or affiliate, including any executive officer or employee director of the Company or a subsidiary or affiliate, (ii) any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate, (iii) any non-employee director of the Company or a subsidiary or affiliate; and (iv) any non-employee consultant, advisor or independent contractor of the Company or a subsidiary or affiliate. An employee on an approved leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, are eligible for grants of substitute awards granted in assumption of or in substitution for such outstanding awards previously granted under the Plan in connection with such acquisition or combination transaction and shall be considered Eligible Persons for purposes of such awards.

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b.Per-Director Award Limitations. The maximum number of shares of Stock subject to Awards granted during a single fiscal year to any non-employee Director, taken together with any cash fees paid to such non-employee Director during the fiscal year, shall not exceed $650,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes) (twice that limit for Awards that are granted to a non-employee Director in the fiscal year in which the non-employee Director first commences service) (based in each case on the highest level of performance resulting in the maximum payout). The Committee may make exceptions to this limit for a non-executive chair of the Board or, in extraordinary circumstances, for other individual non-employee Directors, as the Committee may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.
6.Specific Terms of Awards.
a.General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 11(e) and 11(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(k) and the terms of the Award agreement. The Committee may require payment of consideration for an Award except as limited by the Plan.
b.Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:
i.Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option. Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, may be granted with an exercise price per share of Stock other than as required above. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock is issued, except as provided in Section 11(c) of the Plan.
ii.Option Term - Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of 10 years from the date of grant. The Committee shall determine the time or times at which, or the circumstances under which, an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements); the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Sections 11(k) and 11(1)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law); and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including, in the case of 409A Awards, deferred delivery of shares subject to the Option, as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).
iii.ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422.
c.Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:
i.Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee; provided that such grant price shall not

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be less than the Fair Market Value of a share of Stock on the date of grant of the SAR. Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combined, may be granted with a grant price per share of Stock other than as required above. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the Stock is issued, except as provided in Section 11(c) of the Plan.
ii.Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of 10 years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which, and the circumstances under which, a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements); the method of exercise, method of settlement, form of consideration payable in settlement or method by or forms in which Stock will be delivered or deemed to be delivered to Participants; whether a SAR shall be free-standing or in tandem or combination with any other Award; and whether the SAR will be a 409A Award or Non-409A Award. Limited SARs that may only be exercised in connection with a Change in Control or termination of service following a Change in Control as specified by the Committee may be granted on such terms, not consistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.
d.Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:
i.Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).
ii.Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.
iii.Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
iv.Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a

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Participant to elect. Notwithstanding the foregoing, dividends payable (and not automatically reinvested in additional Restricted Stock, Awards or other investment vehicles) with respect to Restricted Stock that may become transferable and non-forfeitable upon achievement or satisfaction of performance conditions shall accumulate (without interest) and become payable in cash or in shares of unrestricted Stock to the Participant at the time, and only to the extent that portion of the Restricted Stock to which the dividends relate has become transferable and non-forfeitable. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
e.Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, subject to the following terms and conditions:
i.Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards or a combination thereof (subject to Section 11(k)), as determined by the Committee at the date of grant or thereafter.
ii.Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes. Deferred Stock subject to a risk of forfeiture may be called “restricted stock units” or otherwise designated by the Committee.
iii.Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect. Notwithstanding the foregoing, Dividend Equivalents payable (and not a cash deferral or automatically deemed reinvested in additional Deferred Stock, Awards or other investment vehicles) with respect to Deferred Stock may not be paid or settled until the Deferred Stock is payable.
f.Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant to Participants Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.
g.Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, which may be awarded on a free-standing basis or in connection with another Award (other than an Option or SAR); provided, however, no Dividend Equivalents may be paid on any Awards other than Options and SARs unless and until the Awards become vested, nonforfeitable and/or payable. The Committee may provide that Dividend Equivalents shall be paid or distributed in cash or deemed to have been reinvested in additional Stock, Awards or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.
h.Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to or otherwise based on, or related to, Stock or factors that may influence the value of Stock,

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including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).
i.Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.
7.Performance Awards.
a.Performance Awards. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) that may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.
b.Settlement of Performance Awards; Other Terms. Settlement of Performance Awards will be in cash, shares of Stock, other Awards or other property, or any combination of the foregoing, in the sole discretion of the Committee as set forth in the Award agreement. The Committee will specify in the applicable Award Agreement the circumstances in which Performance Awards will be paid or forfeited in the event of a Participant’s termination of employment or other service. Notwithstanding any provision of the Plan, with respect to any Performance Award, the Committee may adjust, downwards or upwards, the cash or number of shares of Stock payable pursuant to such Performance Award in its discretion, and the Committee may waive the achievement of the applicable performance measures. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate.
c.Performance Measures. For any Performance Award, the Committee may specify that the degree of vesting, settlement and/or payout (or other term or condition of the Performance Award) shall be subject to the achievement of one or more performance measures established by the Committee. Performance measures shall be adjusted to take into account any events or circumstances determined appropriate by the Committee, including, without limitation, any one or more of the following: (A) extraordinary, nonrecurring or unusual items, (B) gains or losses on acquisitions or dispositions of assets or operations, (C) the cumulative effects of changes in tax laws or accounting principles, (D) the write-down of any asset, and (E) charges for restructuring and rationalization programs. Such performance measures may vary by Participant and may be different for different Awards and may be particular to a Participant or the department, branch, line of business, subsidiary, affiliate or other unit in which the Participant works and may cover such period as may be specified by the Committee. Such performance measures may be calculated on generally accepted accounting principles (“GAAP”) or non-GAAP basis or otherwise in accordance with applicable accounting principles or such other methodology as determined appropriate by the Committee.
8.Other Provisions Applicable to Awards.
a.Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award. Awards granted in addition to or in

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tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. Subject to Sections 11(k) and (l) and subject to the restriction on repricing under Section 11(e), the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award, or award, or the value of any other right to payment surrendered by the Participant, may be applied to the purchase of any other Award.
b.Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Sections 6(b)(ii) or 6(c)(ii) or elsewhere in the Plan. Notwithstanding any other provisions of the Plan, however, no Award (other than cash-based Awards) or any portion thereof shall vest earlier than the first anniversary of its date of grant, and each Performance Award must have a performance period of at least one year; provided, however, that notwithstanding the foregoing, such minimum vesting requirements shall not apply to (i) any substitute award described in Section 4(b), (ii) shares of Stock delivered in lieu of full-vested cash-based Awards (or other cash awards or payments), (iii) Awards to non-employee directors of the Company that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan, as of the Effective Date, pursuant to Section 4 (subject to adjustment under Section 11(c)); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Awards pursuant to Section 3(a), including in cases of retirement, death, disability, other termination of employment or a Change in Control, in the terms of the Award agreement or otherwise.
c.Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Sections 11(k) and (l)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events, subject to Sections 11(k) and (l). Subject to Section 11(k), installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment, crediting of reasonable interest on installment, deferred payments, the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83), such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Section 409A. Notwithstanding any provision of the Plan providing for the maximum term of an Award, however, in the event any Award would expire prior to exercise, vesting or settlement because trading in shares of Stock is prohibited by law or by any insider trading policy of the Company, the Committee may extend the term of the Award (or provide for such in the applicable Agreement) until thirty (30) days after the expiration of any such prohibitions to permit the Participant to realize the value of the Award, provided such extension (i) is permitted by law, (ii) does not violate Code Section 409A with respect to any Awards and (iii) does not otherwise adversely impact the tax consequences of the Award (such as incentive stock options and related Awards). With respect to an Option or SAR if, (i) the Participant to whom an Option or SAR is granted remains in the continuous employment or service of the Company or any subsidiary or affiliate from the date the Option or SAR was granted until the expiration date of such Option or SAR, (ii) on the expiration date the Fair Market Value of a share of Stock exceeds the exercise price of the Option or SAR, (iii) the Option or SAR has become exercisable on or before the expiration date and (iv) the term of the Option or SAR will not be extended as described above, each such Option or SAR shall be exercised automatically on the expiration date to the extent that it is outstanding and unexercised on such date. An Option that is exercised pursuant to this Section 8(c) shall result in the issuance to the Participant of that number of whole shares of Stock that have a Fair Market Value that most nearly equals, but does not exceed, the excess of the Fair Market Value of a share of Stock on the expiration date over the Option exercise price multiplied by the number of shares of Stock subject to the exercisable portion of the Option. A SAR that is exercised pursuant to this Section 8(c) shall be settled in accordance with its terms on the expiration date.

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9.Change in Control.
a.Effect of “Change in Control.” In the event of a “Change in Control,” unless the outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, the Committee shall cancel any outstanding Awards that are not vested and nonforfeitable as of the consummation of such Change in Control (unless the vesting of the Award is accelerated as described below), and with respect to any vested and nonforfeitable Awards, the Committee shall either (i) allow all Participants to exercise such Awards in the nature of Options, SARs or other purchase rights to the extent then exercisable or to become exercisable upon the Change in Control within a reasonable period prior to the consummation of the Change in Control and cancel any Awards in the nature of Options, SARs or other purchase rights that remain unexercised upon consummation of the Change in Control, and/or (ii) cancel any or all outstanding Awards in exchange for a payment (in cash and/or in securities and/or other property) in an amount equal to the amount that the Participant would have received (net of the Exercise Price with respect to any Awards in the nature of Options, SARs or other purchase rights) and on the same terms (including without limitation any earn-out, escrow or other deferred consideration provisions) as if such vested Awards were settled or distributed or such Awards in the nature of vested Options, SARs or other purchase rights were exercised immediately prior to the consummation of the Change in Control. Notwithstanding the foregoing, if an Option, SAR or other purchase right is not assumed by the Surviving Company or replaced with an equivalent Award issued by the Surviving Company and the Exercise Price with respect to the outstanding Option, SAR or other purchase right equals or exceeds the amount payable per share of Stock in the Change in Control, such Awards shall be cancelled without any payment to the Participant.
b.Vesting on a Change in Control. Immediately prior to a Change in Control (subject to consummation of the Change in Control), all outstanding Awards will become vested and non-forfeitable, earned and payable, and any conditions on any such Award shall lapse, as to all of such Award to the extent then outstanding, including shares of Stock as to which the Award would not otherwise be exercisable or non-forfeitable or earned and payable, unless the outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award. If the outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, then all such outstanding Awards will become vested and non-forfeitable, earned and payable and any conditions on any such Award shall lapse, as to all of such Award to the extent then outstanding, including shares as to which the Award would not otherwise be exercisable or non-forfeitable or earned and payable, upon the Participant’s subsequent death, disability or termination of employment or other service by the Company and its subsidiaries and affiliates without cause, in any such case on or within the one (1) year after the Change in Control.
c.409A Awards; Performance Awards. Notwithstanding the forgoing provisions of this Section 9, if an Award constitutes deferred compensation within the meaning of Code Section 409A, no payment or settlement of such Award shall be made pursuant to Section 9(a), (b) or (c), unless the Change in Control constitutes a 409A Ownership/Control Change and such payment or settlement does not result in a violation of Section 409A of the Code. Additionally, with respect to any Award with respect to which the grant, vesting, payment and/or settlement is contingent upon the satisfaction of specified performance conditions in the specified performance period and which is not assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, unless the Award agreement provides otherwise, the Award shall become vested, and be paid and settled, pursuant to Section 9(a), (b) or (c), at target, with the amount prorated based on the number of days in the specified performance period prior to and including the date of the Change in Control over the number of days in the specified performance period. If any such Awards are assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, unless the Award Agreement provides otherwise, the Award shall be converted into a time-based Award as of the Change in Control at target, subject to the Participant’s continued employment or other service, and such outstanding Awards will become vested and non-forfeitable, earned and payable and any conditions on any such Award shall lapse, as to all of such Award to the extent then outstanding, including shares as to which the Award would not otherwise be exercisable or non-forfeitable or earned and payable upon the Grantee’s subsequent death, disability or termination of employment or other service by the Company and its subsidiaries or affiliates without cause, in any such case on or within the one (1) year after the Change in Control.

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d.Definition of “Change in Control.” “Change in Control” means the occurrence of any one of the following events after the date of grant of any affected Award:
i.Any Person (as defined below) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) Voting Securities (as defined below) of the Company and, immediately thereafter, is the “beneficial owner” (within the meaning of Rule 13d-3, as promulgated under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Voting Securities of the Company representing 50 percent or more of the combined Voting Power (as defined below) of the Company’s securities;
ii.Within any 12-month period, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company provided that any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least a majority of the directors who then qualified as Incumbent Directors either actually or by prior operation of this Section 9(b)(ii); or
iii.Consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company, or a complete liquidation of the Company (a “Corporate Event”), except that a Corporate Event shall not trigger a Change in Control under this clause (iii) if the shareholders of the Company immediately prior to such Corporate Event shall hold, directly or indirectly immediately following such Corporate Event a majority of the Voting Power of (a) in the case of a merger or consolidation, the surviving or resulting corporation, (b) in the case of a share exchange, the acquiring corporation or (c) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation.
For purposes of this Section 9(d), “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as supplemented by Section 13(d)(3) of the Exchange Act; provided, however, that Person shall not include (i) the Company or any subsidiary of the Company or (ii) any employee benefit plan sponsored by the Company or any subsidiary of the Company. For purposes of this Section 9(d), a specified percentage of “Voting Power” of a company shall mean such number of the Voting Securities as shall enable the holders thereof to cast such percentage of all the votes that could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of the company to elect directors by a separate class vote); and “Voting Securities” shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of the company to elect directors by a separate class vote).
e.Definition of “409A Ownership/Control Change.” A “409A Ownership/Control Change” shall be deemed to have occurred with respect to a Participant if a Change in Control occurs that involves transactions that constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A with respect to such Participant.
10.Additional Award Forfeiture Provisions.
a.The Committee may condition a Participant’s right to receive a grant of an Award, to exercise the Award, to retain cash, Stock, other Awards, or other property acquired in connection with an Award, or to retain the profit or gain realized by a Participant in connection with an Award, including cash or other proceeds received upon sale of Stock acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its subsidiaries and affiliates and the officers, directors and affiliates of the Company and its subsidiaries and affiliates, and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment or service to the Company.

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b.Notwithstanding any other provision of this Plan or any Award to the contrary, any Award received by a Participant and/or shares of Stock issued and/or cash paid thereunder, and/or any amount received with respect to any sale of any such shares of Stock acquired under the Plan, shall be subject to (i) the terms of any Stock retention guidelines currently in effect or subsequently adopted by the Committee or the Board and (ii) potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any recoupment or clawback policy currently in effect or subsequently adopted by the Committee or the Board to implement Section 304 of Sarbanes-Oxley, Dodd-Frank or Section 10D of the Exchange Act (or with any amendment or modification of such recoupment or clawback policy adopted by the Committee or the Board) . By acceptance of the Award, the Participant agrees and consents to the Company’s application, implementation and enforcement of (i) any such recoupment or clawback policy or any similar policy established by the Company or any subsidiary or affiliate that may apply to the Participant and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate such recoupment or clawback policy, any similar policy (as applicable to the Participant) or applicable law without further consent or action being required by the Participant. To the extent that the terms of this Plan or any Award and such recoupment or clawback policy or any similar policy conflict, then the terms of such policy shall prevail.
11.General Provisions.
a.Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements or other obligations.
b.Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant for purposes of estate-planning, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee and the Committee has determined that there will be no transfer of the Award to a third party for value, and subject to any terms and conditions that the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
c.Adjustments. In the event that any large, non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spinoff, combination, repurchase, share exchange, liquidation, dissolution, equity restructuring as defined under ASC Topic 718 or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate or, in the case of any outstanding Award, which is necessary in order to prevent dilution or enlargement of the rights of the Participant, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock that may be delivered in connection with Awards granted thereafter, including the

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number of shares available under Section 4, (ii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(e)) and (iv) the performance goals or conditions of outstanding Awards.
In addition, the Committee is authorized to adjust the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual, infrequently occurring or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant and any other circumstances deemed relevant; provided, however, no such adjustment under this Section 11(c) may be authorized or made if such adjustment would cause a Non-409A Award to be subject to Code Section 409A, or would violate Code Section 409A for a 409A Award.
d.Tax Provisions.
i.Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of Stock will not result in additional accounting expense to the Company and is permitted by the Committee.
ii.Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)), or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.
iii.Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant makes any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within 10 days thereof.
e.Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s shareholders for approval no later than the earliest annual meeting for which the record date is at or after the date of such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange, or if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan, and the Board may otherwise, in its discretion, determine to submit other

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amendments to the Plan to shareholders for approval. The Committee is authorized to amend outstanding awards, except as limited by the Plan. The Board and Committee may not amend outstanding Awards (including by means of an amendment to the Plan) without the consent of an affected Participant if such an amendment would materially and adversely affect the rights of such Participant with respect to the outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant, and any discretion that is reserved by the Board or Committee with respect to an Award is unaffected by this provision). Without the approval of shareholders, the Committee will not amend or replace previously granted Options, SARs or Other Stock-Based Awards in the nature of purchase rights in a transaction that constitutes a “repricing,” which for this purpose means any of the following or any other action that has the same effect:
i.Lowering the exercise price of an Option, SAR or Other Stock-Based Award in the nature of purchase rights after it is granted;
ii.Any other action that is treated as a repricing under generally accepted accounting principles;
iii.Canceling an Option, SAR or Other Stock-Based Award in the nature of purchase rights at a time when its exercise price exceeds the fair market value of the underlying Stock, in exchange for another Option, SAR, or Other Stock-Based Award in the nature of purchase rights, restricted stock, other equity, cash or other property;
provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment authorized under Section 11(c) or in connection with a Change in Control. Notwithstanding the above, the Board and Committee shall have no authority to amend or modify 409A Awards in any manner that would violate Code Section 409A.
f.Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).
g.Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.
h.Non-exclusivity of the Plan. Neither the adoption of the Plan by the Board, nor its submission to the shareholders of the Company for approval, shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards that do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.
i.Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

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j.Certain Limitations on Awards to Ensure Compliance with Section 409A.
i.409A Awards and Deferrals. Other provisions of the Plan notwithstanding, the terms of any 409A Award (which for this purpose means only such an Award held by an employee subject to United States federal income tax), including any authority of the Company and rights of the Participant with respect to the 409A Award, shall be subject to the following rules and limitations and shall be interpreted in a manner as to comply with Code Section 409A:
A.If a Participant is permitted to elect to defer an Award or any payment under an Award, such election shall be made in accordance with the requirements of Code Section 409A. Each initial deferral election (an “Initial Deferral Election”) must be received by the Committee prior to the following dates or will have no effect whatsoever.
B.Except as otherwise provided below, the December 31 immediately preceding the year in which the compensation is earned;
C.With respect to any annual or long-term incentive pay that qualifies as “performance-based compensation” within the meaning of Code Section 409A, by the date six months prior to the end of the performance measurement period applicable to such incentive pay, provided such additional requirements set forth in Code Section 409A are met;
D.With respect to “fiscal year compensation” as defined under Code Section 409A, by the last day of the Company’s fiscal year preceding the year in which the fiscal year compensation is earned; or
E.With respect to Awards of restricted stock units or other legally binding rights to a payment of compensation in a subsequent year that is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least 12 months, on or before the 30th day following the grant of such Award, provided that the election is made at least 12 months in advance of the earliest date at which the forfeiture condition could lapse.
F.The Committee may, in its sole discretion, permit Participants to submit additional deferral elections with respect to amounts previously subject to an Initial Deferral Election in order to delay, but not to accelerate, a payment, or to change the form of payment of an amount of deferred compensation (a “Subsequent Deferral Election”), but only if the following conditions are satisfied: (i) the Subsequent Deferral Election must not take effect until 12 months after the date on which it is made, (ii) in the case of a payment other than a payment attributable to the Participant’s death, disability or an unforeseeable emergency within the meaning of Section 409A of the Code, the Subsequent Deferral Election further defers the payment for a period of not less than five years from the date such payment would otherwise have been made, or in the case of installment payments, five years from the date the first installment was scheduled to be paid and (iii) the Subsequent Deferral Election is received by the Committee at least 12 months prior to the date the payment would otherwise have been made, or in the case of installment payments, 12 months prior to the date the first installment was scheduled to be paid. In addition, Participants may be further permitted to revise the form of payment they have elected, or the number of installments elected, provided that such revisions comply with the requirements of clauses (i), (ii) and (iii) above.
G.The time and form of payment of a 409A Award shall be set forth in an Applicable Award agreement. If such time and form of payment is not set forth in the Award Agreement, the 409A Award shall be paid in a lump sum within 75 days of a Participant’s Separation from Service (as defined below) except as set forth in Section 11(j)(iii) below. For purposes of 409A, the entitlement to a series of installment payments will be treated as the entitlement to a single payment. Defined terms, such as but not limited to “disability” and “change in control” will be defined and construed consistent with the requirements of Section 409A of the Code to the extent necessary for the 409A Award to comply with Section 409A of the Code.
H.The Company shall have no authority to accelerate or delay or change the form of any distributions relating to 409A Awards except as allowed under Code Section 409A. Any distribution of a 409A Award triggered by a Participant’s termination of employment shall be made only at the time that the Participant has had a Separation from Service within the meaning of Code Section 409A.

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A Separation from Service shall occur where it is reasonably anticipated that no further services will be performed after that date or that the level of bona fide services the Participant will perform after that date (whether as an employee or independent contractor of the Company or an affiliate) will permanently decrease to less than 50 percent of the average level of bona fide services performed over the immediately preceding 36 month period. A Participant shall be considered to continue employment and to not have a Separation from Service while on a leave of absence if the leave does not exceed six (6) consecutive months (29 months for a disability leave of absence) or, if longer, so long as the Participant retains a right to reemployment with the Company or an affiliate under an applicable statute or by contract. For this purpose, a “disability leave of absence” is an absence due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the Participant to be unable to perform the duties of his job or a substantially similar job. Continued services solely as a director of the Company or an affiliate shall not prevent a Separation from Service from occurring.
I.Notwithstanding the provisions of Section 11(j)(G) above, any distribution of a 409A Award that would be made within six months following a Separation from Service of a “Specified Employee,” as defined under Code Section 409A and as determined under procedures adopted by the Board of Directors of the Company or its delegate, shall instead occur on the first day of the seventh month following the Separation from Service (or upon the Participant’s death, if earlier). In the case of installments, this delay shall not affect the timing of any installment otherwise payable after the six-month delay period.
J.Any payment otherwise due under the terms of the 409A Award that would violate Federal securities laws or other applicable law may not be made until the earliest date on which such payment no longer is nondeductible or no longer violates such laws. Payment may be delayed for a reasonable period in accordance with the provisions of Code Section 409A (including in the event the payment is not administratively practical due to events beyond the recipient’s control, such as where the recipient is not competent to receive the benefit payment, there is a dispute as to amount due or the proper recipient of such benefit payment or additional time is needed to calculate the amount payable). No interest shall be accrued or be paid because of any such delay of payment.
K.If any portion of an Award scheduled to vest at a single specified date (a vesting “tranche”) is partly deemed a 409A Award and partly deemed exempt from Code Section 409A (as a short-term deferral or otherwise), the time of settlement of only the portion of the Award subject to Code Section 409A shall be subject to the provisions of this Section 11(j).
L.The rules applicable to 409A Awards under this Section 11(j) constitute further restrictions on terms of Awards set forth elsewhere in this Plan. Thus, for example, a 409A Option/SAR shall be subject to restrictions, including restrictions on rights otherwise specified in Section 6(b) or 6(c), in order that such Award shall not result in constructive receipt of income before exercise or tax penalties under Section 409A.
ii.Rules Applicable to Non-409A Options/SARs. With respect to Non-409A Options/SARs, in applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the language “at least 20 percent” shall be used instead of “at least 80 percent” at each place it appears in Sections 1563(a)(1), (2) and (3), and in applying Treasury Regulation §1.414(c)-2 (or any successor provision) for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c), and the language “at least 20 percent” shall be used instead of “at least 80 percent” at each place it appears in Treasury Regulation §1.414(c)-2.
iii.Distributions Upon Vesting. In the case of any Award providing for a distribution upon the lapse of a risk of forfeiture, if the timing of such distribution is not otherwise specified in the Plan or an Award agreement or other governing document, the distribution shall be made not later than March 15 of the calendar year following the calendar year in which the risk of forfeiture lapsed.

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iv.Scope and Application of this Provision. For purposes of this Section 11(j), references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A mean that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares or other property or to be liable for payment of interest or a tax penalty under Code Section 409A.
k.Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.
l.Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States, or establish one or more sub-plans for such participants, in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(l) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act of 1934, as amended, for the Participant whose Award is modified.
m.Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder. Any Award shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any subsidiary or affiliate and shall not affect any benefits under any other benefit plan at any time in effect under which the availability or amount of benefits is related to the level of compensation (unless required by any such other plan or arrangement with specific reference to Awards under this Plan).
n.Severability. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified only to the extent of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral, with respect to the subject matter thereof. No rule of strict construction shall be applied against the Company, the Committee or any other person in the interpretation of any terms of the Plan, Award, or agreement or other document relating thereto.
o.Plan Effective Date and Termination. The Board adopted the Plan on November 5, 2025, subject to approval by the shareholders of the Company within twelve (12) months after the Board’s adoption of the Plan. The Plan shall become effective if, and at such time as, the shareholders of the Company have approved it by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon. The date of such shareholder approval shall be the Effective Date. No Awards may be granted under the Plan until the Effective Date. Unless earlier terminated by action of the Board of Directors, the authority to make grants

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under the Plan shall terminate on the earlier of the date immediately preceding the ten (10) - year anniversary of the Effective Date and such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan. Any termination of the Plan shall comply with the requirements of Code Section 409A with regard to any 409A Awards. No awards may be granted under the Pre-existing Plan on or after the Effective Date; provided, however, to the extent the Plan is not approved by the shareholders of the Company within twelve (12) months after the Board’s adoption of the Plan, the Plan shall not become effective, and the Pre-existing Plan will remain in effect in accordance with its terms, and awards may continue to be granted under the Pre-existing Plan, to the extent available thereunder, without regard for the terms herein. Notwithstanding anything herein to the contrary, the adoption and approval of the Plan will not affect the terms and conditions of any award outstanding as of the Effective Date under the Pre-existing Plan.
p.Continuous Employment and/or Service. If the terms of any Award provide that it may be exercised, settled or paid only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service. For purposes of the Plan, employment and continued service shall be deemed to exist between the Participant and the Company and/or any subsidiary or affiliate if, at the time of the determination, the Participant is a director, officer, employee, consultant or advisor of the Company or any subsidiary or affiliate. A Participant on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of leave does not exceed three months, or, if longer, so long as the individual’s right to re-employment with the Company or any of its subsidiaries or affiliates is guaranteed either by statute, agreement or contract. If the period of leave exceeds three months, and the individual’s right to re-employment is not guaranteed by statute, agreement or contract, the employment shall be deemed to be terminated on the first day after the end of such three-month period. Except as may otherwise be expressly provided in an Agreement, Awards granted to a director, officer, employee, consultant or adviser shall not be affected by any change in the status of the Participant so long as the Participant continues to be a director, officer, employee, consultant or advisor to the Company or any of its subsidiaries or affiliates (regardless of having changed from one to the other or having been transferred from one entity to another). The Participant’s employment or continued service shall not be considered interrupted in the event the Committee, in its discretion and as specified at or prior to such occurrence, determines there is no interruption in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any subsidiary or affiliate, except that if the Committee does not otherwise specify such at or prior to such occurrence, the Participant will be deemed to have incurred a termination of employment or continuous service to the extent the subsidiary or affiliate that employs the Participant is no longer the Company or an entity that qualifies as a subsidiary or affiliate. With respect to any Award constituting deferred compensation with the meaning of Code Section 409A, nothing herein shall be interpreted to modify the definition of a separation from service within the meaning of Section 409A of the Code.

2025 Proxy Statement	135

New Jersey Resources

WWW.NJRESOURCES.COM
1415 WYCKOFF ROAD • PO BOX 1468 • WALL, NJ 07719 • 732-938-1480

New Jersey Resources

NEW JERSEY RESOURCES CORPORATION
1415 WYCKOFF ROAD
WALL, NJ 07719

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VOTE BY INTERNET
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Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Standard Time on January 20, 2026 for shares held directly and by 11:59 p.m. Eastern Standard Time on January 16, 2026 for shares held in NJR's 401(k) Plan or any other plans holding our common stock. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

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NEW JERSEY RESOURCES CORPORATION

The Board of Directors recommends that you vote FOR all the nominees listed:

	For All	Withhold All	For All Except
1. Election of the following five Directors that were named in the Proxy Statement; each for a term expiring in 2029.	☐	☐	☐

Nominees:

01) Jane M. Kenny
02) Amy B. Mansue
03) Sharon C. Taylor
04) Stephen D. Westhoven
05) William T. Yardley

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

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The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To approve a non-binding advisory resolution approving the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
3. To approve the 2026 Stock Award and Incentive Plan.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Shareowners also will consider and act upon such other business that may properly be brought before the meeting or any adjournments or postponements thereof.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

V81210-TBD

Proxy — New Jersey Resources Corporation

1415 Wyckoff Road, Wall, NJ 07719
Solicited on behalf of the BOARD OF DIRECTORS
for the 2026 Annual Meeting of Shareowners

The undersigned hereby appoints Richard Reich and Tejal K. Mehta, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Shareowners of New Jersey Resources Corporation to be held at 9:30 a.m. Eastern Standard Time, on Wednesday, January 21, 2026, and at any adjournment or postponement thereof, and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, and, if applicable, hereby directs the trustee(s) of the employee benefit plan(s) shown on this card to vote the shares of stock allocated to the account of the undersigned on all matters properly coming before the meeting.

The Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareowner. **If no direction is made, this Proxy will be voted FOR all nominees, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4 and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any and all adjournments or postponements thereof.**

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE SIDE